Exhibit 1

Disclaimer

            These documents are free translations of the Economic Financial Report and the Valuation Report of Properties and Assets prepared by Ernst & Young Assessoria Empresarial Ltda. Due to the complexities of language translation, translations are not always precise. The original document was prepared in Portuguese, and in case of any divergence, discrepancy or difference between these versions and the Portuguese versions, the Portuguese versions shall prevail. The Portuguese versions are the only valid and complete versions and shall prevail for any and all purposes. There is no assurance as to the accuracy, reliability or completeness of the translations. Any person reading these translations and relying on them should do so at his or her own risk.

Oi Group

Annex 2.6 – Economic-Financial Report

Rio de Janeiro, October 11, 2017

Index

1.	General Considerations	5
2.	Limitations	7
3.	Updates on the Financial-Economic Report	9
4.	Contextualization	10
4.1	A Brief Background of the Sector	10
4.2	Oi Group’s History	12
4.3	Economic-Financial Situation of Oi Group	15
5.	The Company and the Telecom Market	17
5.1	Corporate Structure of Oi	17
5.2	Description of the Debtors	19
5.3	Market Analysis	21
5.4	Financial Benchmarking	23
6.	Economic-Financial Projections	26
6.1	Macroeconomic Data	27
6.2	Operating Income	30
Gross Revenue and Deductions		30
Costs and Expenses		36
EBITDA Margin		39
Depreciation and Amortization		40
6.3	Consolidated Income Statement	41
6.4	Debt Restructuring	42
Mediation/Conciliation/Agreement with the Creditors		42
Class I Labor Credits		42
Class II Secured Credits		43
Class III Credits		44
Class IV		48
Intercompany Credits		48
Generation of Cash Sweep		49
Capital Increase		49
Projection of the Creditors Plan		50
6.5	Operating Cash Flow	51
Income Tax and Social Contribution		51
Working Capital Needs		52

	Non-recurring Operations		52
	Dividends and Interest on Equity		52
	Tax Refinancing		52
	6.6	Cash Flow from Investing Activities	53
	6.7	Cash Flow from Financing Activities	54
	Financial Results		54
	6.8	Consolidated Cash Flow	55
7.		Report Conclusion	56

1.              General Considerations

This Economic-Financial Report (“Report”) has the objective to assess the economic and financial feasibility, in the context of the Consolidated Judicial Reorganization Plan  (“Plan” or “JRP”) of the companies: OI S.A. – Under Judicial Reorganization (“Oi” or “Company”), a publicly held corporation, registered with CNPJ/MF [National Corporate Taxpayer Register/Treasury Department] under no. 76.535.764/0001-43, with headquarters and principal place of business at Rua do Lavradio no. 71, Centro, in the City and State of Rio de Janeiro, ZIP: 20230-070; TELEMAR NORTE LESTE S.A. – Under Judicial Reorganization (“TNL”, “Telemar” or “TMAR”), a privately held corporation, registered with CNPJ/MF under no. 33.000.118/0001-79, with headquarters and principal place of business at Rua do Lavradio no. 71, Centro, in the City and State of Rio de Janeiro, ZIP: 20230-070; OI MÓVEL S.A. – Under Judicial Reorganization (“Oi Móvel”), a privately held corporation, registered with CNPJ/MF under no. 05.423.963/0001-11, with principal place of business in this city of Rio de Janeiro and headquarters in the City of Brasilia, Federal District, in Setor Comercial Norte, Quadra 3, Bloco A, Edifício Estação Telefônica, ground floor (part 2), ZIP: 70.713-900; COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“Copart 4”), a privately held corporation, registered with CNPJ/MF under no. 12.253.691/0001-14, with headquarters and principal place of business at Rua Teodoro da Silva no. 701/709 B, 4th floor, Vila Isabel, in the City and State of Rio de Janeiro, ZIP: 20560-000; COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“Copart 5”), privately held corporation, registered with CNPJ/MF under no. 12.278.083/0001-64, with headquarters and principal place of business at Rua Siqueira Campos no. 37, 2nd floor, Copacabana, in the City and State of Rio de Janeiro, ZIP: 22031-072; PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Under Judicial Reorganization (“PTIF”), a private legal entity incorporated according to the Laws of the Netherlands, with headquarters in Amsterdam, Naritaweg 165, 1043 BW, and principal place of business in this city of Rio de Janeiro; and OI BRASIL HOLDINGS COÖPERATIEF U.A. - Under Judicial Reorganization (“Oi Coop”), private legal entity incorporated according to the Laws of the Netherlands, with headquarters in Schipol, Schipol Boulevard 231, 1118 BH, and principal place of business in this city of Rio de Janeiro (with Oi, TNL, Oi Móvel, Copart 4, Copart 5, PTIF and Oi Coop, hereinafter jointly referred to as “Oi Group” or “Debtors”).

This Report was prepared by Ernst & Young Assessoria Empresarial Ltda (“EY”) solely and exclusively to serve as a support document to the development of the JRP of the Debtors, and should not overlap, modify or be confused with the terms of the JRP and should not be partitioned, divided or used partially by the Debtors and its representatives, by creditors or any other interested parties.

This is a free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group. In case of divergence between this version and the original version of this Report, in Portuguese language, the latter shall prevail.

With the purpose of achieving this work’s objective, procedures were applied based on the analysis of historical facts, socioeconomic and market information, as well as data and assumptions provided by the Oi Group, its employees, managers, advisors and further service providers (“Data and Information”).

EY does not take any responsibility on future results differing from the projections presented on this Report and does not offer any guarantees regarding the aforementioned results. With this perspective, the conclusions presented here are the result of the Data and Information analysis, along with macroeconomic and market forecast, as well as on performance and results of future events, and are subject to the following considerations:

5

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

•         The Report presented here involves matters of objective and subjective judgements, given the complexity of the analysis of the Data and Information and the various sources of information consulted;

•         None of EY’s partners or professionals detain financial interest in Oi Group.

•         The fees established for the execution of this work were not based on reported results and have no connection with it;

•         The development of this Report was based on information provided by the Oi Group. Such information was considered true, as it is not part of EY’s scope of work any type of independent investigation and/or audit procedures. Thus, EY does not assume future responsibility for the accuracy of the Data and Information used in this Report;

•         This Report was prepared with the purpose of evaluating the feasibility of the Debtors in the context of the JRP, EY has no responsibility towards any third party for any act or fact derived from its use for any purpose other than stated herein;

•         This Report was developed at the request of Oi and should not be construed by any third party as a decision making tool for investments or opinions regarding the JRP;

•         EY will not be responsible for updating this report in regard of events or circumstances that may take place after the date of reference of the aforementioned report;

•         Some of the considerations outlined in this report are based on future events representing expectations of Oi Group, its management, advisors and further service providers, at the date of the analysis. Thus, the results presented in this Report are merely forecasts, reason why they may differ from future figures;

Among the Data and Information used for the development of this Report, there is public information and information provided by the Oi Group, aiming to deliver the necessary details of its operations, investments, capital structure and cash generation capacity. This Report, subject to the assumptions stated herein, intends to provide a view of the financial capacity of the Debtors in the context of the JRP, to allow the assessment of their sustainability and the feasibility of their going concern.

6

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

2.              Limitations

According to the law 11,101 of February 9, 2005, which regulates the judicial and extrajudicial reorganization, and the bankruptcy of the entrepreneur and of the business company, this Report evaluates the economic-financial feasibility of the Debtors in the context of the JRP, with certain limitation clauses.

Therefore, this Report, its conclusions and its annexes, should not be interpreted or used without considering these clauses.

This Report, as well as the opinions and conclusions included, are of Oi’s use in the context of the JRP. It should be noted that this report is constituted of 55 pages, and its appendices, which constitutes an inseparable part of this report and cannot, in any case, be handled separately, in which case no liability can be attributed to EY.

Any user and/or recipient of this document should be aware of the conditions and assumptions that guided this work, Brazil’s market and economic conditions, as well as the market niche that the Oi Group is inserted.

The factors that may result in differences between the content of this Report and the content of the documents that have the same object of this work are exclusively due to the use of different sources of information and the application of different methodologies when processing data. EY has no responsibility for such differences.

The EY services for the development of this Report do not represent an audit, a review or any other type of attestation, in the way these expressions are identified by the Brazilian Accounting Council (CFC – Conselho Federal de Contabilidade). Therefore, we do not express any form of guarantee on accounting matters, financial statements, financial information, nor on internal controls of the Oi Group.

We will not issue a professional opinion on the application of the accounting principles in accordance with the International Standard on Related Services (ISRS 4410), nor its subsequent changes or interpretations. This Report does not constitute a legal opinion or advice.

We have not, by any matter, conducted a review or an independent investigation with the objective of identifying illegal acts or frauds.

EY has no responsibility for the study, analysis and presentation of costs and investments projected in the judicial reorganization scenario of Oi.

This work does not include the evaluation of the operating costs or potential improvement for Oi Group processes which may generate potential cost savings, operational or administrative enhancements.

The considerations presented in this Report are common practices in studies of this nature, which we believe we have, and are publicly recognized as having, meaningful knowledge and experience. The provided services are limited to such knowledge and experiences and do not represent an audit, advisory or tax related services, which can be provided by EY. Notwithstanding these limitations, the conclusion of this Report was not intended or written by EY to be used, and should not be used, by the recipient or any third party for the purpose of avoiding sanctions that may be imposed by the Brazilian tax law.

7

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

3.              Updates on the Financial-Economic Report

This document is presented as an appendix to the JRP and substitutes the previous Report issued by EY on September 05, 2016, reflecting the most recent projections and the Judicial Reorganization Plan presented by the Company.

Regarding the previous Report, the main changes in this appendix are:

•         Update on the reference date of the projections to June 30, 2017;

•         Incorporation of the new expected conditions for debt payment, resulting from the negotiations conducted by the Company and its advisors with the bondholders. In addition, the Company updated its forecast of payments to ANATEL;

•         Expectation of financial injection through capital increase, assumption grounded on the approval of the Administration Council, as described in the JRP;

•         Update on the operating projections reflecting the new investment plan, the impacts of the economic crisis and judicial reorganization plan, as well as the current initiatives of cost and expense reduction, according to the “Transformation Plan” foreseen in the JRP;

•         Update on the macroeconomic assumptions projected by the market, especially regarding inflation, exchange rate and interest rate;

•         Update on the accounting effect resulting from the added value from TmarPart incorporation by Oi. The Company made adjustments in its 2015 financial statements, with the purpose of presenting, retrospectively, such effects regarding this matter;

•         Update on the tax result estimates from the judicial reorganization process. The Company registered, in its financial statements, provision for deferred tax credits reduction.

9

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.              Contextualization

4.1 A Brief Background of the Sector

After 1972, a state-owned company that grouped several telecommunications operators throughout the country, Telebras, governed the Brazilian telecommunications sector, under the Law 5792, of July 11, 1972.

The privatization of Telebras occurred through an auction in 1998 and originated twelve separated companies, one of which was a long-distance operator (Embratel), three were fixed telephony operators (Telesp, Tele Centro Sul and Tele Norte Leste) and eight were mobile operators (Tele Celular Sul, Tele Centro Oeste Celular, Tele Leste Celular, Tele Nordeste Celular, Tele Norte Celular, Tele Sudeste Celular, Telesp Celular and Telemig Celular).

The telecommunications reform was driven by legislative changes that occurred in the 1990s – the Constitutional Amendment No. 8/1995 and the Federal Law No. 9,472/1997, referred to as the General Telecommunications Law (“LGT”).

The Constitutional Amendment allowed the Brazilian federal government to provide telecommunications services not only directly, but also through authorization, concession or permit, removing the state exclusivity on these services.

The LGT has established the parameters that characterize the sector, having among its main objectives: (a) the growth and improvement of telecommunications services, (b) the deployment of the General Objective Plan towards a progressive universalization of telecommunications services, (c) ensuring the freedom of choice to the users on their service provider and (d) the creation of the National Telecommunications Agency (ANATEL).

ANATEL is a legal entity of public law, linked to the Ministry of Communications, administratively independent and financially autonomous. It is responsible for regulating and monitoring the telecommunications in Brazil. Among its duties conferred by the Law 9,472 / 1997, ANATEL is responsible for: (i) the deployment of the national telecommunications policy; (ii) representing Brazil in international telecommunications organizations; (iii) managing the radio spectrum and the use of orbits, expediting their standards; (iv) managing, monitoring and revising tariffs of services in the public system; (v) issuing or recognizing the certification of products, subject to the standards and rules established by it; and (vi) repressing violations of users' rights.

LGT also establishes two types of legal systems, public and private. The public system is driven by the government guidelines on aspects such as universal access to telephony, continuity of the service, price control and concession bidding. The private system has no control of prices or other obligations to which the public system is subject to, however, authorization is required in order to provide the services. 1

1Relatório Lafis – Telecom. October/2017.

10

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

In order to regulate the provision of services under the public system, the General Plan of Grants ("PGO") was created under the Decree No. 6,654, grouping the Brazilian territory into four regions, as shown below.

Regions of the General Plan of Grants (“PGO”)
Region	Area
I	The States of Rio de Janeiro, Minas Gerais, Espírito Santo, Bahia, Sergipe, Alagoas, Pernambuco, Paraíba, Rio Grande do Norte, Ceará, Piauí, Maranhão, Pará, Amapá, Amazonas and Roraima
II	Distrito Federal and the States of Rio Grande do Sul, Santa Catarina, Paraná, Mato Grosso do Sul, Mato Grosso, Goiás, Tocantins, Rondônia and Acre
III	States of São Paulo
IV	All the Brazilian territory

Table 1. Source: ANATEL.

Currently, there are discussions about certain measures to allow the reform of the General Telecommunications Law, highlighting the draft bill 79/2016, referred to approval in February 06, 2017 which proposes, mainly, the migration  of the fixed telephony concessionaries  to the authorization format  and suggests changes in the rules of reversibility of assets.

11

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.2 Oi Group’s History2

Among the companies involved in the demerger of Telebras, arose the Brazil Telecom Participacoes ("BrT Part"), a holding of fixed telephony services providers, initially providing intraregional long-distance services in Region II.

BrT Part provided fixed-line services through nine subsidiaries, each providing telecommunications services in their designated region. In February 2000, BrT Part implemented the merger of TELEPAR and in July of the same year, BrT Part acquired control of Companhia Riograndense de Telecomunicações.

In October 2001, BrT Serviços de Internet S.A., a broadband internet services provider, was created, and in December of the following year, in its owned subsidiary, Oi Móvel to provide Personal Mobile Service ("SMP"). In the same month, Oi Móvel acquired the authorization to provide personal mobile services in Region I, as well as a license to provide radio frequency services. The operations of Oi Móvel began in September 2004.

In June 2003, the Company acquired the submarine fiber optic cable system of 360 Networks Americas do Brazil Ltda., later called Brazil Telecom Submarine Cables. BrT CS consists of a system of fiber optic cable that connects the United States, Bermuda, Brazil, Venezuela and Colombia. In December 2013, it was sold to BTG Pactual YS Empreendimentos e Participacoes S.A.

In May 2004, the Company acquired virtually the entire share capital of Vant Telecomunicações SA ("UAV"). Vant offered Internet Protocol (IP) services and other services to the corporate market in Brazil. In the same month, the Company also acquired a large part of the capital of MetroRed Telecomunicações Ltda., which was later named Brazil Telecom Communications Multimedia Ltda., a fiber optic network provider.

In November 2004, the Company acquired 63.0% of the share capital of Internet Group (Cayman) Ltd. ("iG Cayman"), parent company of Internet Group do Brazil Ltda. ("iG Brazil") ,and in July 2005 acquired another 25.6% of the share capital of iG Cayman. iG Brazil is a free Internet service provider, operating in connection markets for dial-up and broadband.

In December 2007, Brazil Telecom Call Center SA (“BRTCC”) subsidiary started operating, providing services to the Company and its subsidiaries that required this type of service.

In January 2009, Copart 1 Participações ("Copart 1"), a wholly owned subsidiary of Coari Participações SA ("Coari"), a holding company incorporated by Oi, indirectly acquired all of the outstanding shares of Invitel SA ("Invitel"). At the time, Invitel owned all of the outstanding shares of Solpart Participações S.A. which, in turn, owned 51.41% of the outstanding voting share capital of BrT Part. The latter had 65.64% of the outstanding share capital of the Company, including 99.09% of the outstanding shares entitled to vote.

In 2008, Copart 1 acquired 33.3% of the preferred shares of BrT Part and Copart 2 Participações SA, wholly owned subsidiary of Coari, acquired 18.9% of the preferred shares outstanding. With the acquisition of Invitel, TMAR acquired indirect control of BrT Part and the Company.

2 Information obtained from Oi’s 2016 Reference Form

12

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

On September 30, 2009, the shareholders of the Company and BrT Part approved the merger of BrT Part by the Company (then called Brazil Telecom S.A.). As a result of the merger, BrT Part ceased to exist and Coari held 48.2% of the total outstanding shares of the Company.

On February 27 of 2012, the shareholders of TNL, TMAR, Coari and the Company approved the following transactions ("Corporate Reorganization"), in accordance with Brazilian law: (1) the split-off of TMAR with the merger of the spun-off by Coari followed by the merger of TMAR shares by Coari; (2) the merger of Coari with the Company; and (3) the merger of TNL with the Company, as well as the changing of the Company's name from Brazil Telecom S.A. to Oi.

On October 2 of 2013 the Company, Portugal Telecom and some of its shareholders announced the signing of a memorandum of understanding for a potential operation that aimed to establish a company with the shareholders of Oi, Portugal Telecom and Telemar Participações S.A. Additionally, such negotiations aimed at combining business activities from Oi in Brazil and Portugal Telecom in Portugal and Africa. Later, in February 2014, detailed information on the transaction was disclosed in the agreed format, due to the signing of definitive agreements between the companies involved.

The operation resulted in the union of the shareholder bases of Oi, TmarPart and Pharol, SGPS S.A. (formerly Portugal Telecom, SGPS S.A.). In this context, on September 1, 2015, among other initiatives, the steps of the simplification of the shareholding chain of OI, were approved, namely: (i) the incorporation of AG Telecom Participações S.A. by Pasa Participações S.A.; (Ii) incorporation of LF Tel S.A. by EDSP75 Participações S.A. .; (iii) the incorporation of EDSP75 Participações S.A. and Pasa Participações SA by Bratel Brazil S.A. .; (Iv) the incorporation of Venus RJ Participações S.A., Sayed RJ Participações S.A. and PTB2 S.A. by Bratel Brazil S.A .; (V) incorporation of Bratel Brazil S.A. and Valverde Participações S.A. by Telemar Participações S.A.; and (vi) the incorporation of Telemar Participações S.A. by Oi.

Thus, Oi absorbed the assets of AG Telecom Participações SA, LF Tel SA, Pasa Participações SA, EDSP75 Participações SA, Venus RJ Participações SA, Sayed RJ Participações SA, PTB2 S.A. Bratel Brazil S.A., Valverde Participações SA and Telemar Participações SA.

At the end of 2015 and early 2016, Serede – Serviços de Rede S.A. ( "Serede"), a subsidiary of TMAR, completed the acquisition of the assets and liabilities of Telemont Engenharia de Telecomunicações S.A. and ARM Telecomunicações e Serviços de Engenharia S.A., companies that operate with the deployment and maintenance of telecommunication networks.

In June 2016, Oi, along with the Debtors, filed a judicial reorganization request before the Capital District of the State of Rio de Janeiro. The first version of the JRP was filed in September 2016.

After the deferral of the judicial reorganization request, Oi was granted authorization to sell Timor Telecom, an operator in East Timor. In the eventual completion of a transaction, the earnings of this sale would be at the Justice system’s disposal.

In august and September of 2016, Oi Coop and PTIF filed, each, a request for facilitating the suspension of payments with the Amsterdam’s District Court, presenting a draft of the composition plan. The payments suspension requests were granted temporarily to Oi Coop and PTIF in august and October 2016, respectively.

13

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

In 2017, Joint Venture Rio Alto Gestão de Crédito e Participações AS (“Rio Alto”) was prematurely dissoluted with its other shareholder, Banco Santander.  Afterwards, Oi acquired the 50% share of the company previously held by Banco Santander, becoming its only shareholder.

In April 2017, the Dutch Appeal Court determined the changing of status of the suspension of payments proceedings of PTIF and Oi Coop, into bankruptcy procedures. Afterwards, the Dutch vehicles presented appeals against this decision, which were, however, denied by the Dutch Supreme Court in July 2017.

Facing this legal decision, two alternatives to the judicial administrators remain, according to the applicable legislation: (i) coordinating the voting of a composition plan so that Oi Coop e PTIF can present it to its bondholders; or (ii) proceed with the liquidation of the Dutch vehicles. Opting for the latter, with the consequential extinction of Oi Coop and PTIF, the Dutch judicial administrators, impacts of fiscal nature may be imposed on Oi Group’s companies in Brazil.

However, Oi considers, based on jurisprudences, that, for Judicial Reorganization purposes, Dutch Supreme Court decisions do not produce effects in Brazil and other jurisdictions which recognize the Brazilian justice system to process the Judicial Reorganization. Still in accordance with the understanding of the Company, only with the eventual recognition by the Supreme Court of Justice such decisions could produce effects.

14

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.3 Economic-Financial Situation of Oi Group3

The current economic-financial situation of Oi Group is a result of a combination of several events that occurred in the past years.

Firstly, the increase of debt of Oi Group can be explained primarily by three events: (i) The financing of the anticipation goals plan (regarding the universalization of the telecommunications services); (ii) acquisition of Brazil Telecom and subsequent identification of certain relevant liabilities; (iii) merger and debt incorporation of Portugal Telecom. The chart below shows the development of net sales and the Company's net debt since 2001.

Chart 1. Source: Capital IQ (TNL) and Oi.

The data from 2001 to 2011 refers to TNL, the group’s parent company at the time. From 2012 onwards the data shown refers to Oi, the current parent company of Oi Group.

In June 2016, the judicial reorganization request date, the companies of Oi Group had more than BRL 15 billion held in court deposits4, affecting its financial liquidity. This amount is due to regulatory, tax, labor and civil proceedings.

At the same time, the administrative fines imposed by ANATEL are estimated at more than BRL 11 billion5 and this amount is currently being discussed with the regulatory agency.

 According to the Company, there are differences regarding the fines imposed by ANATEL, such as calculation methodology change, update on the net operating revenue for fines and changing of the maximum fine threshold imposed by the agency. Lastly, topics about possible differences related to the reference date of the fines are still under discussion. Evidently, eventual future alterations in the amount of the fine may impact the analysis carried out in this Report and its results.

3 Company’s Initial JR petition

4 Quarterly Reports – June 30, 2016

5 Public Notice to the List of Creditors (published May 29, 2017

15

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Also according to the Company, the difference in the amounts recognized by Oi and ANATEL contemplate tax credit amounts, in the judicial sphere as well as in the administrative sphere, liabilities from Hispamar (company not under judicial reorganization, and as such, should not be added to the administrative fines amount concerning this process) and liabilities still under discussion with the regulatory agency (4G notice, liabilities related to the onus of concession and liabilities related to non-compliance with the Terms of Agreements – “TAC”).

The Brazilian system of concessions for fixed telephony services establishes certain obligations under the LGT for the concessionaires and is considered by the Company as another factor which contributed to the financial situation of Oi Group.  Among these required obligations, highlights are the service universalization requirement for fixed telephony throughout the entire national territory.

In order to be in compliance with the regulatory framework, Oi is responsible for taking and ensuring fixed telephony to the regions I and II, which include large areas of low population density, reducing or even rendering unfeasible the returns of the investments made. The following chart compares the demographics of the regions established by the PGO.

Chart 2. Source: IBGE (September 2017).

In order to improve its economic and financial conditions, the Company decided to focus on two key areas: (1) cost reduction and operational efficiency through an internal restructuring plan, and (2) restructuring of its financial liabilities through this JRP.

16

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

5.              The Company and the Telecom Market

5.1 Corporate Structure of Oi

The organizational chart below illustrates the Company’s current corporate structure:

Organizational Chart 1. Source: Oi.

*Associate company, not a subsidiary of the Oi Group

17

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The following companies were not included in the chart above, but are part of the Company’s ownership structure6:

•         Paggo Empreendimentos S.A., Paggo Administradora de Crédito Ltda., Paggo Acquirer Gestão de Meios de Pagamentos Ltda. and Paggo Soluções e Meios de Pagamentos S.A., direct or indirect subsidiaries of Oi Móvel S.A.

•         Rede Conecta Serviços de Rede S.A., subsidiary of SEREDE – Serviços de Rede S.A.

•         Gamecorp S.A., CDF – Central de Funcionamento, Tecnologia e Participações S.A., Pointer Networks S.A., Vex Wifi Canadá Ltd., Pointer Peru S.A.C. (company in liquidation), Vex Venezuela C.A., Vex USA Inc., Limited Liability Company “Vex Ukraine”, Montpellier Participações S.A., Tectotal Tecnologia sem Complicações S.A., directly or indirectly related to Oi Internet S.A.

•         Oi Investimentos Internacionais S.A., Telecomunicações Públicas de Timor S.A., Timor Telecom S.A., Africatel GmbH & Co. KG, Africatel Holdings B.V., Directel – Listas Telefonicas Internacionais Lda, Kenya Postel Directories Limited, ELTA – Empresa de Listas Telefonicas de Angola Lda., Listas Telefonicas de Moçambique Lda., Directel Cabo Verde Lda., Companhia Santonense de Telecomunicações SARL, STP Cabo SARL,  PT Ventures SGPS S.A.,Unitel S.A., Multitel Serviços de Telecomunicações Lda., Cabo Verde Telecom S.A., CV Móvel Sociedade Unipessoal S.A., CV Multimédia Sociedade Unipessoal S.A., Africatel Management GmbH, directly or indirectly related to PT Participações SGPS S.A.

6 Information obtained from Oi’s 2017 Reference Form

18

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

5.2 Description of the Debtors7

The table below presents a brief description of the Debtors:

Company	Category	Main Activities
Oi S.A. – Under Judicial Reorganization	Operating Parent Company	Telecommunication services in several fields and related activities.
Telemar Norte Leste S.A. - Oi S.A. – Under Judicial Reorganization	Operating	Telecommunication services, mainly in fixed telephony and related activities.
Oi Móvel S.A. – Under Judicial Reorganization	Operating	Telecommunication services, mainly in pay-TV and mobile services, and further related activities.
Copart 4 Participações – Under Judicial Reorganization	Financial Vehicle	Fundraising, management and leasing out of real estate properties.
Copart 5 Participações – Under Judicial Reorganization	Financial Vehicle	Fundraising, management and leasing out of real estate properties.
Portugal Telecom Finance International B.V. – Under Judicial Reorganization	Financial Vehicle	Debt issuance in international markets.
Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization	Financial Vehicle	Debt issuance in international markets.

Table 2. Source: Oi.

The detailed descriptions of the companies categorized above are presented ahead.

Oi S.A. – Under Judicial Reorganization

Oi is a publicly traded company, one of the main integrated telecommunication services providers in Brazil, operating throughout the national territory, Oi S.A. offers a range of services, including mobile and fixed telephony, interconnection, data transmission (including broadband), Pay-TV, and other telecommunications services.  The Company brings together approximately 63.6 million of Revenue Generating Units (“RGUs”), among residential customers, businesses and government agencies.

7 Information obtained from Oi’s 2017 Reference Form and the Company’s Legal Department.

19

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The Company estimates owning 351.4 thousand km of fiber optic cables distributed across all Brazilian states. Furthermore, its mobile coverage area reaches approximately 88.9% of the Brazilian population. Oi Group holds, in Brazil, a market share of approximately 17% in mobile communications and 34% in fixed telephony, according to ANATEL, June 2017. The Company estimates that around two million Wi-Fi hotspots are provided as a part of its convergent offers, services maintained also in public places, such as airports and malls.

Telemar Norte Leste S.A. – Under Judicial Reorganization (“TNL”, “Telemar” or “TMAR”)

Completely owned subsidiary of Oi, TMAR mainly engages in providing telecommunications services and related activities, established as the main provider of fixed telephony services in its operating area – Region I. These services are provided under the geographic wireline concessions system granted by ANATEL.

TMAR also holds concession to provide the following services: (i) domestic long-distance (“LDN”) in Region II, Region III and Region I (sector 3 only); and (ii) international long-distance (“LDI”) from anywhere in the Brazilian territory.

Oi Móvel S.A. – Under Judicial Reorganization (former 14 Brasil Telecom Celular S.A.) (“Oi Móvel”)

Oi Móvel, wholly owned subsidiary of TMAR, operates since the fourth quarter of 2004, providing telecommunication services in several fields, both inside and outside of Brazil, in several areas, including Personal Mobile Service (Serviço Móvel Pessoal – “SMP”), authorized to attend to Region II of the PGO, Mass Electronic Communication Service, DTH (Direct to Home) Service, pay television, Conditional Access Service (Serviço de Acesso Condicionado – “SeAC”), among others.

Copart 4 Participações S.A. – Under Judicial Reorganization (“Copart 4”)

Wholly owned subsidiary of TMAR, Copart 4 was founded in order to raise funds, manage and rent real estate properties, as well as assigning, leasing, giving in usufruct, either whole or in part, and perform all the necessary acts required to the best use of the properties, including its maintenance, repair and improvement.

Copart 5 Participações S.A. – Under Judicial Reorganization (“Copart 5”)

Wholly owned subsidiary of Oi, Copart 5 was founded in order to raise funds, manage and rent real estate properties, as well as assigning, leasing, giving in usufruct, either whole or in part, and perform all the necessary acts required to the best use of the properties, including its maintenance, repair and improvement.

Portugal Telecom Finance International B.V. – Under Judicial Reorganization (“PTIF”)

20

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

PTIF is a wholly owned subsidiary of the Company, based in the Netherlands, and was formed to act as a debt-issuing vehicle, raising funds in international markets. In April 2017, PTIF had its bankruptcy declared by the Dutch Court, however, this decision was not recognized in Brazil, where the companies remain under the judicial reorganization process.

Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization (“Oi Coop”)

Oi Coop is a wholly owned subsidiary of the Company, formed under Dutch law based in the Netherlands, and was founded to act as a debt-issuing vehicle, raising funds in international markets. In April 2017, Oi Coop had its bankruptcy declared by the Dutch Court, however, this decision was not recognized in Brazil, where the companies remain under the judicial reorganization process.

5.3 Market Analysis

The Brazilian telecommunications sector is led by four main operators – America Movil (“Claro”), Oi, Tim and Vivo, which have the largest market shares in the main services of the sector, as shown below:

Chart 3. Source: ANATEL.

*Pay-TV data refers to May 2017.

21

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The mobile service accounts for the largest share of the industry revenue in Brazil, followed by fixed telephony and broadband, as illustrated as follows:

Chart 4. Source: Telebrasil.

Due to this revenue composition, operators keep focused on driving resources to maintain competitiveness on the mobile market. However, this service requires large investments needs, since it has gone through constant technological8 changes in the past few years. The following graph shows the growth of the mobile communication, according to the number of active users, and the development of new technologies.

8 Relatório Lafis – Telecom. October/2017.

22

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 5. Source: ANATEL.

These technological advances encourages and stimulates changes in the users’ consumption patterns, whose use of mobile telephony services is driven to a higher consumption of data compared to voice services, as shown in the chart below.

Chart 6. Source: Telebrasil.

5.4 Financial Benchmarking

Next, some indicators of Oi related to its financial health are presented, as well as a comparison with other leading operators, in terms of market share in the Brazilian telecommunication services.

23

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

In the comparison below, Oi holds an average revenue of BRL 27 billion from 2012 to 2016. Claro’s revenue increase from 2014 to 2015 results from its group’s corporate restructuring, in which Claro incorporated the operations of Net, Embratel and Embrapar.

Chart 7. Source: Capital IQ.

In recent years, the market presented a decrease in the ARPU, with the exception of Vivo, as shown below.

Chart 8. Source: BMI Research.

The operating margins presented by Oi have decreased over the past few years, in line with the ARPU reductions, increased penetration in less profitable products bases and increased competition, leading to higher expenses for customer acquisition and maintenance.

24

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 9. Source: Capital IQ.9

Shown below is the percentage, in relation to revenue, of the investments in physical and intangible assets (Capital Expenditure) carried out by operators in the last few years.

Chart 10. Source: Capital IQ.

The following charts present the debt indicators of the operators in the last five years. The increased indebtedness of Oi is one of the factors that led the Company into its current economic-financial situation.

 Chart 11. Source: Capital IQ (Claro, TIM and Vivo) and Oi.

9 In the Capital IQ indicators, adjustments are made to non-operating expenses and revenues, impacting the value of the presented EBITDA, when compared to the companies’ financial statements. In the case of Oi, revenues proceeding from the sale of assets in 2013 and 2014 were excluded, among other adjustments.

25

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 12. Source: Capital IQ (Claro, TIM and Vivo) and Oi.

* The occurrence of a negative net debt is expressed by the value “0.0x”

6.              Economic-Financial Projections

This chapter presents the most recent economic-financial projections of the Oi Group, which considers the macroeconomic, operational and financial assumptions estimated by the Company in the context of the JRP.

The expected cash flows for the business after a potential approval of the JRP are still subject to eventual changes. In addition to the natural uncertainties inherent to these projections, there are other factors that can impact the future cash flows of the business, such as accounting practices to be adopted, tax planning due to the tax treatment of the transactions underlying the JRP, regulatory understandings, legal interpretations, the non-consummation of anticipated capital injections and third party financing, as well as the profile of debts derived from the Creditors’ General Meeting in a going concern scenario.

All assumptions made in this Report were based on expected scenarios and forecasted exclusively by the Company and its managers, advisors and further service providers hired to develop the JRP and were not subject of independent investigation by EY, which did not fit as part of the scope of work, to propose or judge any aspects related to such events. The findings of EY contained in the JRP assume, therefore, the basic assumption that, when forecasting scenarios, the Company observed all legal, regulatory and tax aspects. It is important to note that the Company's understanding when projecting such scenarios may be different from the understanding of its creditors, tax authorities, legal authorities and regulatory agencies.

Since the companies of the Oi Group have a significant economic and operational interconnection, the projections were made on a consolidated basis, including the assumptions and figures of the Debtors, as well as Oi’s other subsidiaries, with the exception of the companies operating in Africa, which today are considered as assets for sale and have an independent operation. The sale of these assets were not considered in the forecasted cash flow. It is worth noting that since there is no positioning from the Supreme Court (Superior Tribunal de Justiça) that ratifies the decisions of the Dutch Supreme Court regarding the bankruptcy of the Dutch companies, this report considered the continuity of Oi Coop and PTIF for the judicial reorganization purposes.

26

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

From the Company's business plan, EY analyzed the operating assumptions and future results projected by the Oi Group.

Therefore, the following activities were carried out:

1)      Discussions with the Company in order to understand the projections;

2)      Identification, through the spreadsheets made available by Oi, of the most relevant and required assumptions for the projections;

3)      Comparison between historical and projected results;

4)      Comparative analysis of comparable firms indicators, obtained through S&P Capital IQ10.

Following are the detailed projections of Oi’s financial modeling in nominal values (inflation included in the projections).  In this scenario, it was considered that the ratification of the JRP will occur in November 2017.

6.1 Macroeconomic Data

The following tables present the macroeconomic assumptions used as basis for the financial projections.

Description	Unit	Source	Date	2016	2017	2018	2019	2020	2021
IPCA	% p.a.	BCB	jun/17	6.39%	3.44%	4.26%	4.25%	4.18%	4.12%
CPI	% p.a.	BMI	jun/17	1.27%	2.15%	1.94%	1.96%	1.95%	1.99%
HICP	% p.a.	European Central Bank	jun/17	0.20%	1.50%	1.40%	1.60%	1.50%	1.60%
EUR (year average)	BRL	Oxford Economics	jul/17	3.86	3.65	4.09	4.28	4.39	4.51
USD (year averge)	BRL	BCB	junl/17	3.48	3.25	3.38	3.43	3.48	3.55
TR	% p.a.	Portal Brasil	jun/17	2.01%	1.55%	1.55%	1.55%	1.55%	1.55%
Selic[11]	% p.a.	BCB	jun/17	14.08%	10.21%	8.26%	8.44%	8.41%	8.34%
TJLP	% p.a.	Receita Federal do Brasil	jun/17	7.50%	7.00%	7.00%	7.00%	7.00%	7.00%
Libor	% p.a.	Capital IQ	jun/17	1.54%	1.74%	1.74%	1.74%	1.74%	1.74%
Libor 6 m	% p.a.	Capital IQ	jun/17	1.23%	0.46%	0.46%	0.46%	0.46%	0.46%
Euribor 3 m	% p.a.	Capital IQ	jun/17	-0.30%	-0.33%	-0.33%	-0.33%	-0.33%	-0.33%
Euribor 6 m	% p.a.	Capital IQ	jun/17	-0.19%	-0.27%	-0.27%	-0.27%	-0.27%	-0.27%
INPC	% p.a.	IBGE / BCB	jun/17	6.85%	3.93%	4.21%	4.19%	4.17%	4.22%

Table 3.

10 The Capital IQ provides information about public companies, or not, audited data, M&A transactions, IPOs, etc. This comparison provides the diagnosis points for analysis

27

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Description	Unit	Source	Date	2022	2023	2024	2025	2026	2027
IPCA	% p.a.	BCB	jun/17	4.12%	4.12%	4.12%	4.12%	4.12%	4.12%
CPI	% p.a.	BMI	jun/17	2.00%	2.01%	2.00%	2.03%	2.03%	2.03%
HICP	% p.a.	European Central Bank	jun/17	1.80%	1.80%	1.80%	1.80%	1.80%	1.80%
EUR (year average)	BRL	Oxford Economics	jul/17	4.62	4.73	4.84	4.95	5.06	5.09
USD (year averge)	BRL	BCB	jun/17	3.62	3.7	3.78	3.85	3.93	4.01
TR	% p.a.	Portal Brasil	jun/17	1.55%	1.55%	1.55%	1.55%	1.55%	1.55%
Selic[11]	% p.a.	BCB	jun/17	8.34%	8.34%	8.34%	8.34%	8.34%	8.34%
TJLP	% p.a.	Receita Federal do Brasil	jun/17	7.00%	7.00%	7.00%	7.00%	7.00%	7.00%
Libor	% p.a.	Capital IQ	jun/17	1.74%	1.74%	1.74%	1.74%	1.74%	1.74%
Libor 6 m	% p.a.	Capital IQ	jun/17	0.46%	0.46%	0.46%	0.46%	0.46%	0.46%
Euribor 3 m	% p.a.	Capital IQ	jun/17	-0.33%	-0.33%	-0.33%	-0.33%	-0.33%	-0.33%
Euribor 6 m	% p.a.	Capital IQ	jun/17	-0.27%	-0.27%	-0.27%	-0.27%	-0.27%	-0.27%
INPC	% p.a.	IBGE / BCB	jun/17	4.22%	4.22%	4.22%	4.22%	4.22%	4.22%

Table 4.

11 For the Interbank deposit rate (CDI) calculation, it was considered a historical percentage of the rate in relation to the Selic rate.

29

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

6.2 Operating Income

Gross Revenue and Deductions

The gross revenue forecast of the Oi Group is presented below, after commercial discounts, according to the Company’s estimates. In addition, the taxes according to the Brazilian legislation (PIS, COFINS, ICMS and ISS) are represented by the yellow line.

Chart 13. Source: Oi.

2016 refers to historical data.

Net Revenue

The revenues of the Oi Group were segregated among fixed lines, mobile, broadband, data transmission, pay-tv, value added services and public use terminals, sales, interconnection and other revenues.

The Company recognizes that this is a changing market, especially in the technological field, which justifies some of the expected changes over the projected period. On the one hand, reductions are estimated in revenues from fixed lines. On the other, expectations point to a larger representation of the revenues stemming from Mobile Network and Broadband.

Below are presented the projections of the Oi Group’s sources of revenue.

Fixed Lines

The fixed lines income includes local and long distance services, according to the permits and concessions issued by ANATEL, to retail, wholesale, Public Phones (“TUP”), corporate and business (small and medium enterprises – “SME”) customers. The following chart shows the forecast of the number of users, as well as the projected revenue from fixed lines:

30

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 14. Source: Oi.

2016 refers to historical data.

The decline in revenue of these services is mainly explained by a change in users’ consumption patterns in nearly all of the Company's operating segments regarding fixed telephony. However, the Company projects a growth of the average revenue per user, motivated by greater commercial efforts in the sale of packages containing several products (“bundles”).

Mobile

Mobile includes prepaid, postpaid, VAS (Value-Added Services) and mobile broadband to retail, wholesale, corporate and SME customers. The chart below shows the changes in the number of customers for this service, as well as the projected revenues:

Chart 15. Source: Oi.

2016 refers to historical data.

In the end of 2016 the Company conducted the disconnection of approximately 4.7 million of inactive prepaid lines, which reduces the customer base, aiming to reduce regulatory costs. Additionally, the Company projects a reduction of the number of revenue generating units in the business/corporate segment (business-to-business), as a consequence of the macroeconomic scenario’s deterioration, and a drop in the quantity of prepaid products to retail in the projection’s first year.

31

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The Company estimates a revenue growth of postpaid products, along with the strategy of strengthening the bundles offer.

The VAS line refers to complementary activities to the telecommunication services, such as text messages and applications for mobile phones.

Broadband

This line considers the sale of broadband internet and bundled services to retail, corporate and SME customers. The chart below shows the changes in the number of customers for the service, as well as its revenue, both forecasted by Oi:

Chart 16. Source: Oi.

2016 refers to historical data.

The expected growth of broadband internet and bundled services is demonstrated in the chart above. Through initiatives such as network improvement investments, selected price increases and bundles sales, the Company expects to reach a level of approximately BRL 7.6 billion in this revenue line by 2027. This strategy involves both market penetration in order to regain market share, as well as the development of existing customers.

Data Transmission

These are corporate/business services regarding data transmission, including Industrial Exploitation of Dedicated Lines ("EILD"), Dedicated Line Services ("SLD") and IP services. The following chart shows the revenue of Data Transmission projected by Oi:

32

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 17. Source: Oi.

2016 refers to historical data.

This line gathers products of opposing trends. The EILD is regulated by ANATEL, and the Company estimates a decrease in its revenue in the first years of the projection. On the other hand, regarding the data service in the SME and corporate segments, the Company expects growth tied to investments in network infrastructure.

Pay Television

This line refers to subscription-based television services to retail and SME customers. The following chart shows the changes in the number of customers, as well as pay-tv revenue, both forecasted by the Company:

Chart 18. Source: Oi.

2016 refers to historical data.

The chart above demonstrates expectation of increase in revenues and number subscription-based users in the mid and long term. This growth, already observed in the first semester of 2017 is explained mainly by Oi’s commercial initiatives, including digital media focused investments and the bundled services sales strategy.

Handsets

This line represents the sale of telecommunications equipment to retail customers, corporate, SME. The chart below demonstrate the changes of the handsets revenue projected by the Company:

Chart 19. Source: Oi.

2016 refers to historical data.

33

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The Company expects that its strategic positioning focusing on an increased penetration of postpaid and control products, lined with increased investments on 4G technology, result in higher revenues arising from handsets sales.

Interconnection

Revenue from interconnection comes from the fees charged by Oi for the use of its network by other operators. The chart below shows the changes in revenue, as projected by Oi:

Chart 20. Source: Oi.

2016 refers to historical data.

Due to the regulatory framework, the Company expects that the interconnection rates suffer sharp falls. Below are presented the interconnection fees of mobile services (SMP) as defined by ANATEL.

Interconnection Values - VU-M 2014 – 2016 (in BRL)

Region	Operator	2015	2016	2017	2018	2019
I	Claro	0.15784	0.09317	0.04928	0.02606	0.01379
	Oi	0.15517
	TIM	0.16311
	Vivo	0.16751
II	Claro	0.15389	0.10309	0.05387	0.02815	0.01471
	Oi	0.15974
	TIM	0.15771
	Vivo	0.15991
III	Claro	0.16047	0.11218	0.06816	0.04141	0.02517
	Oi	0.15485
	TIM	0.1607
	Vivo	0.14776

Table 5. Sources: ANATEL, Lafis e Teleco.

Other Revenues

34

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

This line includes additional revenues from Oi’s subsidiaries, considering ‘other revenues’ from Serede, Paggo, Oi Internet, BRTCC, Vex and others.

Chart 21. Source: Oi.

2016 refers to historical data.

35

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Total Revenue

The Company’s total revenue forecast, separated by revenue line, is presented below:

Chart 22. Source: Oi.

2016 refers to historical data.

Revenue from fixed-lines loses relevance in range of Oi’s products, while mobile, broadband and pay TV are gaining ground. As mentioned earlier, this situation arises from the current market dynamics and users’ patterns of preferences regarding the telecommunications services, which includes the transfer of fixed telephony customers to mobile and the increase of data services relevance in relation to voice services. Additionaly, it is worth mentioning that, from 2016 to 2017, revenues arising from business-to-business segments suffered impacts due to the macroeconomic scenario and the Company’s reorganization process. Oi forecasts a recovery of these segments throughout the next years.

Costs and Expenses

Costs and expenses were projected by Oi and specified as follows: expenses related to revenues, network expenses, commercial expenses, SG&A expenses and other expenses.

Expenses Related to Revenue

Expenses related to revenue include interconnection expenses, expenses with BDP, ANATEL fees and content acquisition, as shown below:

Chart 23. Source: Oi.

2016 refers to historical data.

36

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

These expenses projected by Oi suffered minor variations throughout the projection period, with the exception of interconnection expenses, which will have their tariffs reduced by ANATEL. Thus, the Company expects a worsening of the BDP expenses, from 2016 to 2017, as a result of the period’s macroeconomic context.

Network Expenses

Network expenses involves network maintenance, transmission infrastructure, telecom infrastructure, revenue from infrastructure rental, customer services, collection, post and billing and electricity, as shown below:

Chart 24. Source: Oi.

2016 refers to historical data.

The cost of network maintenance decreases due to new investments driven to network and remote troubleshooting. Another important initiative includes the creation of a team dedicated to reduce the electricity costs.

Moreover, the Company estimates an increase in the productivity of maintenance technicians, cost savings related to call center, increased participation in the electronic market (focusing on the reduction of the costs with customer service), by providing these services digitally.

In contrast, Telecom infrastructure expenses is increased due to the review of contracts of towers and poles rents.

The aforementioned initiatives can be observed in the results presented by Oi, referring to the first semester of 2017.

Commercial Expenses

The commercial expenses, projected by Oi, include advertising, sales, inventory management and cost of goods sold:

37

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 25. Source: Oi.

2016 refers to historical data.

Initiatives that are being adopted by Oi to optimize these costs and expenses include reduced inventory levels of Serede and Conecta, increased reutilization of decoders and focusing on online advertising.

SG&A Expenses

The SG&A expenses, projected by Oi, are split among personnel, IT, general expenses and consulting and advisory services.

Chart 26. Source: Oi.

2016 refers to historical data.

In addition to the reduction of these expenses, already presented in the first semester of 2017, the Company expects a growth lined to the inflation for the following years. This forecast demonstrates the expectations of a continuity of the initiatives related to increasing operating efficiency, highlights are the process of integrating network service providers, as well as an increase in the workforce productivity.

 Other Expenses

Other expenses contemplate contingencies, legal and tax obligations, as shown below:

38

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Chart 27. Source: Oi.

2016 refers to historical data.

Oi estimates an improvement in their customer service and execution of agreements, leading to a decrease in costs regarding legal proceedings. Promptly in 2017, the decline in these expenses are explained by a lower volume of lawsuits arising from the Special Civil Court (“JEC”), due an operational improvement and the Company’s reorganization process.

The tax obligations are mainly represented by the tax generated in transactions with other companies of the group.

EBITDA Margin12

Considering the accounts above, the chart below shows the EBITDA changes in the current projection.

Chart 28. Source: Oi.

2016 refers to historical data.

Oi projects an increase in its EBITDA margin from 2017. This gain is guided by changes in the products profile, increasing its added value, and the implementation of optimization measures regarding costs and expenses. Despite the EBITDA margins of the last years of the projected period being above the margins reached by its main competitors in recent years, the Company believes that this growth is in line with the expected market development.

12 Earnings before interest, taxes, depreciation and amortization.

39

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Depreciation and Amortization

Below are presented the depreciation and amortization projected by Oi. The depreciation calculation methodology was revised and the average depreciation rate for new investments considered by the Company was 8.9%. For further assets, it was considered the depreciation projected by the Company.

Chart 29. Source: Oi.

2016 refers to historical data.

The Company made adjustments in its 2015 financial statements, with the purpose of presenting, retrospectively, from the added value of TmarPart in the amount of BRL 9.1 billion. In this sense, there is a yearly average increase of BRL 0.9 billion up to 2025, in the depreciation and amortization forecasted by the Company, from these adjustments.

40

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

6.3 Consolidated Income Statement

Consolidated Income Statement (in millions of BRL)

	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Net Revenue	25,164	23,962	23,669	24,371	25,698	27,337	29,143	31,126	33,088	35,128	37,203	39,236
Costs and expenses	(18,918)	(17,867)	(17,504)	(17,938)	(18,388)	(19,059)	(19,775)	(20,540)	(21,331)	(22,038)	(23,157)	(24,347)
Expenses related to revenue	(4,199)	(3,931)	(3,505)	(3,543)	(3,674)	(3,861)	(4,034)	(4,218)	(4,385)	(4,556)	(4,734)	(4,923)
Network expenses	(8,211)	(7,741)	(7,646)	(7,781)	(7,917)	(8,151)	(8,405)	(8,704)	(9,035)	(9,261)	(9,792)	(10,305)
Commercial expenses	(2,221)	(2,340)	(2,315)	(2,446)	(2,543)	(2,702)	(2,890)	(3,077)	(3,261)	(3,455)	(3,735)	(4,034)
SG&A expenses	(2,592)	(2,586)	(2,589)	(2,699)	(2,786)	(2,873)	(2,964)	(3,058)	(3,155)	(3,255)	(3,358)	(3,473)
Other expenses	(1,695)	(1,269)	(1,449)	(1,468)	(1,469)	(1,472)	(1,482)	(1,484)	(1,495)	(1,512)	(1,538)	(1,612)
EBITDA	6,245	6,095	6,165	6,433	7,310	8,278	9,367	10,586	11,757	13,089	14,046	14,889
EBITDA margin	24,82%	25,44%	26,05%	26,40%	28,45%	30,28%	32,14%	34,01%	35,53%	37,26%	37,75%	37,95%
Depreciation and amortization	(6,134)	(6,090)	(6,057)	(6,065)	(6,219)	(6,349)	(6,448)	(6,506)	(6,416)	(6,475)	(5,895)	(6,288)
EBIT	111	5	108	369	1,091	1,928	2,919	4,079	5,340	6,615	8,150	8,601
Financial results	(2,516)	(163)	(3,587)	(2,576)	(2,978)	(3,480)	(3,700)	(3,837)	(3,913)	(4,013)	(4,038)	(4,022)
EBT	(2,406)	(157)	(3,479)	(2,208)	(1,887)	(1,551)	(781)	242	1,427	2,602	4,113	4,579
Income tax and social contribution	(3,700)	(858)	(834)	(37)	(172)	(300)	(526)	(949)	(1,303)	(1,714)	(1,987)	(2,261)
Net profit	(6,105)	(1,016)	(4,312)	(2,244)	(2,059)	(1,851)	(1,307)	(706)	124	888	2,125	2,319

Table 6.

41

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

6.4 Debt Restructuring

This chapter presents in a synthesized manner the Debt Restructuring Plan for Oi, including information about the new financial conditions stated in the Judicial Reorganization Plan, presented on October 11, 2017.

For more details about the payment terms, refer to the JRP. In case of any divergence between this chapter and the JRP, the latter shall prevail. This Report has been prepared considering the financial and operating assumptions arising from the implementation of the JRP. The projections in this Report assume the approval and execution of the Plan proposed by the Debtors.

Mediation/Conciliation/Agreement with the Creditors

All Pre-Petition Creditors may, by their own will, up until the Creditors’ General Meeting date, adhere to the Mediation plan with Oi Group for the anticipation of amounts up to BRL 50,000 of its credits to be paid in two installments as follows:

•         90% of the total amount within 10 business days from the day of the agreement;

•         The remaining 10% within 10 business days from the Judicial Ratification of the Plan.

Class I Labor Credits

The payment of labor credits is described below:

Proposal

Labor Claims General Rule: Labor credits will be paid in 5 equal monthly installments with a 6-month grace period after the Judicial Ratification of the Plan. Labor credits which are not yet recognized, shall be paid in 5 equal monthly installments with a 6-month grace period after the final judgment decision to terminate the process and ratify the amount due

Judicial Deposit Labor Creditors which have court deposits as collaterals of its claims:

•         Payments will be made upon immediate release of the deposited amount.

•         If the deposit is a lower amount than the debt listed by Oi Group, the deposit will be used to pay part of the debt, and the balance will be paid, after the court decision approves the due amount, in 5 equal monthly installments with 6-month grace period after the Judicial Ratification of the Plan. If the deposit is a greater amount than the debt, Oi Group will raise the difference in its own favor.

Fundação Atlântico Labor Credit:

•         Payment will be made in 6 equal yearly installments with a 5-year grace period.

•         Interest/Monetary correction: INPC + 5.5% per annum, from the Judicial Ratification of the Plan, being interest and monetary correction accrued on the grace period and paid after the 6th year, along with the principal.

42

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Class II Secured Credits

Class II creditors shall be paid as follows, in accordance with the limits established in the Judicial Reorganization Plan:

Proposal

The creditor will receive the amount of the original debt, shown in the Creditors' List of the Bankruptcy Trustee, updated by interest rate/monetary correction as stated below:

(a) The fixed rate debts will be bundled together and the payable interests will consist of the weighted average rates of these contracts in June 20, 2016, which results in 2.565%, from the Judicial Reorganization Plan’s Ratification date; and

(b) TJLP indexed debts (Long Term Interest Rates, disclosed by the Brazilian Central Bank) will be bundled together and the payable interests will consist of the TJLP plus the weighted average rates of these contracts in June 20, 2016, which results in 3.973%, from the Judicial Reorganization Plan’s Ratification date.

The payment period for this class is 15 years, in the following structure;

•         6-year grace period for principal payments

•         9-year amortization with non-linear half-yearly payments, as shown in the following table:

Semesters	Percentage of amortized amount per semester
0 to 12nd	0.0%
13th to 22nd	2.0%
23rd a 30th	10.0%
• Interest: 4-year grace period • Interest/Monetary correction: will be capitalized annually to the debt principal during the grace period and will be paid half-yearly afterwards.

43

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Class III Credits

The payment proposal to Class 3 is presented below, in accordance with the limits established in Judicial Reorganization Plan:

Proposal

Linear Payment Unsecured Creditors: Creditors in this class who hold credits amounting up to BRL 1,000.00 will be paid in a single installment in 20 business days after the Judicial Ratification of the Plan.

Creditors in this class with credits higher than BRL 1,000.00 may choose to be paid in one single installment, provided that they agree to receive only the amount of BRL 1,000.00 as full payment of their respective credit and related costs, which will be paid in 20 business days from the creditor's option to be paid in this manner.

Court Deposits Strategic Unsecured Creditors will be paid after the assessment of the Court Deposits, in accordance with the discount percentage of the following table:

Credit Amount (in BRL)	% of Discount
Up to 1,000.00	0%
1,000.01 to 5,000.00	15%
5,000.01 to 10,000.00	20%
10,000.01 to 150,000.00	30%
Over 150,000.00	50%

➢  Payment will be made upon release of the deposited amount;

➢  If the deposit is a lower amount than the debt after the above described discount, the deposit will be used to pay part of the debt and the balance will be paid after the relevant Court approves the due amount, in accordance with the class III General Payment Method, mentioned below;

➢  If the deposit is a greater amount than the debt, Oi Group will raise the difference in its own favor.

Creditors of class III that are not paid as described above may opt for payments in the following described manners limited to a maximum amount per offer

➢  Offer 1: Restructuring without Conversion I

➢  This offer is limited to USD 500 million and the creditors who opt for this payment mode will have their credits restructured within 6 months of the Judicial Ratification of the Plan. This offer proposes the payment of credits in 12 years, in the following structure:

➢  6-year grace period for principal and interest payments;

➢  6-year amortization with non-linear half-yearly payments, as shown in the following table:

Semesters	Percentage of amortized amount per semester
0 to 12th	0.0%
13th to 18th	4.0%
19th to 23rd	12.66%
24th	12.70%

➢  The interest rate will be fixed at 6% a year in USD;

➢  The restructuring of Unsecured Credits in the terms of this Offer should take in consideration the deduction of 50% as a discount of the respective Unsecured Credit;

➢  Once the established limits are reached, the remaining balance of credits which opted for this offer will be paid in accordance with the Class III General Payment Method, mentioned below.

➢  Offer 2: Restructuring without Conversion II

➢  Creditors who opt for this payment mode will have their credit restructured within 6 months of the Judicial Ratification of the Plan. This offer is applicable to Unsecured Credits holders of face value equal or greater than USD 1.5 million and provides the payment of credits in 16 years, in the following structure:

➢  6-year grace period for principal payments;

➢  10-year amortization with non-linear half-yearly payments, as shown in the following table:

Semesters	Percentage of amortized amount per semester
0 to 12th	0.0%
13th to 24th	2.0%
25th to 30th	4.5%
31st to 32nd	24.5%

➢  This payment mode is limited to BRL 10 billion for debts in Brazilian reais, with an interest rate of 65% of the CDI a year.

➢  This payment mode is limited to US$ 2 billion for debts in US Dollars, with a fixed interest rate of 1.25% a year.

➢  During the principal amount grace period 10% of the total interest amount/monetary correction will be paid on a half-yearly basis, whereas the remaining 90% will be capitalized annually to the principal amount. After this period 100% of the total interest amount/monetary correction will be paid on a half-yearly basis.

➢  Once the established limits are reached, the remaining balance of credits which opted for this offer will be paid in accordance with the Class III General Payment Method, mentioned below.

➢  Offer 3: Restructuring with Conversion

➢  This offer is limited to BRL 32.33 billion (or its equivalent in US Dollars or Euros) to Unsecured Credits, with 8.08 billion BRL being directed to Partner Creditors with Conversion, who along with the conditions described below, will also be granted the right to a subscription bonus as defined in the JRP.

➢  The entirety of the offer is restricted to the credit holders whose debt amounts to USD 1.5 million or higher (or its equivalent in Reais or Euros), being comprised of the substitution of the credits for a new combination of securities. In this manner, the creditors will be granted (i) New Notes and (ii) Convertible Debentures 1 or Convertible Debentures 2, according to the following:

➢  The new Notes will have the following properties:

➢  Amount to be issued limited to BRL 5.8 billion;

➢  Principal will be paid in a single installment on the 10th year after its date of issue;

➢  Interest of 10% per annum in US Dollars, with 2% being capitalized and 8% being paid, both paid annually after the 15th month from the Judicial Ratification of the Plan;

➢  Collaterals: lien on approximately 90 million common shares  issued by Pharol, SGPS S.A.;

➢   Convertible Debentures 1 and 2 will have the following properties:

o   Amount to be issued limited to BRL 3 billion;

o   Principal will be paid in a single installment on the 10th year after its settlement date;

o   Interest:

▪  Interest of 10% a year for Convertible Debentures 1, with 2% being capitalized and 8% paid, including exchange variation (USD/BRL), both paid annually after the 15th month from the settlement date;

▪  Interest of 6% a year for Convertible Debentures 2, including exchange variation (USD/BRL) capitalized annually and paid from the 10th year onwards from the settlement date;

o   Conversion Window: (i) 1st on the settlement date; (ii) 2nd in 6 months after the settlement date; (iii) 3rd in 12 months after the settlement date. Exclusively for Convertible Debentures 2, the transfer of the shares will occur in up to 24 months after the date of the request for conversion.

o   Conversibility:

▪  Convertible Debentures 1 will be converted in up to approximately 119 million common shares issued by Oi, with every BRL 1,000.00 in the settlement date being convertible into 39 common shares issued by Oi;

▪  Convertible Debentures 2 will be converted in up to 225 million common shares issued by Oi, with every 1,000.00 BRL in the settlement date being convertible into 75 common shares issued by Oi;

o   Collaterals: lien on approximately 90 million common shares issued by Pharol, SGPS S.A.;

➢  The issuance amounts of the New Notes and Convertible Debentures 1 and 2 are described in the JRP.

➢  Offer 4: General Payment Method

➢  This offer is applicable to creditors who do not fit the conditions of any of the previous offers or if the offers reach their limits and the creditor still has receivable balance.

➢  The principal will be paid in 19 years. The principal payment will be done annually from the 11th year onwards, with 9 annual installments, according to the percentages of the table below:

Years	Percentage of amortized amount
0 to 10th	0.0%
11th and 12th	7.5%
13th and 14th	10.0%
15th to 19th	13.0%

➢  Interest/ Monetary correction: 0.5 % per annum for debt in US Dollars or Euros and TR (Referencial Rate) + 0.5% per annum for debt in Brazilian Reais, applied from the Judicial Ratification of the Plan, with the total amount of interest and monetary correction accumulated during the period being paid only, and together with the last installment of the principal.

Regulatory Agencies Pre-Petition Credits, resulting from administrative fines must be paid as follows:

➢  Non-tax Regulatory Agencies Pre-Petition Credits, subject to the General Union Law will be paid as follows, after the Judicial Ratification of the Plan: (i) first installment equal to 20%, deducted of court deposits; and (ii) remaining balance paid in 239 installments, adjusted according to IPCA, as defined in the JRP.

➢  Non-tax Regulatory Agencies Pre-Petition Credits object to judicial and/ or administrative questioning will be paid, preferably, upon the conclusion of Terms of Agreements (TAC).

Strategic Supplier Creditors

➢  Suppliers of goods and/ or services that maintain the terms and conditions practiced before the Judicial Reorganization request filing and that have credits of up to BRL 150,000.00 will be paid in full within 20 business days of the Option Form effective receiving date.

➢  Suppliers with credits greater than BRL 150,000.00 will also receive the amount of BRL 150,000.00 in the same conditions above. The remaining balance will be paid in full in two annual and equal installments, with the first installment due date one year after the Option Form effective receiving date, with interest of TR + 0.5% p.a.

44

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Class IV

Court Deposits ME/EPP Strategic Unsecured Creditors shall be paid as described below:

Description

The payment proposals for Class IV creditors have the same conditions as the following Class III proposals:

•         Linear Payment Unsecured Creditors

•         Court Deposits Strategic Unsecured Creditors

•         Restructuring without Conversion I

•         Restructuring without Conversion II

•         Restructuring with Conversion

•         General Payment Method

•         Strategic Supplier Creditors

Intercompany Credits

Credits referring to loans conducted between Oi Group’s companies, loans which were conducted with resources stemming from operations made in the international market by the Debtors, will be paid as follows:

•         The principal will be paid from the 10th year after the full payment of credits in the General Payment Method. The principal payment will be made in 9 annual installments, according to the percentage shown in the table below:

Years	Percentage of amortized amount
1st and 2nd	7.5%
3rd and 4th	10.0%
5th to 9th	13.0%

•         Interest/monetary correction: 0.5% p.a. for debts in US Dollars or Euros and TR + 0.5% p.a. for debts in Brazilian Reais, starting from the Judicial Ratification of the Plan, with the total interest amount and monetary correction accumulated in the period being paid only and together with the last principal’s installment.

45

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Generation of Cash Sweep

The Unsecured Creditors and Secured Creditors may quicken the receiving of their credits with Oi Group with a Cash Sweep, which will be distributed proportionally between the credits, according to the following conditions:

•         In the first 5 years after the Judicial Ratification of the Plan, as long as the Minimum Cash Balance is reached, Oi Group will assign the equivalent of 70% of the net income amounting from the sale of assets that exceeds USD 200 million.

•         From the 6th year after the Judicial Ratification of the Plan Oi Group will assign 70% of the Cash Balance that exceeds the Minimum Cash Balance.

•         The Minimum Cash Balance is defined as the highest amount among the following:

➢  25% of the previous year’s sum of OPEX and CAPEX; or

➢  BRL 5 billion.

•         Additionally, any resources originated from Capital Increase will be added to the Minimum Cash Balance calculation.

Capital Increase

Respecting the shareholders’ preference rights, Unsecured Creditors choosing Restructuring with Conversion offer will have the possibility to participate on the Partner Creditor with Conversion Capital Increase in the amount of BRL 7.1 billion, from which:

•         BRL 3.5 billion in cash; and

•         BRL 3.6 billion in Credits capitalized by the Partner Creditors with Conversion

The Issuance Price is described in the JRP and may vary according to the time of its realization.

If the issuing does not take place within the 730 day time limit from the Judicial Ratification of the Plan date, the Partner Creditors with Conversion will have the right to a Break-Up Fee equivalent to 12.7% of the total amount of the Capital Increase Strategic Creditors with Conversion.

Additionally, there will be amounts due referring to the Commitment Commission (8% p.a. of the Capital Increase Strategic Creditors with Conversion’s cash installment) and Anchoring Commission (6% p.a. of the Anchor Strategic Creditors Capital Increase’s cash installment)

Oi also has plans for an Additional Capital Increase within 6 months after the Capital Increase Strategic Creditors with Conversion in the amount of:

•          BRL 2.5 billion upon the issuing of Oi common shares for private subscription in Brazil, which can be made more than once. Oi may anticipate the issuing equivalent to BRL 1.0 billion, according to its cash requirements.

46

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Projection of the Creditors Plan

The flow of payments to creditors is presented below. This flow, forecasted by Oi, contemplates the use of Court Deposits balances and, in cases where the deposited amounts are higher than its obligations, the surplus is made available to the Company.

The new issued debts will remain tied to their respective original debtors, with the exception of PTIF and Oi Coop debts, from which the credit holders will be now Oi creditors.

The values used as basis for the projections included, in addition to the creditors recognized in the List of Creditors presented by the Debtors, creditors in litigation not yet recognized in the List of Creditors.

Concerning the Convertible Debentures I and II stated above (Restructuring with Conversion), the payment flow to creditors forecasts the payment on the originally stated dates, considering the repayment conditions of the Convertible Debentures I.

47

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Flow of Payments to Creditors (in millions of BRL)

Class	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
Mediation	-	(211)	-	-	-	-	-	-	-	-	-	-
Class I Credits	-	(20)	(518)	(325)	(224)	(134)	(247)	(241)	(108)	(129)	(160)	(179)
Class II Credits	-	-	-	-	-	-	(484)	(484)	(675)	(655)	(636)	(617)
Class III Credits	-	14	(647)	(3,028)	(1,683)	(1,507)	(1,321)	(1,305)	(2,828)	(2,855)	(2,883)	(3,176)
Class IV Credits	-	(25)	(12)	(12)	-	-	-	-	-	-	-	-
Flow of Payments	-	(241)	(1,177)	(3,365)	(1,907)	(1,641)	(2,053)	(2,030)	(3,611)	(3,640)	(3,679)	(3,971)
Class	2028	2029	2030	2031	2032	2033	2034	2035	2036	2037	2038	2039
Mediation	-	-	-	-	-	-	-	-	-	-	-	-
Class I Credits	0.4	-	-	-	-	-	-	-	-	-	-	-
Class II Credits	(597)	(1,339)	(1,242)	(1,145)	(1,048)	-	-	-	-	-	-	-
Class III Credits	(16,043)	(2,176)	(2,686)	(2,662)	(2,630)	(10,059)	(603)	(713)	(596)	(610)	(155)	-
Class IV Credits	-	-	-	-	-	-	-	-	-	-	-	-
Flow of Payments	(16,640)	(3,515)	(3,928)	(3,807)	(3,678)	(10,059)	(603)	(713)	(596)	(610)	(155)	-

Table 7.

6.5 Operating Cash Flow

The consolidated cash flow of the Company was calculated from the EBITDA including the changes in working capital, taxes, investments, debts, payment plan to creditors and other expenditures that have effect on cash over the projection, further detailed below.

For Report elaboration purposes, the Company considered that capital increases described in the JRP will come to fruition, representing a gross cash injection in the amount of BRL 6.5. However, it is worth noting that there are no guarantees of its execution until the moment of release of the present Report.

Income Tax and Social Contribution

This line includes Income and Social Contribution Taxes on Net Profit, as well as all of the Income Tax withheld in favor of third parties related to financial operations.

The rate of the income tax is equivalent to 15% of the earnings before tax (EBT) on the Actual Profit tax system (Lucro Real), plus an additional 10% on the amount above BRL 240 thousand (annual). The social contribution rate was projected at 9% of the taxable income.

Additionally, if there are accumulated losses over the projection, these balances reduce the direct taxes calculation basis up to 30%, limited by the remaining balance of the accumulated losses.

48

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Regarding the Income Tax and Social Contribution (IRPJ and CSLL, respectively), the Company estimates that the tax gains arising from the renegotiation with creditors will be entirely absorbed by the Debtors’ current and accumulated fiscal losses.

In the year of 2018, the amount regarding the direct taxes is impacted mainly by the Income Tax collection on behalf of third parties, tied to the interest due as of the Judicial Reorganization’s approval.

It should be stressed that particular corporate reorganizations, provided in the JRP, were addressed in the projections in order to optimize the Group’s tax structure. They are: (i) the incorporation of Oi Internet S.A. into Oi Móvel, (ii) incorporation of Copart 4 into Telemar and (iii) incorporation of Copart 5 into Oi.

Working Capital Needs

The working capital needs were projected by Oi and contemplated changes in the projected cycles of the accounts receivable and payable.

Additionally, included in the projection of the Company's working capital needs are the deferred income/expenses, income/expenses related to banking operations, impact of new court deposits, payment/provision for contingency and tax compensations.

Non-recurring Operations

The sums expended in this line refer, in the year of 2017, to the anticipated dissolution of the joint venture, upon the acquisition, by Oi, of the entirety of the equity state from Santander Bank, by an amount equivalent to the one predicted for put options on shares assigned to Santander Bank in the Rio Alto’s shareholders agreement.

In this Report, we considered that both the Capital Increase Strategic Creditors with Conversion operation and the Additional Capital Increase operation will come to fruition and are projected in this line on the years of 2018 and 2019.

Dividends and Interest on Equity

The dividend disbursements in the 2016 cash flow refer to the payment of dividends from joint venture Rio Alto to its preferred shareholder at the time. Therefore, payments of dividends for this operation in periods after its dissolution were not considered.

Tax Refinancing

The installments of the Company's tax liabilities include the PAES, PAES INSS and the Common Installment (Parcelamento Ordinário), already negotiated.

1)      In May 2017 the Company adhered to the Tax Regularization Programme (PRT), which enables tax liabilities regularization with the Brazilian Federal Revenue Office (Receita Federal). The companies involved in this negotiation were: Oi, TMAR, Oi Móvel, BRTCC, Serede and Brasil Telecom Comunicação Multimídia Ltda. (“MRED”), as shown in the following table.

Company	Refinanced Amount (in BRL)
Oi	680,332,017
TMAR	625,861,275
Oi Móvel	44,454,264
BRTCC	8,566,825
Serede	2,525,678
MRED	48,524
Total	1,361,788,583

Table 8. Source: Oi.

49

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The operating cash flow is presented below:

Cash Flow from Operating Activities (in millions of BRL)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(=) EBITDA	6,340	6,095	6,165	6,433	7,310	8,278	9,367	10,586	11,757	13,089	14,046	14,889
(-) Income tax and social contribution	(556)	(900)	(1,125)	(380)	(511)	(614)	(899)	(1,191)	(1,520)	(1,898)	(2,142)	(2,371)
(+/-) Working Capital	(499)	(811)	(1,756)	(1,023)	(661)	(888)	(769)	(953)	(1,045)	(1,122)	(980)	(950)
(+/-) Dividends and interest on equity	(129)	-	-	-	-	-	-	-	-	-	-	-
(-) Non core operations	(487)	(360)	4,500	1,500	-	-	-	-	-	-	-	-
(-) Tax installments	(94)	(188)	(310)	(190)	(146)	(165)	(186)	(209)	(154)	-	-	-
(=) Operating Cash Flow	4,575	3,836	7,474	6,340	5,992	6,611	7,514	8,233	9,037	10,070	10,924	11,569
Table 9.

6.6 Cash Flow from Investing Activities

Currently, Oi targets its investments primarily towards the improvement of its existing structure. The Company projects resources of approximately BRL 6.1 billion per year (average of 20.4% of the net revenue over the projection) with an average of BRL 7.0 billion on these investiments in 2018, 2019 and 2020. The Company aims to improve the quality of the service and to maintain competitiveness in the telecommunications market.

Cash Flow from Investing Activities (in millions of BRL)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(-) Capex	(4,759)	(5,283)	(7,069)	(6,961)	(6,902)	(5,074)	(5,348)	(5,614)	(5,879)	(6,152)	(6,452)	(6,718)
(-) Mobile license	(653)	(3)	(4)	-	-	-	-	-	-	-	-	-
(=) Cash Flow from Investing Activities	(5,412)	(5,286)	(7,074)	(6,961)	(6,902)	(5,074)	(5,348)	(5,614)	(5,879)	(6,152)	(6,452)	(6,718)

50

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

In this context, Oi has initiatives to maintain investments in order to satisfy the growing demand for data and broadband. Additionally, the Company is targeting its investments in order to prioritize the information technology ("IT") segment, focusing on areas where there is a greater potential for growth and selecting strategic locations to expand its cables and fibers.

Table 10.

6.7 Cash Flow from Financing Activities

The projection below contemplates the financing activities of the Oi Group.

Financial Results

The line of financial revenues and/or expenses represents the subtraction of cash inflows coming from the Company’s cash investments with the financing expenses of each period, including commissions regarding the guarantees of the BRL 3.5 billion capital increase in 2018 and part of the taxes regarding the credit’s restructuring.

Cash Flow from Financing Activities (in millions of BRL)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(+/-) Financial results	(8,139)	623	(489)	244	119	102	70	53	35	14	16	13
(=) Cash Flow from Financing Activities	(8,139)	623	(489)	244	119	102	70	53	35	14	16	13

Table 11.

51

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

6.8 Consolidated Cash Flow

The consolidated cash flow is presented below, including the impact of the JRP, projected from the assumptions provided by Oi:

Consolidated Cash Flow (in millions of BRL)
	2016	2017	2018	2019	2020	2021	2022	2023	2024	2025	2026	2027
(=) EBITDA	6,340	6,095	6,165	6,433	7,310	8,278	9,367	10,586	11,757	13,089	14,046	14,889
(-) Income tax and social contribution	(556)	(900)	(1,125)	(380)	(511)	(614)	(899)	(1,191)	(1,520)	(1,898)	(2,142)	(2,371)
(+/-) Working capital	(499)	(811)	(1,756)	(1,023)	(661)	(888)	(769)	(953)	(1,045)	(1,122)	(980)	(950)
(-) Non core operations	(487)	(360)	4,500	1,500	-	-	-	-	-	-	-	-
(+/-) Dividends and interest on equity	(129)	-	-	-	-	-	-	-	-	-	-	-
(-) Tax installments	(94)	(188)	(310)	(190)	(146)	(165)	(186)	(209)	(154)	-	-	-
(=) Operating Cash Flows	4,575	3,836	7,474	6,340	5,992	6,611	7,514	8,233	9,037	10,070	10,924	11,569
(-) Capex	(4,759)	(5,283)	(7,069)	(6,961)	(6,902)	(5,074)	(5,348)	(5,614)	(5,879)	(6,152)	(6,452)	(6,718)
(-) Mobile license	(653)	(3)	(4)	-	-	-	-	-	-	-	-	-
(=) Cash Flow from Investing Activities	(5,412)	(5,286)	(7,074)	(6,961)	(6,902)	(5,074)	(5,348)	(5,614)	(5,879)	(6,152)	(6,452)	(6,718)
(+/-) Financial results	(8,139)	623	(489)	244	119	102	70	53	35	14	16	13
(=) Cash Flow from Financing Activities	(8,139)	623	(489)	244	119	102	70	53	35	14	16	13
(=) Cash Flow before Creditors Plan	(8,976)	(827)	(89)	(377)	(790)	1,639	2,236	2,671	3,193	3,931	4,489	4,864
Mediation	-	(211)	-	-	-	-	-	-	-	-	-	-
Class I	-	(20)	(518)	(325)	(224)	(134)	(247)	(241)	(108)	(129)	(160)	(179)
Class II	-	-	-	-	-	-	(484)	(484)	(675)	(655)	(636)	(617)
Class III	-	14	(647)	(3,028)	(1,683)	(1,507)	(1,321)	(1,305)	(2,828)	(2,855)	(2,883)	(3,176)
Class IV	-	(25)	(12)	(12)	-	-	-	-	-	-	-	-
(=) Cash Flow after Creditors Plan	(8,976)	(1,068)	(1,266)	(3,742)	(2,698)	(2)	184	642	(418)	292	810	892
(+/-) Additional Financing	-	-	-	2,226	2,698	2	(184)	(642)	418	(292)	(810)	(892)
(=) Cash Flow after Additional Financing	(8,976)	(1,068)	(1,266)	(1,515)	-	-	-	-	-	-	-	-
Cash Balance	7,849	6,781	5,515	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000	4,000

Table 12.

52

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

For maintaining the Minimum Cash Balance, further financing was considered from 2019 onwards, with a projection of an outstanding balance of BRL 6.5 billion by the end of 2027. The Company projects its operating flows until 2027.

After this period, Oi assumes a steady operating cash generation. However, Oi will need additional financing of over BRL 11 billion, totaling an exposure, in nominal terms, of approximately BRL 18 billion, in order to fulfill the projected obligations in the years of 2028 and 2033, of BRL 17 billion and BRL 10 billion, respectively. It is worth stressing that if the convertible debentures are converted into equities, the Creditors Payment Flow obligation will be reduced in up to BRL 7.4 billion until 2028.

7.              Report Conclusion

This Report was prepared by EY as a subsidy to the Debtors’ JRP and is subject to the premises and assumptions expressed in it.

This Report aims to assess the economic and financial feasibility of the Debtors, analyzing alternatives to the restructuring of their capital structure by verifying the continuity of its operations and seeking to maximize return to creditors, shareholders and the community in which they belong. It is noteworthy that the studies do not include the feasibility analysis of the Debtors from the perspective of corporate, tax and legal aspects.

Thus, after conducting analysis and subject to the premises and assumptions expressed in it, we believe that the JRP is feasible under the economic and financial perspective, as long as the capital injection and and third party financing described herein are consummated, emphasizing the following points:

•         The Debtors are taking steps to seek greater cash generation in order to honor its financial obligations;

•         The presented JRP contemplates investments in various areas to improve the quality of its services and competitiveness in the sector;

•          Through the proposed plan, Oi intends to equalize its liabilities, presenting a healthy financial situation to allow the continuity of its operations;

•         In order to increase its financial liquidity, Oi may promote the sale of assets from the Debtors;

It was not considered in this feasibility scenario, possible changes in the telecommunications regulatory environment, which may have an impact on operators in the industry.

The Report took into consideration the economic-financial conditions and the projections expressed in the JRP of the Debtors. Therefore, the effective occurrence and realization of these conditions and projection are essential for reaching a viable scenario for the operation’s continuity, as stated in the comments made throughout this Report.

In this context, we conclude that the approval of the JRP, the consummation of the capital increase and third party financing, as well as the consolidation of the proposed assumptions will enable the Grupo Oi to overcome the current financial crisis, enabling the continuity of its operations, considering the existing assumptions in the economic scenario presented in this Report.

The original report in Portuguese was signed by:

53

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Ernst & Young Assessoria Empresarial Ltda.

54

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Oi Group

Attachment 2.6 – Valuation Report of Properties and Assets

São Paulo, October 11th, 2017

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Summary

1.	General Considerations		4
2.	Limitations		6
3.	The Project		8
	3.1	Contextualization	8
	3.2	Scope of Work	10
	3.3	Assumptions and value definition	11
	3.4	Valuation Results	13
4.	Valuation of properties and assets		15
	4.1	Assets Identification	15
	4.2	Real Property	16
	4.2.1	Procedures and Valuation Methodology	16
	4.2.2	Value Presentation	22
	4.3	Personal Property and Other Assets	23
	4.3.1	Valuation Procedures and Methodology	23
	4.3.2	Value Presentation	28
5.	Appendixes		29
6.	Technical Responsibility Documentation		186

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Abbreviations

Abbreviations	Description
ABNT	Brazilian Association Technical Standards
Administration or Management	Refers to the Companies Administration
Base Date or Valuation Date	June 30, 2017
BRL	Brazilian Reais (local currency)
BRL 000	Thousands of Brazilian Reais (local currency)
BTSA	Oi S.A – Under Judicial Reorganization
Client or Company or Contractor or Company Under Reorganization	Oi Group
EY	Ernst & Young Assessoria Empresarial Ltda.
FIPE	Fundação Instituto de Pesquisas Econômicas – A Brazilian research institute
FGV	Fundação Getúlio Vargas – A Brazilian research institute
Ibape	Brazilian Appraisal and Engineering Institute
IGBR	Oi Internet S/A
IGPM	Índice Geral de Preços de Mercado - General Market Price Index
IPCA	Índice de Preços ao Consumidor Amplo - Brazilian Consumer Price Index
INCC	Índice Nacional de Custo da construção- National Construction Cost Index
MRED	Brasil Telecom Comunicação e Multimídia
NBR 14.653	Norma Técnica Brasileira de Avaliações – Brazilian Technical Standards of Tangible Assets Valuation
NBV	Net Book Value
NUL	Normal Useful Life
PGA	Paggo Administradora Ltda
PGE	Paggo Empreendimentos S/A
PGQ	Paggo Acquirer Pagamentos
Properties and Assets	Certain tangible and intangible assets from the Oi Group
RCN	Replacement Cost New
Report	This Report, dated October 11th, 2017
RUL	Remaining Useful Life
Sinapi	Sistema Nacional de Pesquisa de Custos e Índices da Construção Civil – National Sytems of Cost and Indexis Research
Sinduscon	Sindicado da Industria da Construção Civil - Construction Industry Syndicate
SMPE	Oi Móvel S.A – Under Judicial Reorganization
TCO4	Copart 4 Participações S.A. - Under Judicial Reorganization
TCO5	Copart 5 Participações S.A. Under Judicial Reorganization
TLM	Telemar Norte Leste S/A - Under Judicial Reorganization
TSR	Serede - Serviços de Rede

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

1.                General Considerations

In accordance to our engagement letter dated July 28, 2016, Ernst & Young Assessoria Empresarial Ltda. (hereinafter nominated “EY”) presents this Report (“Report” or “Appraisal”) with the purpose of the valuation of the debtor’s property and assets related to the Judicial Reorganization Plan (“JRP”) of the companies in judicial recovery OI S.A. – Under Judicial Reorganization (“Oi” or “Company”), TELEMAR NORTE LESTE S.A. – Under Judicial Reorganization (“TNL” or “TMAR” or “TLM”), OI MÓVEL S.A. – Under Judicial Reorganization (“OI MÓVEL”), COPART 4 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 4”), COPART 5 PARTICIPAÇÕES S.A. – Under Judicial Reorganization (“COPART 5”), PORTUGAL TELECOM INTERNATIONAL FINANCE B.V. – Under Judicial Reorganization (“PTIF”) and OI BRASIL HOLDINGS COÖPERATIEF U.A. – Under Judicial Reorganization (“OI COOP”), being Oi, TNL, OI MÓVEL, COPART 4, COPART 5, PTIF e OI COOP together hereinafter nominated as ”Oi Group” or “Companies under Reorganization”.

This report is issued in replacement of the report dated September 5th, 2016, by request of Oi Group, due to the resubmission of the Reorganization Plan for the amendment of certain clauses reflected in the Plan. However, there was no change in its content, since the changes in the PRJ covered only the debt restructuring.

This report was prepared by EY, solely and exclusively to subsidy in the preparation of the JRP of the Companies under Reorganization and does not confuse, superimpose or modify the terms and the JRP conditions and should not be split, fragmented or used in parts by the Companies under Reorganization and their representatives, by creditors or any other interested third party.

Our work included the estimation of the market value and forced liquidation value of tangible assets and certain intangible assets for the purpose of the Judicial Reorganization as of June 30th, 2017. Our analysis were performed following the guidelines of the technical standard NBR 14.653 Assets Valuation of ABNT (Brazilian Technical Standards Association), however, it was not possible to meet the minimum grade I of substantiation of the aforementioned standard as exposed in this Report.

In order to achieve the objective of this work, historical facts were used, macroeconomic and market information as well as information and data provided by the Oi Group and its employees, directors, consultants and other service providers ("Data and Information"). None of the data and information provided were audited and / or had their veracity investigated by EY.

EY assumes no responsibility in case the future results differ from projections presented in this Report and does not offer any guarantee in relation to such estimates. In this perspective, the conclusion herein presented are the result of the analysis of the Data and Information, in addition to the macroeconomic and market projections, as well as on performance and results from future events.

This is a free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group. In case of divergence between this version and the original version of this Report, in Portuguese language, the latter shall prevail.

The original report in Portuguese was signed by:

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Ernst & Young Assessoria Empresarial Ltda.

CREA 0537594-SP

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

2.                Limitations

In order to achieve the objective of the work, the procedures were applied always based on market data and technical studies, as well as information provided by the Contractor. The values herein presented are derived from the analysis of such data, subject to the following principles and assumptions:

„   This work was performed based on information provided by the Contractor, which were considered true, since it was not part of the scope of this project any kind of independent investigation and / or audit procedure. Thus, EY assumes no further responsibility for the inaccuracy of the information provided by the Contractor used in this Report.

„   The Valuation Date is June 30th, 2017. Therefore, the Report does not provide any guidance for the value of the assets at any other date.

„   The assumptions, methodology and results of this analysis where discussed, verified and validated by the Contractor.

„   None of the partners or EY professionals involved on this project has any financial interest in the Contractor. The estimated fees for the execution of this work were not based and have no relationship with the values reported here, and are not variables with these.

„   Our work does not includes procedures of independent investigation, assurance, due diligence procedure or legal or tax advisory.

„   EY is not responsible for updating any results presented in this Report due to events or circumstances that may occur after the base date.

„   Our analysis were performed based on elements that are presumably expected and therefore do not take into account possible extraordinary and unpredictable events and/ or predictable, but on unpredictable consequences (regulatory changes, changes in tax laws, natural disasters, political and social events, nationalizations, etc.).

„   EY did not perform technical audits, studies or investigations relating to architecture, engineering, soil or subsoil, environmental or surveying, nor assumes any obligation in relation to those aspects that may have an impact on the preparation of this Report.

„   The values of the personal property, real property and rights contained in this Report represent an estimate of their market value and therefore should not be considered as an indicative or representative values of the actual transaction values with third parties, where the interest of each party involved in negotiation can differ their market value.

This Report, its premises, assumptions and value estimates as well as the conclusions presented are for the exclusive use of the Contractor. Therefore, the Contractor may not distribute this document to third parties except if required by local and tax authorities, auditors and their lawyers, or under the following conditions:

„   EY must be notified of any distribution of this Report, which must first be approved in writing by EY;

„   The party receiving this Report must agree in writing to not distribute the same to any other entity;

„   This Report must not be split and distributed in parts;

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   Any user and/ or recipient of this Report must be aware of the conditions and assumptions that guided this work, as well as market and economic conditions in Brazil; and

„   EY will answer questions from recipients regarding this Report, expensed by the Contractor, only if previously agreed with the receivers the scope of such questions.

In accordance with our engagement letter dated July 28th 2016, our analysis are subject to the limitation clauses. Therefore, this Report, its conclusions and its appendixes should not be read or used without taking into account the limitation clauses. In addition to the items listed in the engagement letter, we additionally highlight the following limitations that have significant impact on our analysis:

„   The considerations and conclusions presented in this report reflect common practice in studies of this nature for which we believe we have, and we are publicly recognized as having [significant] knowledge and experience at. The services provided are limited to such knowledge and experience and does not have as base assurance, advisory or tax related services that may be provided by EY. Despite these limitations, the conclusions of this Report were not intended or written by EY to be used - and should not be used – by the receiver of this Report for the purpose of avoiding penalties that may be imposed by the Brazilian Tax Law.

„   We have made no investigation of titles of the properties and rights, and the Company states and assumes that such titles are valid. As the services of EY includes analysis of the assets, properties (real and personal), rights and commercial interests, EY assumes no liability related to the validity of the titles or legal description and has assumed the following assumptions: (i) the titles are good and negotiable; (ii) there are no liens or encumbrances on such assets, properties (real and personal), rights and commercial interests, (iii) there is full compliance of the titles with the rules applicable at the federal, state and municipal levels and laws (including, without limitation  as appropriate, laws and / or regulations of use, environmental, zoning and similar), and (iv) all licenses, certificates of occupancy and / or consent of any administrative or legislative authority in the federal, state or municipal, private entities or organizations have been or may be obtained or renewed for any purpose that EY might need to support their work.

„   We assume no responsibility for any financial and/ or tax reporting decisions, which are appropriately those of Contractor’s responsibility. We understanding that the Contractor assumes responsibility for any accounting and/ or tax issues related to the assets, properties (real and personal), rights and commercial interests covered by our analysis, and for the ultimate use of our Report; and

„   EY was not required to provide additional work or services, or to give testimony, or be in attendance in court to manifest in reference to the subject assets, properties (real and personal), and commercial interests and/ or to update the Report, to present recommendations, analysis, conclusion as well as any other document related to our services for any event or circumstance, other than those accepted by EY and separately agreed with the Company.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

3.                The Project

3.1                Contextualization

According to the Company's request, EY prepared this Report containing the valuation of the property and assets of Oi Group as of the valuation date, solely as a complementary material to the Judicial Reorganization Plan of Oi Group, given the provisions of the Clause III of art. 53 of the Law no 11,101/05, and it must not be fragmented or used in parts by the Company’s creditors or any interested parties. The aforementioned law deals with the judicial reorganization, extrajudicial and corporate bankruptcy. The focus on the Judicial Reorganization Plan aims to enable the company to overcome its economic and financial crisis as well as taking the interests and preserve the rights of creditors.

The art. 53 of the Law 11,101/05, in its item III, indicates that the Judicial Reorganization Plan must contain "economic-financial appraisal and evaluation of the property and assets of the debtor, signed by a legally qualified professional or specialized company", this is, the legislation indicates two valuation approaches in order to position the creditors on the value of Companies under Reorganization, one in the context of business continuity and the other in an eventual liquidation of the assets.

The telecommunication services in Brazil, as well as other public services, are subject to the principle of continuity, that is, they are subject to obligations that give guarantee and assurance of service continuity in case the Concessionaire is unable or is unwilling to continue providing the service or even when the termination of the Concession Agreement signed with the Government. With that said, it comes another important concept that deals with the Reversible Assets, which are the assets indispensable for the continuity and timeliness of the services in the pubic system, which, according to item IX of art. 93 of Law 9,472/97, are required to be included in the concession contracts. Thus, the legislation establishes that when the concession is extinguished, all reversible assets, rights and privileges transferred to the Concessionaire shall return to the Concessor.

These assets, according to art.101 of Law 9,472/97, are subject to prior approval of the regulatory agency (in this case ANATEL - Agência Nacional de Telecomunicações) for their disposal, encumbrance or replacement. The assets not used in the concession are private assets of the Concessionaire which may dispose of them freely.

The objective of this Report is the valuation of the properties and assets of the Companies under Reorganization classified as reversible, as well as those which are not part of the concession.

The organization chart below illustrates the current Company’s corporate structure, highlighting the Companies under Reorganization, object of this analysis:

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Oi S.A. – Under Judicial Reorganization*
Telemar Norte Leste S.A.– Under Judicial Reorganization*
Copart 5 Participações S.A.– Under Judicial Reorganization*
Oi Brasil Holdings Cooperatief U.A.– Under Judicial Reorganization*
Portugal Telecom International Finance B.V.– Under Judicial Reorganization**
Rio Alto Gestão de Créditos e Participações S.A.
Oi Serviços Financeiros S.A.
CVTEL B.V.
Bryophyta SP Participações S.A.
PT Participações SGPS S.A.
Carrigans Finance S. à R.L.
Oi Móvel S.A.– Under Judicial Reorganization*
Copart 4 Participações Under Judicial Reorganization*
Hispamar Satélites S.A.
SEREDE – Serviços de Rede S.A.
Companhia AIX de Participações
Brasil Telecom Comunicação Multimídia Ltda.
Oi Internet S.A.
Dommo Empreendimentos Imobiliários S.A.
Brasil Telecom Call Center S.A.
BrT Card Serviços Financeiros Ltda.
Companhia ACT de Participacões
Pharol, SGPS, S.A.

Source: Oi SA

* Under Judicial Reorganization

The following companies were not included in the chart above provided by the Company, but are part of the corporate structure of Oi S.A. – Under Judicial Reorganization1.

„   Paggo Empreendimentos S.A., Paggo Administradora de Crédito Ltda., Paggo Acquirer Gestão de Meios de Pagamentos Ltda. and Pago Soluções e Meios de Pagamentos S.A. – Direct or indirect subsidiaries of Oi Móvel S.A.

„   Oi Paraguay Multimedia Comunicaciones SRL. – Controled by Brasil Telecom Comunicação.

„   Gamecorp S.A., CDF – Central de Funcionamento, Tecnologia e Participações S.A., Pointer Networks S.A., Vex Wifi Canadá Ltd., Vex Colômbia Ltda., Pointer Peru S.A.C., Vex Wi-fi S.A., Vex Venezuela C.A., Vex USA Inc., Limited Liability Company “Vex Ukraine”, Vex Paraguay S.A. and Vex Portugal S.A. -  Subsidiaries and affiliates directly and indirectly of Oi Internet S.A.

„   Portugal Telecom Investimentos S.A., USE IT Tecnologias de Informação Ltda., Cellco Ste Cellulaire du Congo SARL, Telecomunicações Públicas de Timor S.A., Timor Telecom S.A., Africatel GmbH & Co. KG, Africatel Holdings B.V., Directel Listas Telefonicas Internacionais Lda, Directel Uganda Telephone Directories Limited, Kenya Postel Directories Limited, ELTA Empresa de Listas Telefonicas de Angola Lda., Listas Telefonicas de Moçambique Lda., Directel Cabo Verde Lda., Companhia Santonense de Telecomunicações SARL, STP Cabo SARL,  MTC Mobile Telecommunications Limited, PT Ventures SGPS S.A., Unitel S.A., Multitel Serviços de Telecomunicações Lda., Cabo Verde Telecom S.A., CV Móvel Sociedade Unipessoal S.A., CV Multimédia Sociedade Unipessoal S.A. Africatel Management GmbH - Subsidiaries and affiliates directly and indirectly of PT Participações SGPS S.A..

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

1 Information provided by Oi S.A. in the Company Reference of 2016.

The following table provides a brief description of the companies classified as Companies under Reorganization:

Company	Classification	Main activities
Oi S.A. – Under Judicial Reorganization.	Operational Controller	Operational controller that provides telecommunications services in various spheres and related activities.
Telemar Norte Leste S.A. – Under Judicial Reorganization.	Operational	Telecommunication services, especially fixed telephony, and related activities.
Oi Móvel S.A. – Under Judicial Reorganization.	Operational	Telecommunication services, especially mobile telephony, and related activities.
Copart 4 Participações– Under Judicial Reorganization.	Financial Vehicle	Fundraising, management and Real Estate leasing.
Copart 5 Participações– Under Judicial Reorganization.	Financial Vehicle	Fundraising, management and Real Estate leasing.
Portugal Telecom Finance International B.V. – Under Judicial Reorganization.	Financial Vehicle	International market fundraising.
Oi Brasil Holdings Coöperatief U.A. – Under Judicial Reorganization.	Financial Vehicle	International market fundraising.

3.2                Scope of Work

The scope of work includes the reversible assets and the assets for which the reversibility criteria are not applicable because they are assets not used in the fixed-line concession, according to the classes described below:

„   Identified Real Property belonging to Oi Group, specifically, we evaluated the types of assets listed below:

•      Land

•      Buildings and Improvements

•      Leasehold Improvements

„   Identified Personal Property belonging to Oi Group, specifically, we evaluated the types of assets listed below:

•      Machinery and Equipment

•      Facilities

•      Infrastructure

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

•      Computer Equipment

•      Furniture and Fixtures; and

•      Vehicles

„   Other assets, such as:

•      Construction in progress

•      Accounting class of intangibles - Software

•      Accounting class of intangibles – Others

Among the working procedures performed, we highlight the interviews, meetings and conference calls with the Company's management to understand the nature and operations of the Oi Group, the analysis of the industry in order to understand the issues surrounding competition and its contextualization in the economic environment, the Company's history and, finally, the application of the calculation methodologies for the valuation of the property and assets.

In addition, considering that every year the Company has to submit to the Regulatory Agency the RAL (Reversible Assets Listing), together with the independent assurance report, according to the Art. 5 of ANATEL Resolution 447/06. In order to meet the purpose of this valuation, the information about the reversibility condition of assets that were adopted were provided by the Administration.

In accordance with the agreement with the Company, it was equally considered, in regards to the inventory of the assets, the information containing in the Management system, since they perform frequent inventory works as established by ANATEL, being these inventory works audited.

Thus, we emphasize that was not part of our scope of services:

„   Conducting site inspection of the personal and real properties assets owned by Oi Group. The information and characteristics of these assets were provided by the Company, as stipulated in the contract.

„   Performing measurements and surveying. These information was provided by the Administration.

„   Conducting physical inventory of the assets, their reconciliation with accounting records nor the verification of the assets and their physical characteristics ;

„   The verification of debts and environmental liabilities that may come upon the analyzed assets; and

„    Performance of audit procedures, due diligence and tax planning.

3.3                Assumptions and value definition

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

According to NBR 14.653, part 1- General Procedures, the premise of value considered in this analysis is the market value and the forced liquidation value, hereinafter defined, respectively, as:

„   “Quantia mais provável pela qual se negociaria voluntariamente e conscientemente um bem, numa data de referência, dentro das condições do mercado vigente”; e

Probable amount for which an asset would be voluntarily and consciously negotiated, in a reference date, given the current market conditions; and

„   “Condição relativa à hipótese de uma venda compulsória ou em prazo menor que o médio de absorção pelo mercado”.

Condition regarding the case of a compulsory sale or in a period of time shorter than the average of the market absorption.

Also, according to the standards of Urban Properties Valuation of 2011 from IBAPE-SP (Brazilian Appraisal and Engineering Institute), the forced liquidation value is:

„    “Valor para uma situação de venda compulsória, típico de leilões e também muito utilizado para garantias bancárias. Quando utilizado, deve ser também apresentado o valor de mercado”.

Value for a compulsory sale situation, typical of auctions and also often used for bank guarantees. When utilized, the market value must also be presented.

Under the forced liquidation value premise, there are two possible scenarios to be considered:

„   Liquidation of assets considering an ongoing business: when the economic situation supports the premise that the company's assets are negotiated considering the continuity of the services, so the sale of these assets jointly by its use in operations.

„   Liquidation of asset by asset: when it is concluded that the only way to dispose of the assets is by selling asset by asset, that is, with the discontinuance of service and, therefore, taking into account dismantling costs of these assets, when applicable.

It is important to clarify that the industry segments that make part of the infrastructure sector, present high investment and have the cost of the transaction grounded on the pillars of bounded rationality, opportunism and asset’s specificity.

Also, in the transaction cost concept of assets related to infrastructure sector, the specificity of these assets comes from four sources:

•      Location - asset that once established, the transportation becomes impractical or impossible;

•      Physical - design features, custom assets;

•      Human Capital – need for a learning curve;

•      Dedicated assets - occurs when the investment becomes viable only if the quantity sold is significant.

Regarding the specificity of the assets (tangible or intangible) that have specific uses for one or a few users, there is the aggravating factor that, in addition to high investment, is always associated with high costs in the event of disruption or unexpected disruption of the contract. Therefore the specificity greatly reduces the resale value of the assets after its construction or acquisition on an asset-by-asset basis.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Thus, for this study the evaluation of the force liquidation of these assets was based on the assumption of the ongoing business, since these are specific assets to the telecommunication industry that depend on high costs and long term investment and maturation, except for real estate assets classified as non-reversible, which does not deal with operational exclusivity of assets and have an active market and can be sold freely.

3.4                Valuation Results

Based on our analysis, the results are shown in the following table according to the assets category, referencing to the Valuation Date for the execution of this work.

Additional results information can be seen by consulting the Results Appendixes that are attached to this Report.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Summary of Values - Consolidated (in BRL, unless other way specified.)

Asset Class [1]	OC2	NBV[2]	Market Value	Forced Liquidation Value
Real Property	c
Land	265,219,508	265,219,503	2,478,061,453	1,285,601,895
Buildings and Improvements	3,034,143,632	571,832,263	4,118,644,327	1,872,999,453
Leasehold Improvements	2,130,287,704	658,415,387	1,334,259,739	574,413,442
Subtotal	5,429,650,844	1,495,467,152	7,930,965,518	3,733,014,790
Personal Property
Machinery and Equipment	62,522,694,948	12,537,820,594	14,145,130,678	6,089,879,195
Infrastructure	10,432,599,961	2,885,619,170	6,804,142,505	2,929,257,866
Computer Hardware	3,050,697,026	655,634,358	498,280,185	214,515,081
Furniture and Fixtures	319,448,532	66,210,353	84,252,184	36,271,488
Vehicle	18,897,445	941,446	1,050,549	452,273
Facilities	27,867,072,569	4,883,804,424	5,466,893,917	2,353,557,751
Subtotal	104,211,410,483	21,030,030,344	26,999,750,018	11,623,933,654
Others
Constructions in progress[3]	2,158,410,842	2,158,410,842	2,158,410,842	929,219,525
Intangible – Others	5,287,191,193	1,405,076,484	1,405,076,484	604,900,826
Intangible – Software	8,511,465,109	1,109,366,605	1,126,062,365	484,782,190
Balance sheet accountings[3]	-	1,135,429,376	1,135,429,376	488,814,791
Balance sheet accountings – Others[4]	-	7,238,696,938	-	-
Excluded[4]	6,944,801,105	314,441,199	-	-
Subtotal	22,901,868,248	13,361,421,444	5,824,979,067	2,507,717,333

Grand Total	132,542,929,575	35,886,918,940	40,755,694,604	17,864,665,777

Footnotes:

(1)     For certain assets the accounting classes originally defined by the Client have been reclassified by EY to provide a better perception of their nature.

(2)     The acquisition and accounting values are illustrative only for the purposes of the reconciliation. The values were obtained from fixed asset listing in June 2017. Those values were not audited by EY.

(3)      Assets held at book value.

(4)     Assets related to the value of previous valuations, which were no value was assigned.

Abbreviations:

OC: Original Cost

NBV: Net Book Value

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.                Valuation of properties and assets

4.1                Assets Identification

Based on the portfolio of the identified assets, we have classified the assets into groups and subgroups based on their functional characteristics. These classifications were established in order to facilitate the grouping of similar assets and assist in for the valuation, including the selection of the methodology and its application in the valuation. The classifications were determined with the sole purpose of valuation and were based on or modified according to the classes implemented by the Client in its accounting registers, which may be summarized as follows:

Real Property

„   Land: includes land owned by the Client.

„   Buildings and Improvements (B&I): includes the buildings and improvements made in the Client’s properties such as paving, fences, walls, etc.

„   Buildings and Improvements – Sale: includes buildings and improvements intended for sale.

„   Leasehold Improvements: includes constructions and improvements made in third party properties.

Personal Property and other Assets

„   Machinery and Equipment: includes all operations and auxiliary equipment used in the data transmission process, such as antennas, optical cables, decoders, analog and digital radio, network management, etc.

„   Facilities: It includes all services and materials related to the facilities (installations) of access equipment, optical cable and last mile cost.

„   Infrastructure: includes the services and materials related to the underground plumbing infrastructure, air conditioning, power equipment, poles, towers, etc.

„   Computer Equipment: includes computers, servers, network systems and related equipment to computers, such as desktops, notebooks, switches, access points, etc.

„   Furniture and Fixtures: includes tables, chairs, files fax machines and other items related to the office.

„   Vehicles : includes small passenger cars, vans and trucks; and

„   Software: includes commercial software and custom software for the Oi Group Business.

„   Others: includes assets related to Constructions in progress, other intangibles assets other than software and Balance Sheet accounts.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.2                Real Property

4.2.1 Procedures and Valuation Methodology

The scope of this analysis includes the valuation of the real property assets (land, buildings and improvements) of Oi Group, with a total of 7,893 properties distributed all over Brazil. Therefore, we segregated this scope in two distinct parts:

„   Most relevant properties: 204 most relevant properties were selected (the "Group of 204 properties") which had priority in the evaluation work. For these properties, it was preferentially applied the Sales Comparison Approach (Market Approach) or the Evolutivo Approach, following the guidelines established in the Brazilian standards NBR 14.653 from ABNT. The selected properties may be found at the Results Appendix attached to this Report; and

„   Other properties: 7,689 remaining properties where evaluated using the Cost Approach, since the big amount of data to be processed, thus not meeting the requirements for classification in grade I of substantiation of that normative.

In accordance with the agreement with the Oi Group, site inspections were not executed, since the Company regularly perform assets inventories, which are audited and presented to ANATEL. Thus, these information were provide by the Company and used as base for the development of this analysis.

The methods and procedures used to perform this engagement were developed using the principles and guidelines established in the Brazilian standards published by ABNT - Brazilian Association of Technical Standards, NBR 14.653 in its parts:

„   1 – Procedimentos Gerais - General Procedures

„   2 – Imóveis Urbanos – Urban Real Property

Valuation Methodology - Market Value

In order to estimate the market values of the real property assets, we considered the Income Approach, the Market Approach (Sales Comparison), the Cost Approach, and the combination of the two lasts approaches, which is the Evolutivo Approach. The methodologies were applied considering the nature of the assets evaluated. We describe the concept of each methodology below.

When considering the Market Approach we identified some categories of assets for which there is an active market. In this context, we use this method to evaluate the land and commercial properties of the Group of 204 Properties.

The Direct Cost Approach was considered for the valuation of the Buildings and Improvements of the 204 Properties Group. The Indirect Cost Approach was considered for the valuation of the 7,689 properties and for the leasehold improvements assets.

Market Approach

This method identifies the market value of the asset through the technical treatment of attributes of comparable elements of the sample. Moreover, this method captures the asset value loss from all forms of depreciation relating to it.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Specifically in the case of the real property assets, we have performed a recent sales analysis or current offers of similar properties (comparables) to the subject properties analyzed. The comparables obtained from the market were provided by various sources, such as property owners, real estate brokers, real estate agencies, and / or through public source of information. These assumptions are accepted as "good and valid".

Among the basic procedures used on the Market Approach, we may list:

„   The collection of sales data or offers of similar assets.

„   The consolidation and organization of the collected information

„   The understanding of equivalences and differences in comparison with the subject assets.

„   The identification of dependent and independent variables in the case of the use of scientific treatment or adjustment factors in the case of use of treatment factors.

„   Sanitation of discrepant samples; and

„   The conclusion with the resulted value based on the average of sanitized comparables in the case of use of the treatment factors or by replacing the variables in the regression model adopted in the case of the use of scientific treatment.

Utilization of the Scientific Treatment

The Market Approach with scientific treatment considers empirical evidence for the use of scientific methodology, leading to the induction of the validated model for market behavior. This method was used specifically for the valuation of the land.

The regression models are obtained from the relationship observed in the survey, resulting in a certain equation of the following type:

Y = b0 + b1 . x1 (+ error)

This equation is a linear regression, where we observe the behavior of a dependent variable in relation to the others variables responsible for the variability in prices, this is, to represent the market. In the linear model the dependent variable is expressed by a linear combination of independent variables which can be qualitative or quantitative.

The independent variables refers to physical characteristics such as the area and front size, the location (neighborhood, street, etc.), and economic characteristics (offer/ transaction).

Based on the sample extracted from the market, some basic assumptions are defined to start the linear regression model:

„   Minimum data effectively used in the case of using dichotomous and qualitative variables expressed by codes allocated in the model variables must be in compliance with the criteria specified in NBR 14.653.

„   Evident correlations among the independent variables.

„   The measures of the subject properties characteristics must not exceed 100% of the upper limit sample, nor less than half the lower limit sample.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   The estimated value shall not exceed 20% of the value calculated at the limit of sample border for these variables.

Treatment via statistical inference is applied preferably in heterogeneous samples, since the differences are properly considered, including the possibility of using interactions.

In research of the real estate market, it was obtained a sample of 670 comparables in various cities and regions of the Group of 206 Properties that formed the basis for the calculation of statistical inference. Based on the carried out research, we identified the following variables that can influence the real estate market behavior:

„   Land Unitary Value: (BRL$/m²) – dependent variable

„   Total Area (land area in m²) - quantitative independent variable with inverse relationship to the land unitary value (BRL/m²).

„   State GDP: independent variable, allocated code, with the inverse relationship to the land unitary value (BRL/m²) referring to the GDP of the state where the property is located.

•      Above de 1 trillion = 1

•      Between 500 billion and 1 trillion = 2

•      Between 300 billion and 500 billion= 3

•      Between 100 billion up to 300 billion = 4

•      Less than 100 billion = 5.

•      City – independent variable, allocated code with inverse relationship to the land unitary value (BRL/m²) for the type of city in which the property is located.

•      Capital = 1

•      Big city = 2

•      Countryside = 3

„   Location – independent variable, allocated code with inverse relationship to the land unitary value (BRL / m²) regarding the location of the property in the context of the city.

•      Downtown or Beach (for coast cities) = 1

•      Neighborhood = 2

•      Suburb = 3

•      Rural = 4

„   Commercial destination (Vocation) – independent variable, allocated code, inversely proportional relationship to the land unitary value (BRL/m²).

•      High = 1

•      Medium- high = 2

•      Medium = 3

•      Medium-low = 4

•      Low = 5

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   Topography – independent variable, allocated code, inversely proportional relationship to the land unitary value (BRL/m²).

•      Flat = 1

•      Declivity up to 5% = 2

•      Declivity up to 5ª 10% = 3

•      Declivity between 10% a 20% = 4

•      Declivity more than20% = 5

„   It is important to note that since we did not perform site inspections, we consider the land of the Group of 204 Properties as flat for estimating their market values. If any of these properties present different situation from the adopted, its market value will be lower.

„   The offer/sale factor was applied to all comparable used in the linear regression, discounting 10% in the offered value due to overestimation usually observed in the market.

„   In addition, for comparables where there was buildings, we calculated the residual amount for the land portion only by discounting the value of the existing building via Cost Approach Method.

Through the statistical treatment used for the collected sample, it was obtained the following regression model:

Unitary Value (BRL/m²) = e^( +9.939808314 -1.228192382 * ln (State GDP) +1.618771676 / City Scale +49.59869424 / Land Area (m2) -0.1453127389 * Location² -0.7939852544 * Vocation -0.3601972714 * ln (Topography))

Correlation coefficient: 0.8876

Determination Coefficient: 0.7879

The details of the estimated values using the linear regression, the details of the sample considered in the analysis and other statistical parameters extracted from the statistical inference are presented in Appendix 7 of this Report.

Utilization of the Factors Treatment

The Market Approach using factors treatment performs homogenization of the comparables sample through factors and adjustment criteria of the differences between the subject property and the comparable, with further statistical analysis of the homogenates results. This method was adopted specifically for the valuation of the commercials buildings and shops.

The adjustment factors identified and applied in order to consider the differences between the comparables and the subject properties are detailed below:

„   Offers/sales Factor: refer to the discount of values offered due to overestimation usually observed in the market.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   Location Factor: were based on a property’s proximity to an urban center and major intersections.

„   Quality of access factor: refers to the quality of access routes to the properties

„   Construction Standard factor: It refers to the constructive standard of each property according to the adjustment factor published by IBAPE -SP.

„   Depreciation factor: refers to the age and the physical deterioration of each property.

„   Number of parking spaces Factor: refers to the quantity of parking spaces in the garage existing in each property.

„   Area Factor: refers to the influence of the different areas between the analyzed property and the comparable. The formula is described by the following expression:

The details of the values estimated via factors treatment, and the details of homogenization sheets are presented in Appendix 5 of this Report.

Cost Approach

We utilized the Cost Approach to estimate the market value of the buildings and improvements.

Calculation of the RCN with the Cost Approach

The first step in calculating the direct cost is based on developing a RCN estimative of each building and improvement through the unit costs R8N called CUB (Basic Unitary Cost) published by Sinduscon of each state. In these basic costs adjustment factors are applied based on IBAPE-SP studies according to the type and construction standards of each building.

It was also used the unitary costs published by SINAPI for the calculation of improvements such as fences, walls, swimming pools and sports courts, for example. The costs of BDI (Benefícios e Despesas Indiretas), where applicable, were also included.

The details of the values estimated via the cost approach by property is presented in Appendix 6 of this Report.

Calculation of the RCN with the indirect Cost Approach

We use the Indirect Cost Method to evaluate the assets that were not covered by Market Approach or the Direct Cost Approach.

From the perspective of the Indirect Cost Approach, the RCN for each asset or group of assets was estimated by updating the historical costs recorded in the asset list based on asset type and acquisition date through the application of economic indexes (trends). These costs generally include the base cost of the asset and any additional considerations relating to the goods, taxes, place of delivery, installation, labor and overhead costs such as engineering, procurement, construction and borrowing costs of management and are considered appropriate in analysis context.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

The adjustment factors / price index used in our analysis were derived from the inflation rates published by the Fundação Getúlio Vargas.

Updating Indexes

The following economic indexes were applied for the values updating:

Asset Class	Trend Indexes
Land	IPCA
Buildings and Improvements	INCC

Physical deterioration and obsolescence

Since some assets were used over different periods, the market value is estimated by the adequacy of the RCN to the loss of value due to physical deterioration, plus the effect of possible functional and / or economic obsolescence of each asset.

Physical deterioration

Our estimation of physical deterioration was primarily conducted under the age/life concept. Under this concept, the physical loss in value is attributed to the relationship between the estimated useful life of an asset and its remaining useful life at a given point in time. The key definitions in this regard are as follows:

„   Normal useful life (NUL) – The life, usually in terms of years, that an asset will be used before it deteriorates to an unusable condition or is retired from service;

„   Chronological age (CA) – The portion of an asset’s life elapsed since it was originally placed into service;

„   Effective age (EA) – The age of an asset indicated by its actual condition, which may or may be not equal to the CA;

„   Remaining useful life (RUL) – The period over which an asset will remain in use before it is retired from service;

The NUL estimations used in the valuation of the real property assets were based on various published sources and in our experience valuing similar assets.

Different physical deterioration profiles are known and widely used in practice that operate under the basic concepts outlined previously. In the Cost Approach analysis, we utilized the following physical deterioration curves:

„   Straight line depreciation - a linear consumption of utility of an asset over its useful life.

„   Ross-Heidecke - considered the maintenance conditions, the chronological age the useful life of the constructions.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

For some asset classes, we adopted the useful life, the depreciation method and the residual factor listed in the table below:

Useful Lives and depreciation metrics

Asset Class	NUL (years)	Hold Factor
Land	N/A	N/A
Buildings	60 - 80	20%
Improvements	20 - 50	5% - 10%

Hold factors are depreciation rates used to stabilize the minimum value of the assets remaining in use that have reached or exceeded their expected useful life.

Evolutivo Method

The Evolutivo Method identifies the value of the asset by the sum of the values of its components, linked to a marketing factor to reflect the market value.

For the valuation of certain properties, we use the land components estimated by the Market Approach with the utilization of the scientific treatment and the building and improvements values estimated by the Cost Approach. The marketing factor adopted over the sum of the components was 1.0.

Valuation Methodology – Forced Liquidation Value

Considering the types and groups of assets that were part scope of our analysis, as well as the industry/ core business of Oi Group, we applied two different scenarios:

„   For properties registered in the asset base list and identified as non-reversible assets we applied the liquidation of asset by asset scenario.

„   For properties registered in the asset base list and identified as reversible assets as well as for all the personal property assets, we applied the liquidation of assets considering an ongoing business scenario.

4.2.2 Value Presentation

As of the Valuation Date that references this valuation work and based on the parameters and assumptions mentioned above, we estimate the market value and forced liquidation value of the real property assets as being BRL$ 7,931 million and BRL$ 3,733 million, respectively. The analytical detail of each property is presented in Appendix 4 of this Report.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

4.3                Personal Property and Other Assets

4.3.1  Valuation Procedures and Methodology

The scope of our analysis also included the valuation of the personal property assets of Oi Group. This valuation procedures were based on the fixed asset listing (extraction of the accounting base of the Company's control systems) and other documents relating to the Oi Group. Therefore this part of the scope of work was divided into seven distinct asset classes, listed below:

„   Machinery and Equipment

„   Facilities

„   Infrastructure

„   Computer Equipment

„   Furniture and Fixtures

„   Vehicles; and

„   Software

In accordance with the agreement with the Oi Group, we did not perform site inspections of the personal property assets, since inventory works is frequently performed by the Concessionaire, which are audited and presented to ANATEL. Thus, the information was provided by the Company and used as base information for the realization of this work.

The methods and procedures used to perform this engagement were developed using the principles and guidelines established in the Brazilian standards published by ABNT - Brazilian Association of Technical Standards, NBR 14.653 in its parts

„   1 – Procedimentos Gerais - General Procedures

„   5 – Máquinas, Equipamentos; Instalações e Bens Industriais em Geral - Machinery and Equipment, Facilities and General Industrial Property

According to the aforementioned standards, the subject assets can be evaluated based on the Cost, Market and Income Approaches. Although all the three approaches can be considered in the analysis, the nature of the assets and the available information indicates which method – or methods – will be used to estimate the market value of each asset. The details of the initial valuation procedures and methodology applied are present bellow.

The methodologies chosen for this work considered the level of detail and quality of information generated and provided by the Company. Thus, considering the limited time for execution of the analysis, the volume of data and the detailed/ supplied information provided by Oi Group, we adopted the Cost Approach, however, it was not possible to meet the minimum grade I of substantiation of the aforementioned standard as exposed in this Report.

Valuation Procedures

At the beginning of the analysis we collected information from the administration of the Oi Group. In order to facilitate the understanding of the procedures performed, we segregate this phase of the scope in two distinct phases, which are presented below with their detailed procedures used in each one:

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   Data Collection and Conference

„   Analysis of the information and meeting with professionals of the Company

Data Collection and Conference

The first stage of the analysis of the personal property assets began with the data collection procedures. We worked together with Management to determine which information would be relevant to the successful conclusion of the analysis and to determine what information would be previously available.

At the end of this phase it was provided from the Administration the electronic copy of the fixed asset listing as of the valuation date. In this initial listing it was presented analytical detail on an assets-by-assets bases with the following key information, but not limited to these:

„   Company Code

„   Account Number

„   Account Description

„   Location Code

„   Asset Number

„   Asset Description

„   Acquisition Date

„   Acquisition Value

„   Accumulated Depreciation

„   Net Book Value

In addition to the information above, the Management provided two documents that were also considered in our analysis, which were used to support the accounting statements and it is demonstrated as follows:

„   Balance sheet information

„   Presentation of the information and characteristics of the assets.

As part of our due diligence procedures, we performed a check between the net book value of fixed assets of the listing generated by the system of the Companies under Reorganization with the net book value presented in the Company's audited accounting report as of June 30th, 2017 and we obtained a practically null deviation.

Data Analysis and discussions with the Company

The second phase of the personal property assets analysis was the rigorous verification of the information registered in the accounting base provided by Management, followed by meetings with them and with professionals in the accounting department, and several e-mails exchanges and contacts by phone. The meeting aimed to map the accounting treatment adopted for the personal property assets belonging to Oi Group in order to assist EY in the valuation procedures. As a result of this phase, we present below the main issues discussed at the meeting and the procedures adopted by EY regarding to the accounting information available:

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

„   Assets with acquisition costs equal to zero: the accounting department informed that records of assets with acquisition costs equal to zero refer to items which, although still appear in the asset listing, they should be excluded. Thus, these assets were not included in our valuation analysis.

„   Assets with negative values: the accounting department reported that such records relate to tax refund and therefore, they were kept in the valuation analysis.

„   Assets identified with acquisition values below BRL$ 1.00: the accounting department informed that these records are for sub-items which belong to a main asset. These sub-items were assigned to the main asset in an inventory and reconciliation work performed previously, according to specific criteria. Considering this, we have adopted this procedure as correct and kept these assets in the valuation analysis.

„   Acquisition date of the assets: during the meeting with the accounting department professionals, we identified that the Company's system updates the acquisition dates of the assets to the last date that there was an adjustment/ update of the record/ asset in the system. Therefore, the traceability of the original acquisition date of the asset was lost. Thus, we considered as the acquisition date in our analysis as the earliest date between the acquisition date recorded in the accounting base and the acquisition date calculated by EY based on the depreciated value recorded in the accounting system.

In addition to discussions with an Accounting team, we held meetings with the Engineering team in order to understand the replacement cost of the equipment that makes up the network transmission infrastructure. As a result of this step, we present a follow-up of key topics discussed in meetings and the procedures adopted by EY based on the information provided:

„   Discussions about the physical quantity and types of towers and poles and length (km) of metallic and optical cables that make up the Company's data transmission infrastructure.

„   Infrastructure projects: in the meeting with the professionals of the engineering area, it was discussed the replacement costs of a new infrastructure project involving optical and metallic cables, cable support pole, ditches and conduits, labor work and installation per kilometer.

In this way, we calculate the value of the installation project of optical and metallic cables for the mileage installed as of today of Oi Group in order to corroborate with the calculation of the reproduction cost used as the basis in our calculation of the market value of the assets.

Additionally, other documents and Company’s data were requested to better support the details of this valuation, but the data provided were not or did not have enough information, making it difficult the application of more precise methodologies that could better support the substantiation grades suggested by the valuation standards.

Other meetings and discussions were conducted:

„   Discussions with the supply department in order to understand the composition of the unitary construction costs of the external transmission structure of the Company.

„   Discussions about the physical quantities and types of towers, poles and length (km) of metallic and optical cables that compose the Company's data infrastructure.

„   Discussions with Engineering to develop an analysis of replacement cost new for metallic cables and fiber optics overhead, underground and buried based on recent budgets that include all engineering, foundation and installation costs.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Valuation Methodology – Market Value

In order to estimate the market value of the personal property assets the Cost Approach was considered. The methodology was applied appropriately considering the nature of the assets under consideration, the purpose and the availability of information. We describe bellow the concept of the applied methodology.

Cost Approach

The Cost Approach starts from the current Replacement / Reproduction Cost New (RCN) of the evaluated assets and then subtracts the loss of value caused by physical deterioration and functional and economic obsolescence inherent in the asset. The logic behind this method is the substitution principle, which assumes that a prudent buyer will not pay for a lot more than the cost of purchase of a new substitute of equivalent value. The same principle can be applied to a single assets or entire plants.

As the first step in the application of this method, the current RCN of the subject assets can be determined by:

„   Direct Cost: the RCN is calculated using the Replacement Cost New that is the current cost of a similar asset new that has similar characteristics to those of the evaluated asset.

„   Indirect Cost: the RCN is calculated using the Reproduction Cost New that is the current value of a new replica of the subject asset using the same material. This cost is usually estimated by applying the financial actualization indexes to the historical cost of the subject asset.

„   The estimated RCN is adjusted, if necessary, based on costs that considers the capacity to reflect both the current and the future use. Thus, our considerations about the RCN also includes the direct costs associated to freight, installation, local delivery and commissioning as well as indirect costs such as engineering, procurement, construction management as appropriate, when applicable.

Calculation of the RCN with the Indirect Method

We have applied the indirect method of the Cost Approach to value all the personal property assets.

Under the indirect method of the Cost Approach, the reproduction cost new for each asset or group of assets was estimated by indexing historical costs recorded in the fixed asset listing based on asset type and acquisition date. These costs generally includes the base cost of the asset, any additional considerations regarding freight, taxes, local delivery, installation and commissioning and indirect costs such as engineering, procurement, construction management and borrowing costs as appropriate and applicable.

The price adjustment/index factors used in our analysis were derived from inflation and monetary indices published by Fundação Getúlio Vargas.

Actualization Indexes

The following economic indexes were used for the values updating.

Asset Class	Trend Indexes
Machinery and Equipment	IGPM
Facilities	IGPM
Infrastructure	IGPM
Computer Equipment	N/A1
Software	N/A1
Other Assets	N/A2
Furniture and Fixtures	IGPM
Vehicles	IGPM

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Footnotes:

(1)     These assets were not updated their costs by economic indexes due to technological obsolescence inherent to them.

(2)     Others: Includes the assets related to Construction in Progress, Intangibles assets other than Software and Balance sheets accounting that were held at net book value.

Physical deterioration and obsolescence

As some of the assets have been in use over varying periods of time, it is reasonable to assume that an asset’s market value is something less than its RCN. Therefore, allowances were made for physical deterioration as well as functional and economic obsolescence as they might apply.

Physical deterioration

Our estimation of physical deterioration was primarily conducted under the age/life concept. Under this concept, the physical loss in value is attributed to the relationship between the estimated useful life of an asset and its remaining useful life at a given point in time. The key definitions in this regard are as follows:

„   Normal useful life (NUL) – The life, usually in terms of years, that an asset will be used before it deteriorates to an unusable condition or is retired from service.

„   Chronological age (CA) – The portion of an asset’s life elapsed since it was originally placed into service.

„   Effective age (EA) – The age of an asset indicated by its actual condition, which may or may be not equal to the CA.

„   Remaining useful life (RUL) – The period over which an asset will remain in use before it is retired from service.

The NUL estimations used in the valuation of the personal property assets were based on discussions with the respective Company’s engineering personnel, in the analysis of the Company’s accounting lives, various published sources, and our experience valuing similar assets.

Different physical deterioration profiles are known and widely used in practice that operate under the basic concepts outlined previously. In the Cost Approach analysis, we utilized the following physical deterioration curves:

„   Straight-line depreciation - a linear consumption of utility of an asset over its useful life.

In regard to certain asset classes, we have adopted the normal useful lives, depreciation profiles and hold factors presented in the table below.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Useful lives and depreciation metrics

Asset Class	NUL (Years)	Hold Factor
Machinery and Equipment	3 - 10	1%
Facilities	2 - 25	1%
Infrastructure	20 - 48	1%
Computer Equipment	5 - 10	1%
Furniture and Fixtures	10	1%
Vehicles	5	30%

Hold factors are depreciation rates used to stabilize the minimum value of the assets remaining in use that have reached or exceeded their expected useful life.

Valuation Methodology – Forced Liquidation Value

Considering the types and groups of assets that were part of the scope of our analysis, as well as industry/ core business of Oi Group, we applied the liquidation of assets considering an ongoing business scenario.

4.3.2  Value Presentation

As of the Valuation Date that references this valuation work and based on the parameters and assumptions mentioned above, we estimate the market value and forced liquidation value of the personal property assets as being BRL$ 27,000 million and BRL$ 11,624 million, respectively. The analytical details of the personal property assets is presented in the Appendixes 1 to 3 of this Report.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

5.              Appendixes

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. Appendix 2

Valuation of the fixed assets and certain intangibles assets as of June 30, 2017

Sumary of Value by Asset Class (BRL)

Assests Class (EY)	Acquisition Value1	Net Book Value1	Market Value	Forced Liquidation Value
Acesso	9.716.733.177	1.747.607.664	2.068.233.306	890.397.107
Acesso - Cabos	12.471.859.678	2.035.635.426	2.537.177.377	1.092.282.670
Arrendamento	3.388.989	-	54.681	23.541
Benfeitorias em Imóveis de Terceiros	2.130.287.704	658.415.387	1.334.259.739	574.413.442
Central digital	121.684.415	5.522.815	1.962.486	844.872
Classe somente no balanço	-	1.135.429.376	1.135.429.376	488.814.791
Computador - Servidor	3.050.697.026	655.634.358	498.280.185	214.515.081
Computador - Software	8.511.465.109	1.109.366.605	1.126.062.365	484.782.190
Construções e Benfeitorias	3.034.143.632	571.832.263	4.118.644.327	1.872.999.453
Construções e Benfeitorias - Venda	-	-	-	-
Custo List Mile	5.022.909.835	985.537.545	759.690.352	327.055.023
Equipamento de transmissão	32.706.446.094	4.650.382.645	5.437.374.274	2.341.094.622
Equipamento de transmissão - Acesso remoto	110.151.837	5.454.669	9.498.680	4.089.286
Equipamento de transmissão - Antena	1.920.519.081	641.897.222	706.652.955	304.221.842
Equipamento de transmissão - Cabo Coaxial	5.656.539	1.235.240	533.509	229.681
Equipamento de transmissão - Cabo Optico	3.269.956.781	318.711.412	388.913.609	167.431.571
Equipamento de transmissão - Comutação	3.876.953.896	1.158.684.832	1.014.595.926	436.794.666
Equipamento de transmissão - Decodificador	1.702.671.195	1.364.911.204	1.411.778.610	607.786.165
Equipamento de transmissão - Energia	235.521.060	161.865.197	214.561.754	92.371.187
Equipamento de transmissão - Gerenciamento de Rede	599.136.208	252.214.505	290.085.735	124.885.089
Equipamento de transmissão - Rádio Analógico	782.387.324	1.300.136	32.627.772	14.046.613
Equipamento de transmissão - Radio Base BTS	8.876.013.434	3.357.730.908	3.733.980.294	1.607.519.443
Equipamento de transmissão - Rádio Digital	3.692.219.767	331.026.758	477.184.939	205.433.346
Equipamento de transmissão - Terminais	2.210.409.078	89.297.416	178.444.205	76.822.186
Equipamentos sobressalentes	1.646.312.137	50.922.681	70.190.985	30.217.988
Estorno ICMS	345.062.881	71.760.850	74.631.522	32.129.688
Infra-estrutura - Canalização subterrânea	4.347.351.344	699.456.441	2.282.163.726	982.496.498
Infra-estrutura - Climatização	687.978.226	147.166.188	248.196.313	106.851.176
Infra-estrutura - Container	41.455.743	5.178.528	7.077.397	3.046.897
Infra-estrutura - Elevadores	22.079.238	2.656.532	5.124.382	2.206.101
Infra-estrutura - Equipamento de Energia	3.287.190.143	1.079.912.320	1.728.991.006	744.349.579
Infra-estrutura - Postes	751.680.903	313.969.848	441.826.737	190.211.253
Infra-estrutura - Torres	1.294.864.364	637.279.312	2.090.762.943	900.096.362
Instalação - TV	655.569.879	115.023.788	101.792.882	43.822.952
Intangível	399.889.775	256.977.309	256.977.309	110.631.548
Intangível - Ágio	318.221.025	73.923.538	73.923.538	31.824.894
Intangível - Concessão	3.810.273.961	1.012.855.553	1.012.855.553	436.045.417
Intangível - Direito de passagem	22.020.046	-	-	-
Intangível - Fidelização	736.656.299	61.189.997	61.189.997	26.342.964
Intangível - Obras em andamento	130.086	130.086	130.086	56.004
Investimento	-	-	-	-
Móveis e Utensílios	319.448.532	66.210.353	84.252.184	36.271.488
Obras em andamento	2.158.410.842	2.158.410.842	2.158.410.842	929.219.525
Terrenos	265.219.508	265.219.503	2.478.061.453	1.285.601.895
Uso geral	418.204.234	74.902.104	102.058.742	43.937.407
Veículos	18.897.445	941.446	1.050.549	452.273
Excluídos	-	-	-	-
Instalação - Cabo Optico	-	-	-	-
Intangível - Deságio	-	-	-	-
Arrendamento - Satélite	-	-	-	-
Equipto Conversores	-	-	-	-
Classe somente no balanço - Mais Valia	-	-	-	-
Máquinas e Equipamentos	-	-	-	-
Excluído	6.944.801.105	314.441.199	-	-
Classe somente no balanço - Outros	-	7.238.696.938	-	-
Total	**132.542.929.575**	**35.886.918.940**	**40.755.694.604**	**17.864.665.777**

Notes:

1. The acquisition and net book values are illustrative only for the purposes of the reconciliation. The values were obtained from fixed asset listing in June 30, 2017. Those values were not audited by EY.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. Appendix 3

Valuation of the fixed assets and certain intangibles assets as of June 30, 2017

Sumary of values per OI's assetsbook classes (BRL)

Book Account	Account Description	Acquisition Value1	Net Book Value1	Market Value	ForcedLiquidation Value
	ARMARIO VELOX - CUSTO DE DESMOBILIZAÇÃO	-	16.386.624	16.386.624	7.054.621
	OBRAS EM ANDAMENTO	-	34.859.887	34.859.887	15.007.563
	IMOB.-BENS E INSTALAÇÕES A CLASSIFICAR	-	519.064.033	519.064.033	223.462.755
	MATERIAL PARA APLICAÇÃO	-	409.826.863	409.826.863	176.434.956
	MATERIAL PARA APLICAÇÃO-TRASMISSÃO	-	-	-	-
	PROVISÃO PARA PERDAS DE MATERIAIS	-	-8.430.338	-8.430.338	-3.629.353
	BENS INTERMEDIÁRIOS PROVISIONADOS	-	10.217.904	10.217.904	4.398.920
	DEPREC ACUM ARMARIO VELOX - CUSTO DESMO	-	-13.540.265	-13.540.265	-5.829.232
	CIAP - CONTROLE ICMS	-	-373.106.027	-373.106.027	-160.626.234
	CIAP - CONTROLE ICMS RETIFICADORA	-	373.106.027	373.106.027	160.626.234
	BENS INTERMEDIÁRIOS PROV.- RETIFICADORA	-	-10.217.516	-10.217.516	-4.398.752
	DISPÊNDIOS COM INOVAÇÃO TECNOLÓGICA - I	-	463.365.179	463.365.179	199.483.788
	DISPÊNDIOS INOVAÇÃO TECNOLÓGICA – APOIO	-	31.730.392	31.730.392	13.660.281
	DEP. DE DISPÊNDIOS COM INOVAÇÃO TECNOLÓ	-	-463.365.179	-463.365.179	-199.483.788
	AMORTIZ. DISPÊNDIOS INOVAÇÃO TECNOLÓGIC	-	-31.730.392	-31.730.392	-13.660.281
	CUSTO EQUIPAMENTO TRANSMISSÃO	-	332.935.026	332.935.026	143.332.178
	DEPR ACUM CUSTO EQ TRANSMISSAO (CCL)	-	-83.233.756	-83.233.756	-35.833.044
	IMOB.-BIA - ADIANT./ PAGTO.ANTECID.VARI	-	588.796	588.796	253.483
	IMOB.-BIA-MAT.EM ESTOQUES-PROV.PERDAS P	-	-203.253	-203.253	-87.503
	DEPR/ACUM PROVISÃO TRANSMISSÃO	-	-26.685.753	-26.685.753	-11.488.509
	RET DEP ACUM L-12.973 EQUIP. DE ENERGIA	-	-90.380	-90.380	-38.910
	ENCARGOS FINANCEIROS - CONTA TRANSITÓRI	-	-74.325	-74.325	-31.998
	RET DEP ACUM L-12.973 EQUIP. DE ENERGIA	-	-26.722	-26.722	-11.504
	RETIFICADORA - RECL BEN FISCAL S/ MAIS	-	-1.994.148.083	-1.994.148.083	-858.502.606
	IMOB-BIS-PROVISAO PARA PERDA	-	-12.462.256	-12.462.256	-5.365.138
	IMOB.-BIA-MATERIAL PARA APLICAÇÃO OBRAS	-	-5.982.762	-5.982.762	-2.575.645
	DP/AM RETIFICADORA - RECL BEN FISCAL	-	1.957.704.888	1.957.704.888	842.813.412
	REV. PROV. P/ RED. AO VALOR BENEFÍCIO F	-	-70.593.947	-70.593.947	-30.391.468
	ÁGIO EM PARTICIPAÇÃO SOCIETÁRIA	-	-2.345.018.683	-2.345.018.683	-1.009.556.245
	LICENÇAS REGULATÓRIAS (MAIS-VALIA BRT)	-	14.477.393.876	-	-
	AJUSTE GOODWILL BRT CONSOLIDADO	-	-64.823.000	-64.823.000	-27.907.012
	MARCAS E PATENTES	-	115.777.000	115.777.000	49.843.267
	OUTROS INTANGÍVEIS	-	381.515.000	381.515.000	164.246.389
	ÁGIO S/INVESTIMENTO PT - PORTUGAL	-	21.094.320	21.094.320	9.081.336
	AMORTIZAÇÃO DO ÁGIO PART SOCIETÁRIA	-	2.352.387.818	2.352.387.818	1.012.728.739
	AMORT. ACUM. LIC. REGULATÓRIAS (MAIS-VA	-	-7.238.696.938	-	-
	AMORT. ACUM. OUTROS INTANGÍVEIS	-	-381.515.000	-381.515.000	-164.246.389
	Intangível - Ágio	-	153	153	66
	Imobilizado - Depreciação Acumulada	-	117.102	117.102	50.414
	Sobra fisica terreno	0	0	291.391.000	154.354.881
ZYEQCLIM	Infra-estrut: Equipamento climatização	216.473.530	23.327.886	59.430.699	25.585.510
ZYPREDIO	Infra-estrut: Prédios/construção civil	1.128.348.729	149.418.920	1.390.786.703	612.202.605
ZYPREELV	Infra-estrut: Elevadores	12.346.248	41.001	1.736.746	747.687
ZYPREINS	Obras Civis - Instalações Prediais	104.282.593	1.917.243	111.244.908	47.957.059
ZYTERREN	Infra-estrut: Terrenos	56.258.480	56.258.480	822.584.326	368.842.678
	Sobra fisica construção	0	0	21.824.100	15.119.293
ZACARRIE	Acesso - Equipamento CARRIER	189.844.043	9.050	4.846.613	2.086.520
ZACBMTA	Acesso - Cb Metálico Aéreo	7.414.005.260	1.598.501.634	1.849.669.025	796.302.788
ZACBMTE	Acesso - Cabo Metálico Enterrado	45.804.289	3.608.045	5.852.510	2.519.570
ZACBMTST	Acesso - Cabo Metálico Subterrâneo	9.781.720.322	832.428.705	1.153.819.887	496.732.108
ZACBOPA	Acesso - Cabo Optico aéreo/subterraneo/predial	1.936.605.321	973.933.410	1.107.657.134	476.858.537
ZACBOPE	Acesso - Cabo Optico Enterrado	174.906.753	44.195.932	58.185.110	25.049.327
ZACBOPST	Acesso - Cabo Óptico Subterrâneo	529.064.355	177.784.954	208.101.970	89.590.179
ZACINSLA	CUSTO LIST MILE LA	2.903.556.367	356.244.871	333.526.983	143.587.022
ZADDG	Acesso - Distribuidor Geral - DG	673.042.541	42.873.281	56.584.338	24.360.178
ZAEQPRES	Acesso - Eq. Pressuriz.	205.215.391	42.992.545	54.352.308	23.399.264
ZARADMON	Acesso - Rádio Monocanal	1.193.789.021	63.223.342	101.998.308	43.911.389
ZARADMUL	Acesso - Rádio Multiacesso	36.192.939	652	689.368	296.781
ZARMARIO	REDE DE ACESSO ARMARIO	1.828.584	1.812.852	1.782.923	767.568
ZCOMDEST	Central Digital de Estoque	121.684.415	5.522.815	1.962.486	844.872
ZCOMDIG	Comutação Digital	14.736.124.309	347.921.632	666.892.604	287.104.575
ZCOMDNG2	Eqptos. de Central Digital Rede NGN2	9.048.956	8.251.730	8.278.183	3.563.848
ZCOMDNGN	Eqptos. de Central Digital Rede NGN	342.224.038	133.930.684	166.841.947	71.827.287
ZETANTEN	Equipto Transmissão - Antena/Guia de onda	235.317.283	50.636.690	65.547.157	28.218.769
ZET-AU/V	Equipto Transmissão - Equipamento AUDIO/VIDEO	51.061.732	12.392.790	14.124.829	6.088.033
ZET-BRAS	Equipto Transmissão - Servidor Acesso Remoto -BRAS	38.334.971	4.106.115	6.166.717	2.654.839
ZETCRCON	Eq.Transmissão-Digital Access Cross Conect - DACS	45.936.573	9.544.534	10.877.733	4.682.983
ZETIADSL	Custo List Mile ADSL	1.701.745.652	498.651.139	325.038.476	139.932.626
ZETIDADO	CUSTO LIST MILE DADOS	417.607.817	130.641.534	101.124.893	43.535.375
ZETMODEM	Equipto Transmissão - Modem	1.466.393.239	256.845.596	297.468.988	128.063.660
ZETMULFX	Equipto Transmissão - Multiplex Flexivel	1.522.839.479	255.672.524	287.617.426	123.822.454
ZETMXDGP	Equipto Transmissão - MUX Digital - PDH	2.097.852.946	3.432.276	71.884.713	30.947.157
ZETMXDGS	Equipto Transmissão - MUX Digital - SDH	3.453.871.635	793.208.586	864.443.081	372.152.221
ZETMXXWD	Equipto Transmissão - MUX x WDM	1.117.952.469	604.199.303	628.570.650	270.606.554
ZETOPDH	Equipto Transmissão - Equip Modem Óptico	509.048.859	119.350.724	123.782.130	53.289.564
ZETPADSL	Equip. de Transmissão - Plataformas ADSL	1.950.092.897	585.233.731	643.999.658	277.248.911
ZET-RAS	Equipto Transmissão - Servidor Acesso Remoto - RAS	71.816.865	1.348.555	3.331.963	1.434.447
ZETRDANA	Equipto Transmissão - Rádio Analógico	782.308.143	1.244.241	32.564.356	14.019.312
ZETRDDGP	Equipto Transmissão - Rádio Digital - PDH	1.119.363.616	65.638.584	121.282.801	52.213.575
ZETRDDGS	Equipto Transmissão - Rádio Digital - SDH	2.572.856.151	265.388.174	355.902.138	153.219.771
ZETROCPE	Eqtos de Roteadores CPE's.	1.091.914.637	358.419.640	430.008.449	185.123.350
ZETROTSD	Equipto Transmissão - Roteador	1.787.637.208	387.691.416	419.370.525	180.543.608
ZETSATEL	Equipto Transmissão - Satélite	879.171.153	265.327.645	289.716.049	124.725.934
ZETSINC	Equipto Transmissão - Equip. de Sincronismo	48.172.713	4.658.731	4.355.800	1.875.220
ZETSOBRE	Equipto Sobressalentes R1 e R2	1.646.312.137	50.922.681	70.190.985	30.217.988
ZETSWITC	Equipto Transmissão - Comutador	863.307.692	246.060.950	254.223.839	109.446.149

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 3

Valuation of the fixed assets and certain intangibles assets as of June 30, 2017

Sumary of values per OI's assetsbook classes (BRL)

Book Account	Account Description	Acquisition Value1	Net Book Value1	Market Value	ForcedLiquidation Value
Z-ICMS	VALORES RELATIVOS A ESTORNO DE ICMS	345.062.881	71.760.850	74.631.522	32.129.688
ZMTCBOPA	MT - Cabo Optico Aéreo/subterraneo/predial	323.776.647	6.389.350	15.865.218	6.830.150
ZMTCBOPE	MT - Cabo Optico enterrado	1.062.627.131	14.810.296	36.136.390	15.557.112
ZMTCBOPS	Meio de Transmissão - Cabo Optico Submerso	2.618.163	340.398	630.197	271.307
ZMTCBOST	Meio de Transmissão - Cabo Óptico Subterrâneo	1.509.427.045	151.897.923	172.857.226	74.416.930
ZMTDGOPT	Meio de Transmissão - Distribuidor Geral Optico	217.266.124	144.753.245	152.757.398	65.763.734
ZTELPUB	Terminais - Equip.terminal de assinante (TUP)	1.653.644.099	84.134.121	149.426.568	64.329.775
ZTERCAS	Terminais-Term.Convenc. Assinante (Rede interna)	472.744.282	-	23.135.540	9.960.104
ZTERPABX	Central Privada de Comutação Telefônica - PABX	135.759.121	17.792.798	22.420.196	9.652.140
ZTERWLL	Terminais - Terminação WLL/PMP (ETA)	71.883.689	4.078.595	5.594.578	2.408.527
ZTTS	Terminal de Telecomunicações para Surdos	159.936	8.941	5.300	2.282
ZWCANSUB	Infra-estrut: Canalizaçao subterrânea	4.347.351.344	699.456.441	2.282.163.726	982.496.498
ZWCLIMP3	Equipamento de Climatização em Prédio de Terceiros	135.441.323	68.177.250	84.103.237	36.207.365
ZWDIPASS	Direito de Passagem - Direito de uso Infra terceir	22.020.046	-	-	-
ZWEQCLIM	Infra-estrut: Equipamento climatização	469.146.874	121.966.439	186.681.658	80.368.500
ZWEQENER	Infra-estrut: Equipamento energia	3.287.190.143	1.079.912.320	1.728.991.006	744.349.579
ZWESTRAC	Infra-estrut: Estradas de Acesso	52.301.275	4.108.160	4.108.160	1.768.608
ZWPOSTES	Infra-estrut: Postes	751.680.903	313.969.848	441.826.737	190.211.253
ZWPREBP3	Infra-estrut: Benfeitorias Propriedades Terceiros	1.448.438.942	412.725.766	888.678.709	382.585.925
ZWPRECON	Infra-estrut: Conteiner	38.366.394	3.061.750	4.285.587	1.844.992
ZWPREDIO	Infra-estrut: Prédios/construção civil	1.556.716.499	289.652.230	2.366.109.959	1.073.902.250
ZWPREELV	Infra-estrut: Elevadores	9.732.990	2.615.531	3.387.636	1.458.414
ZWPREINS	Obras Civis - Instalações Prediais	235.847.063	124.258.461	217.537.537	116.975.700
ZWTERREN	Infra-estrut: Terrenos	183.033.827	183.033.822	1.334.109.812	743.250.353
ZWTORRES	Infra-estrut: Torre/ferragem/bastidor	1.204.813.087	571.351.870	1.994.826.384	858.794.623
ZXEQSRED	Ger.Equiptos: Equipto Centraliz de Superv/Gerencia	628.132.998	139.643.695	164.047.742	70.624.351
ZXEQSSEG	Ger.Equiptos: Equipto Supervisão Segurança	216.995.891	102.373.196	114.120.705	49.368.476
ZXEQTLSU	Gerência Equiptos-Equipto Remoto de Supervisão	165.683.691	20.873.534	25.872.033	11.138.194
ZXFERINS	Uso Geral - Ferramental/Instrumental	398.142.551	67.452.385	93.752.183	40.361.342
ZXLEINF	Arrend. Mercantil - Informática.	202.143.575	15.522	2.021.436	870.250
ZXLERAS	ARREND MER AC REM RAS	3.388.989	-	54.681	23.541
ZXLESTEL	Arrend. Mercantil - Satélite	11.635.493	-	222.352	95.725
ZXMOBILI	Uso Geral - Mobiliários	274.347.743	64.626.104	81.944.155	35.277.857
ZXVEICUL	Uso Geral - Veículos	16.661.871	-	714.346	307.534
ZYAGTNCP	Ágio s/ Investimento TNCP	230.029.914	-	-	-
ZYINFOR	Uso Geral - Informática	1.479.314.937	242.637.817	129.655.683	55.818.193
ZYINFSOF	Uso Geral - Informática: Software	5.276.880.299	435.544.551	456.686.996	196.608.757
ZYMAGAMC	Ágio s/ Investimento AMZ Celular	245.593	-	-	-
ZYMAGDES	ÁGIO INVEST SPE NNE	5.828	5.828	5.828	2.509
ZYMAGNNE	ÁGIO INVEST SPE NNE	5.700	5.700	5.700	2.454
ZYMAGSUD	ÁGIO INVESTIMENTO SPE SUDESTE	5.200	5.200	5.200	2.239
ZYMARCAS	Marcas e Patentes	7.388.258	1.563.083	1.563.083	672.925
ZYPPDUR	Taxa Anatel - PPDUR	55.144.881	31.347.891	31.347.891	13.495.611
ZZBIA_PS	Obras Andamento - TLM - Novo Modelo	- 138	- 138	- 138	- 60
ZZBIAITA	Obras Andamento TLM - INTANGIVEIS	130.086	130.086	130.086	56.004
ZZBIATAN	Obras Andamento TLM - TANGIVEIS	1.340.137.872	1.340.137.872	1.340.137.872	576.944.042
ZBBIAITA	Obras Andamento - INTANGIVEIS	43.681.630	43.681.630	43.681.630	18.805.420
ZBBIATAN	Obras Andamento - TANGIVEIS	818.251.592	818.251.592	818.251.592	352.266.279
ZGACBA01	Rede de Acesso-Cabo Optico Aéreo-30	207.238.315	43.826.098	52.713.522	22.693.749
ZGCBOPST	Acesso - Cabo Óptico Subterrâneo	3.758.639	3.684.381	3.560.766	1.532.949
ZGCOMD01	Equipamento de Comutação-Digital-30	11.495.255	166.707	307.023	132.177
ZGEQCL01	Equipamento de Climatização-25	142.297	128.814	136.959	58.962
ZGEQEN01	Equipamento de Energia-30	36.071.514	13.925.512	27.548.605	11.859.977
ZGEQSS01	Equipamento de Supervisão-Segurança-30	383.175	38.140	54.519	23.471
ZGETAD01	Equipamento Transmissão-ADD-DROP Multiplexer-30	158.660.626	62.785.485	61.177.587	26.337.622
ZGETAN01	Equipamento Transmissão-Antenas-20	3.724.948	1.767.478	2.111.262	908.922
ZGETAV01	Equipamento Transmissão-Audio/Video-10	27.089.241	17.651.276	18.744.424	8.069.680
ZGETMD01	Equipamento Transmissão-Modem-30	20.295.543	10.065.247	10.572.478	4.551.568
ZGETMP01	Equipamento Transmissão-MUX Digital-PDH-30	55.898.980	18.821.376	20.010.141	8.614.585
ZGETRP01	Equipamento Transmissão-Radio Digital-PDH-30	29.723.541	8.554.651	10.713.653	4.612.345
ZGETRS01	Equipamento Transmissão-Radio Digital-SDH-30	34.031.083	17.913.262	22.011.667	9.476.264
ZGETRT01	Equipamento Transmissão-Roteador SDH-10	43.443.969	10.892.405	9.879.116	4.253.068
ZGETSI01	Equipamento Transmissão-Eq Sincronismo-30	1.530.390	246.061	105.190	45.285
ZGETSW01	Equipamento Transmissão-Switch ATM-30	188.630.221	116.423.322	122.826.686	52.878.235
ZGFINS01	Ferramental e Instrumental-10	1.507.264	26.642	36.260	15.610
ZGINFORM	Informática	6.209.919	487.752	529.602	227.999
ZGINFSOF	Sistema de Processamento de Dados - Software	2.539.821	56.714	56.714	24.416
ZGMOBILI	Mobiliários	1.932.735	8.241	62.648	26.971
ZGPREBP3	Benfeitorias em Bens de Terceiros	11.035.780	690.621	2.709.767	1.166.584
ZGPRECON	Prédios-Container-20	2.567.630	1.647.774	2.299.455	989.941
ZGTCBOST	Meio de Transmissão - Cabo Óptico Subterrâneo	5.009.309	3.621.358	3.898.465	1.678.332
ZP3S12TR	Estação Rádio Base BTS Macro Setorizada 3S 12TRx	109.941	29.284	2.016	868
ZPAMPLTV	Equipto Amplificadores	4.271.251	21.609	108.556	46.735
ZP-AUD/V	Equipto Transmissão - Equipamento AUDIO/VIDEO	2.998.367	291.184	315.051	135.633
ZPBENFP3	Infra-estrut: Benf.Prop.Terceiros - PCS	450.247.146	141.460.705	321.907.066	138.584.520
ZPBIAITA	Obras Andamento TCS - INTANGIVEIS	253.718	253.718	253.718	109.228
ZPBIATAN	Obras Andamento TCS - TANGIVEIS	21.517	21.517	21.517	9.263
ZPBTS	Estação Rádio Base BTS	8.876.013.434	3.357.730.908	3.733.980.294	1.607.519.443
ZPCLIMP3	Equipamento de Climatização em Prédio de Terceiros	85.124.513	35.361.045	36.860.961	15.869.048
ZPCONVTV	Equipto Conversores	129.699	-	2.379	1.024
ZPCTCAVP	AVP - LEI 11.638/07 - RETIFICADORA	- 11.625.008	-	-	-
ZPCTCONC	CONTRATO DE CONCESSÃO PCS	3.810.273.961	1.012.855.553	1.012.855.553	436.045.417
ZPDECOTV	EQ Decodificador DTH	1.700.833.124	1.363.109.182	1.410.032.442	607.034.421
ZPDREV4G	REVERSAO DE EQUIP.CEDIDOS 4G	- 201.491.318	- 157.536.805	- 174.191.790	- 74.991.475
ZPDUSO4G	DIREITO DE USO ACESSO 4G	182.339.668	150.301.084	150.301.084	64.706.264
ZPECCNEX	ET - Equipamento de Cross Conexão	2.263.763	818.956	842.801	362.835

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. Appendix 3

Valuation of the fixed assets and certain intangibles assets as of June 30, 2017

Sumary of values per OI's assetsbook classes (BRL)

Book Account	Account Description	Acquisition Value1	Net Book Value1	Market Value	ForcedLiquidation Value
ZPEINSTV	CUSTO LAST MILE INSTALAÇÃO E MUDANÇA TV	655.569.879	115.023.788	101.792.882	43.822.952
ZPEMGSM	Term. Móvel GSM	5.568.325	177.697	168.794	72.668
ZPEPTRDG	Equipamento de Transmissão Digital	184.044.176	44.090.594	8.084.759	3.480.577
ZPEQCLIM	Infra-estrut: Equipamento climatização/Energia	2.215.524	1.743.047	1.946.997	838.204
ZPEQENER	Equipamentos de Energia	235.521.060	161.865.197	214.561.754	92.371.187
ZPEQSRED	Equipamento de Supervisão de Rede	597.307.624	250.401.653	288.302.813	124.117.521
ZPEQSSEG	Equipamento de Supervisão e Segurança	6.983.006	3.105.306	3.110.655	1.339.171
ZPEQTLSU	Equipamento de Telesupervisão	12.062.735	5.498.342	5.054.900	2.176.190
ZPESTRAC	Estradas de Acesso	982.167	58.612	58.612	25.233
ZPETATCS	Equipto de Transcodificação e Adap. De Taxa TCSx	96.839.576	5.061.473	3.062.093	1.318.264
ZPETRWLL	Terminais - Terminação WLL/PMP (ETA)	11.977.072	1.075.759	282.218	121.498
ZPFERINS	Uso Geral - Ferramental/Instrumental	20.061.683	7.449.719	8.306.559	3.576.065
ZPFIDAPA	FIDELIZACAO DE APARELHOS - HANDSET	736.656.299	61.189.997	61.189.997	26.342.964
ZPHEADTV	Equipto Mini Headend	1.185.888	512	21.748	9.363
ZPINFOR	Uso Geral - Informática - empresa PCS	706.304.168	206.143.611	186.597.584	80.332.305
ZPINFSOF	Uso Geral - Informática: Software	3.234.584.810	673.822.054	669.375.369	288.173.433
ZPIPGTW	EQUIP. RESIDENCIA GATEWAY - IPTV	9.751.090	6.936.564	8.357.858	3.598.150
ZPIPONT	EQUIPAMENTOS ONT - IPTV	1.838.071	1.802.022	1.746.167	751.744
ZPLEANT	Arrend. Mercantil - Antenas.	1.811.721	11.032	46.264	19.917
ZPLEINF	Arrend. Mercantil - Informática.	8.320.463	52.222	123.937	53.356
ZPMARCAS	Marcas e Patente	14.010.919	6.304.115	6.304.115	2.713.991
ZPMOBILI	Uso Geral - Mobiliários	43.168.055	1.576.007	2.245.380	966.661
ZPMODEM	Equipto Transmissão - Modem	13.764.474	123.724	364.136	156.764
ZPMSC	Central Comutação Digital	2.989.418.203	909.937.646	757.444.526	326.088.171
ZPPDUR	Taxa Anatel - PPDUR	16.741.031	8.936.973	8.936.973	3.847.465
ZPPONTVD	Pontos de Venda - Aquisição / Pontos de Venda	25.980.781	6.772.624	6.772.624	2.915.689
ZPPRECON	Infra-estrut: Conteiner	521.718	469.005	492.355	211.964
ZPPREDIO	Infra-estrut: Prédios/construção civil	7.300.321	5.537.446	9.320.881	5.680.880
ZPPREINS	Obras Civis - Instalações Prediais	1.648.425	1.047.961	1.820.239	1.161.667
ZPPTOPDH	Equipto Transmissão - Equip Modem Óptico	3.157.685	611.691	407.870	175.592
ZPRADMON	Rádios Analógicos	73.031	50.821	58.067	24.998
ZPREINTV	Rede Interna Residencial	29.884.633	251.672	859.375	369.970
ZPRL0480	Registrador de Localização de Origem até 250k	108.233.262	17.257.745	17.732.451	7.634.014
ZPROTATM	ET - Roteador ATM	213.885.764	126.321.386	127.837.576	55.035.478
ZPSATEL	Equipto Transmissão - Satélite	242.417.461	162.640.255	171.352.766	73.769.244
ZPSEBATV	Rede de Acesso - Backbone	4.643.982	7.160	93.345	40.186
ZPSERINT	Servidor IN (Rede Inteligente)	204.029.451	31.476.095	20.109.683	8.657.439
ZPSERVMA	Servidor Voice Mail	133.671.293	10.700.674	4.811.232	2.071.288
ZPSERWAP	Servidor WAP	21.158.995	504.673	611.196	263.126
ZPSOBRES	Equipto. Sobressalentes - OI	43.687.937	8.838.610	9.060.922	3.900.826
ZPSVGPRS	Servidor GPRS (Serviços Gerais de Rádio por Pacote	289.485.982	163.591.725	153.797.431	66.211.480
ZPSWITC	Equipto Transmissão - Comutador	12.732.744	2.519.529	2.620.538	1.128.170
ZPTANTEN	Equipto Transmissão - Antena/Guia de onda	520.281.337	163.029.927	178.908.992	77.022.282
ZPTCBCXA	Meio de Transmissão - Cb Coax. - Aéreo	392.654	210.088	187.128	80.561
ZPTCBCXE	Meio de Transmissão - Cabo Coaxial	5.263.885	1.025.153	346.380	149.120
ZPTCBOPA	MT - Cabo Optico Aéreo/subterraneo/predial	128.840.304	97.024.681	104.505.179	44.990.625
ZPTDGOPT	Meio de Transmissão - Distribuidor Geral Optico	3.991.541	3.424.699	3.496.642	1.505.343
ZPTERREN	Infra-estrut: Terrenos	25.927.200	25.927.200	29.976.315	19.153.983
ZPTOR040	Infra-estrut: Torres 40m	90.051.277	65.927.442	95.936.559	41.301.740
ZPVEICUL	Uso Geral - Veículo	2.235.574	941.446	336.202	144.739
ZYLUVAS	PONTO DE VENDA - LUVAS	9.905.041	3.592.704	3.592.704	1.546.698
ZYMAGPGO	Ágio s/ Investimento Pago	44.258.000	36.211.091	36.211.091	15.589.271
ZYMAGSPA	ÁGIO INVEST SPE SÃO PAULO	5.828	5.828	5.828	2.509
ZYMAGWTV	Ágio s/ Investimento WAY TV	43.910.556	37.689.893	37.689.893	16.225.912
ZZLEAOUT	Leasing - Outros (não veículos, não móveis)	58.244	24.268	22.401	9.644
ZBUGMV	BENS DE USO GERAL (MAIS-VALIA BRT)	93.080.092	4.240.604	-	-
ZCOMMV	EQUIPTOS. COMUTAÇÃO (MAIS-VALIA BRT)	1.037.984.385	47.289.178	-	-
ZEDIFMV	EDIFICAÇÕES (MAIS-VALIA BRT)	747.669.311	32.108.178	-	-
ZETDADSL	Custo Desmobilização Armário ADSL	8.923	8.848	8.477	3.649
ZETMXANA	Equipto Transmissão - MUX Analógico	6.150	5.074	5.349	2.303
ZINFRAMV	INFRA-ESTRUTURA E TERMINAÇÕES (MAIS-VALIA BRT)	428.964.719	19.543.058	-	-
ZMTCBMTA	MT - Cabo Metálico Aéreo/subterrâneo/predial	30.419.867	801.308	2.307.413	993.367
ZTRANSMV	EQUIPTOS. TRANSM/COM. DADOS (MAIS-VALIA BRT)	4.637.102.597	211.260.181	-	-
TOTAL		132.542.929.575	35.886.918.940	40.755.694.604	17.864.665.777

Notes:

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OI S.A.

Appendix 4

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (BRL)

Adress	State	Land Area (m²)[1]	Building Area (m²)[1]	Original Cost		Net Book Value		Market Value	Forced Liquidation Value	Note
				Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Total	
AV. GETÚLIO VARGAS - BL C,950	AM	4.668	5.195	4.018.399	11.564.351	4.018.399	2.404.778	24.638.506	10.607.147	
AV. EFIGENIO SALES (PRÉDIO GARAJÃO),700 (ANTIGO	AM	11.615	5.548	0	1.773.428	0	661.203	14.189.200	6.108.606	[2]
AV. DUQUE DE CAXIAS,106	AP	1.965	2.650	64.499	6.947.941	64.499	898.999	11.102.033	4.779.547	
RUA OSVALDO CRUZ,745	MA	5.100	1.563	-	2.583.845	-	611.108	3.971.550	1.709.796	
RUA RIO GRANDE DO NORTE,740	MA	2.009	2.667	-	6.586.907	-	37.201	10.124.535	4.358.723	
AV. ALEXANDRE DE MOURA,86	MA	4.860	5.569	-	11.548.081	-	263.903	17.750.206	7.641.658	
RUA FREI HERMENEGILDO,S/Nº	MA	41.412	5.101	0	4.353.747	0	568.423	16.809.000	7.236.459	[2]
AV. COLARES MOREIRA,S/Nº	MA	2.516	883	-	316.898	-	91.859	487.094	209.699	
AV. DANIEL DE LA TOUCHE,31	MA	14.637	6.290	0	2.622.567	0	250.270	16.068.900	6.917.838	[2]
RUA NAGIB DAHER, 649,	PR	1.749	3.443	182.558	2.064.305	182.558	151.109	2.279.432	981.321	
RUA PRESIDENTE KENNEDY, 170,	PR	2.400	1.335	14.216	409.831	14.216	26.933	740.530	318.806	
RUA IRMAOS PEREIRA, 1031,	PR	1.979	1.446	77.558	1.045.301	77.558	64.295	1.122.157	483.101	
AVENIDA LAGOA VERMELHA,	PR	4.701	431	39.140	820.038	39.140	29.492	2.410.288	1.037.655	
RUA ROCHA POMBO, 242,	PR	2.398	335	64.333	321.358	64.333	68.122	1.053.148	453.392	
RUA GENERAL OSÓRIO, 3442,	PR	3.487	6.968	3.893	3.186.843	3.893	34.043	9.315.500	4.010.425	[2]
RUA ANNE FRANK, 687,	PR	3.615	2.449	96.620	1.840.013	96.620	164.853	3.228.773	1.390.022	
RUA PEDRO VIRIATO PARIGOT DE SOUZA, 4120,	PR	3.813	2.193	184.248	312.317	184.248	79.372	1.109.571	477.683	
RUA TAMOIO, 684,	PR	1.859	3.125	87.881	1.587.543	87.881	5.057	1.770.608	762.266	
RUA VISCONDE DO RIO BRANCO, 1839,	PR	2.440	1.403	194.613	743.879	194.613	37.561	1.309.463	563.738	
AVENIDA VEREADOR TOALDO TULIO, 2119,	PR	3.000	2.254	16.414	795.933	16.414	27.795	1.357.403	584.377	
RUA LUIZ FRANÇA, 170,	PR	2.315	2.133	33.187	651.691	33.187	-	1.297.820	558.726	
RUA GUSTAVO SCHIER, 216,	PR	4.632	3.430	129.724	1.565.222	129.724	36.092	2.446.244	1.053.135	
RUA REINALDINO SCHAFFEMBERG QUADROS, 593,	PR	1.771	3.501	31.098	1.442.265	31.098	-	2.231.439	960.659	
RUA DEPUTADO ATILIO DE ALMEIDA BARBOSA, 154,	PR	2.220	3.055	81.128	1.569.170	81.128	18.903	3.501.971	1.507.637	
RUA VISCONDE DE NACAR, 1415,	PR	1.756	9.307	397.375	4.047.020	397.375	402.221	14.230.000	6.126.171	[2]
RUA NUNES MACHADO, 1891,	PR	2.504	2.037	685.943	778.967	685.943	116.048	3.322.166	1.430.229	
RUA TEODORO RISDEN, 670,	PR	2.500	480	26.000	41.805	26.000	10.472	158.189	68.102	
RUA MARECHAL FLORIANO, 1037,	PR	3.600	2.612	25.755	1.622.562	25.755	-	1.743.996	750.809	
RUA VEREADOR ROMEU LAURO WERLANG, 1055,	PR	2.118	2.115	47.714	-	47.714	-	73.969	31.844	
RUA VICENTE MACHADO, 1646,	PR	1.935	1.908	52.260	784.381	52.260	31.006	1.082.114	465.862	
AVENIDA ANITA GARIBALDI, 351,	PR	2.000	3.421	37.378	804.185	37.378	974	6.090.000	2.621.812	[2]
AVENIDA MADRE LEONIA MELITO, 2100,	PR	17.913	3.699	48.673	2.595.034	48.673	229.256	28.382.000	12.218.762	[2]
AVENIDA SILVA JARDIM, 3019,	PR	2.165	3.524	42.040	2.221.086	42.040	167.540	9.330.000	4.016.667	[2]
GLEBA RIBEIRAO COLOMBO,	PR	6.863	2.179	4.215	1.538.596	4.215	187.888	4.420.428	1.903.043	
RUA DOMINGOS MIAO, 81,	PR	2.886	1.680	75.000	1.259.490	75.000	265.494	3.723.444	1.602.984	
RUA MIGUEL JOSE JORGE ABRAAO, 306,	PR	1.092	1.397	25.165	493.187	25.165	3.117	589.281	253.692	
RUA NEO ALVES MARTINS, 2250,	PR	2.080	5.026	343.364	4.610.761	343.364	204.446	8.603.573	3.703.932	
FAZENDA APUCARANA GRANDE,	PR	1.764.180	301	8.037	143.817	8.037	28.744	161.446	69.504	
RUA SERAFIN AFONSO COSTA, 1973,	PR	1.913	1.410	23.160	1.342.285	23.160	30.439	1.440.456	620.132	
RUA ENGENHEIRO SCHAMBER, 477,	PR	1.130	982	30.839	766.053	30.839	8.844	844.277	363.471	
RUA MARGARIDA SLAVIEIRO, 285,	PR	8.945	407	95.768	610.552	95.768	8.156	1.851.351	797.027	
RUA THEODORO GUIMARAES, 242,	PR	2.058	1.283	408.546	1.245.085	408.546	284.206	4.327.311	1.862.955	
RUA SALDANHA MARINHO, 150,	PR	612	2.883	2.858	35.245	2.858	17.420	5.530.000	2.380.726	[2]
AVENIDA BRASIL, 4188,	PR	1.261	2.979	97.705	129.952	97.705	6.600	3.755.000	1.616.569	[2]
RUA PRUDENTE DE MORAES, 25,	PR	2.344	3.518	9.332	1.948.996	9.332	-	1.936.559	833.710	
AV BRASIL, Nº 1.420 - CENTRO,	SC	1.323	1.050	-	823.359	-	94.010	1.158.220	498.626	
RUA REPÚBLICA ARGENTINA, 351-PONTA AGUDA,	SC	3.051	4.507	179.174	8.020.777	179.174	138.313	22.648.448	9.750.405	
RUA MARECHAL JOSÉ B. BORMANN, 72 E,	SC	1.200	1.770	36.868	1.096.799	36.868	261.701	2.808.416	1.209.054	
AV. GETÚLIO VARGAS, 222,	SC	900	2.287	70.897	516.999	70.897	93.384	1.263.474	543.939	
AV. BRASIL, 371- ESQ. REP. ARGENTINA - PRÉDIO ADM	SC	-	-	21.969	0	21.969	0	6.510.000	2.802.626	[2]
RUA DES. GIL COSTA, 472,	SC	12.332	8.491	0	3.870.759	0	-	37.850.000	16.294.840	[2]
RUA BRUSQUE ESQ. RUA JOÃO BAUER,	SC	996	1.716	-	404.754	-	54.204	569.368	245.119	
AV. BARÃO DO RIO BRANCO Nº477,	SC	1.380	1.397	5.000	147.016	5.000	27.035	214.559	92.370	
RUA PRINCESA IZABEL, 157,	SC	1.378	2.158	146.943	763.262	146.943	118.867	1.565.907	674.140	
AV. PRESIDENTE NEREU RAMOS, Nº120,	SC	1.765	5.870	4.813	1.137.507	4.813	40.102	1.607.594	692.087	
RUA XV DE NOVEMBRO, 142,	SC	1.514	2.185	388	330.782	388	-	465.913	200.581	
RUA 20 DE SETEMBRO,	RS	1.144	3.202	138	325.510	138	34.060	858.959	369.791	
RUA XV DE NOVEMBRO,	RS	-	-	0	5.044.044	0	-	7.850.000	3.379.511	[2]
RUA GENERAL NETO,	RS	750	202	758.744	14.718	758.744	-	1.196.952	515.301	
AV. BORGES DE MEDEIROS, 512	RS	1.055	15.255	2.240.790	11.770.625	2.240.790	3.382.249	22.725.000	9.783.362	[2]
ESTRADA JUCA BATISTA,	RS	4.615	2.932	1	63	1	2	9.830.300	4.232.052	[2]
AV. APARICIO BORGES, 1.241,	RS	3.951	3.545	110.783	1.400.141	110.783	-	8.067.800	3.473.276	[2]
AV. PROTASIO ALVES,	RS	4.054	2.967	6.121	6.151.203	6.121	81.483	8.545.000	3.678.716	[2]
RUA VENANCIO AIRES,	RS	3.300	3.075	826	1.170.215	826	163.543	7.770.000	3.345.070	[2]
QNN-33, ÁREA ESPECIAL E, SETOR N,	DF	5.000	1.545	144.732	1.632.504	144.732	10.792	12.450.000	5.359.861	[2]

OI S.A.

Appendix 4

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (BRL)

Adress	State	Land Area (m²)[1]	Building Area (m²)[1]	Original Cost		Net Book Value		Market Value	Forced Liquidation Value	Note
				Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Total	
RA II, EST. REP.,	DF	6.345	75	53.598	204.779	53.598	11.776	296.850	127.797	
LOTE 16, PRAÇA 2, SETOR CENTRAL,	DF	2.200	1.388	46.519	1.255.115	46.519	-	3.172.675	1.365.871	
ÁREA ESPECIAL A, QE 22,	DF	2.400	1.885	34.577	1.335.602	34.577	4.876	7.235.000	3.114.747	[2]
SCN, QUADRA 03, BLOCO A, ASA NORTE (ANDARES: T	DF	-	-	516.566	25.438.196	516.566	5.579.631	65.860.000	28.353.452	[2]
ÁREA ESPECIAL A, TRECHO 10, SHI NORTE,	DF	2.200	921	93.305	629.327	93.305	3.277	1.241.916	534.659	
SHI/NORTE, CA 08, CONJUNTO 06, BLOCO A,	DF	1.731	706	100.245	585.773	100.245	144.613	1.807.201	778.020	
LOTE 01, QUADRA 103, AVENIDA RECANTO DAS EMAS	DF	3.020	756	77.950	526.003	77.950	106.645	1.681.405	723.863	
SCS, QUADRA 02, BLOCO E, EDIFÍCIO PROJEÇÃO 21, A	DF	-	-	707.685	15.706.822	707.685	3.592.439	60.800.000	26.175.066	[2]
QNM-2, CONJUNTO F, LOTES 2, 4, 6, 8, 10, 12 E 14, QNM	DF	3.500	1.220	63.703	1.359.845	63.703	-	9.077.500	3.907.963	[2]
SHC/AO-SUL, ÁREA ESPECIAL 02, EA-06/08,	DF	2.600	2.282	61.536	3.157.424	61.536	-	7.970.000	3.431.172	[2]
ÁREA ESPECIAL 04, QE 44, SRIA, GUARÁ II,	DF	1.500	1.344	87.235	900.921	87.235	235.005	2.675.705	1.151.920	
SHI/SUL, QI 21, CONJUNTO G,	DF	2.000	433	39.363	494.414	39.363	-	756.516	325.688	
SHI/SUL, QI 26, CONJUNTO A,	DF	1.650	760	158.233	321.921	158.233	-	698.147	300.560	
ÁREA ESPECIAL F, SETOR 3ª AVENIDA,	DF	2.178	988	82.813	1.142.265	82.813	58.897	3.517.290	1.514.232	
BLOCO C, QUADRA 02, SETOR COMERCIAL CENTRAL,	DF	1.872	757	122.572	1.080.365	122.572	-	3.216.772	1.384.856	
ENTREQUADRA EQS 112 E EQS 113, LOTE B, ASA SUL	DF	2.000	1.479	202.303	820.436	202.303	1.660	1.947.077	838.238	
LOTE 01, QUADRA 113, AVENIDA RECANTO DAS EMAS	DF	5.298	741	77.681	512.359	77.681	76.864	841.162	362.130	
LOTES C1 E C2 DO COMÉRCIO LOCAL 204,	DF	4.513	773	102.079	607.027	102.079	73.807	1.996.422	859.481

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OI S.A. **Appendix 4**

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (BRL)

Adress	State	Land Area (m²)[1]	Building Area (m²)[1]	Original Cost		Net Book Value		Market Value	Forced Liquidation Value	Note
				Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Total	
ROD. BR 010- KM 12	PA	996	90	-	99.089	-	17.197	244.782	105.381	
RUA ONZE - QUADRA 66 - LOTE ESPECIAL,94	PA	18.060	264	20.710	700.692	20.710	213.175	4.425.000	1.905.011	[2]
AV. BOA SORTE,S/Nº	PA	900	119	-	204.414	-	60.425	314.199	135.266	
TRAV. ARMANDO RODRIGUES DA SILVA,S/Nº	PA	336	12	7.620	7.462	7.620	2.551	24.484	10.541	
ALAMEDA PROJETO RONDON,S/Nº	PA	166	13	-	174.074	-	59.451	246.785	106.244	
PICARRA,0	PA	600	36	-	17.001	-	6.414	26.132	11.250	
RUA DO ARAGUAIA,S/N.º	PA	1.410	33	-	7.049	-	3.178	10.834	4.664	
TRAV. LEONARDO TAVARES,S/Nº	PA	2.498	202	5.673	147.956	5.673	2.150	237.107	102.077	
MANGABEIRA,0	PA	448	12	-	2.332	-	383	3.584	1.543	
AV. FLORIANO PEIXOTO (783),114	PA	350	61	580	-	580	-	990	426	
RUA ALCIDES MONTEIRO,93	PA	6.537	28	-	1.920	-	262	3.168	1.364	
TRAV. CEL. ANTONIO GALVÃO,S/Nº	PA	426	48	10.331	36.857	10.331	4.826	74.296	31.985	
TAPARA (VILA DO TAPARA),0	PA	350	21	-	16.000	-	7.214	24.593	10.588	
AV. DUQUE DE CAXIAS,S/Nº	PA	4.938	27	-	17.010	-	6.464	42.669	18.369	
RUA BARÃO DO RIO BRANCO,S/Nº	PA	400	80	11.994	57.998	11.994	1.407	109.632	47.198	
VILA DE JATUARANA,S/Nº	PA	480	20	920	18.400	920	7.919	29.853	12.852	
VILA DE IPANEMA,S/Nº	PA	500	32	-	14.377	-	6.427	23.721	10.212	
RUA DAS FLORES,0	PA	864	25	-	28.700	-	12.353	44.114	18.992	
ITAMUCURI,0	PA	660	25	-	28.750	-	12.375	44.191	19.025	
VILA PACOVAL,0	PA	300	24	-	32.223	-	12.576	49.529	21.323	
RUA ARGEMIRO CORRÊA LIMA,0	PA	336	25	394	32.273	394	12.669	50.279	21.646	
TRAV. DR LAURO SODRÉ,0	PA	10.000	71	-	12.064	-	4.363	16.971	7.306	
AV. GENERAL MOURA CARVALHO,S/Nº	PA	3.049	165	1.576	67.257	1.576	-	106.070	45.664	
VILA CUMARU,0	PA	240	20	-	17.500	-	7.532	26.899	11.580	
AV. JOSÉ CARRION,1909	PA	3.177	379	34.900	317.803	34.900	89.894	548.092	235.960	
AGROVILA MATA GERAL - RUA PROF TEREZA,0	PA	273	28	-	28.164	-	11.649	43.291	18.637	
AV. DEZ,984	PA	997	274	54.935	198.194	54.935	15.149	398.465	171.543	
RUA ERCÍLIA DE OLIVEIRA,115	PA	1.064	338	-	132.313	-	17.945	203.374	87.555	
ROD BR 222 - KM 56,S/N.º	PA	450	30	-	16.000	-	7.214	24.593	10.588	
RUA CASTELO BRANCO,S/Nº	PA	5.724	173	8.996	-	8.996	-	15.365	6.615	
RUA MARECHAL RONDON,1208	PA	181	230	-	65.085	-	27.878	91.555	39.415	
DIVINÓPOLIS,0	PA	270	26	-	3.523	-	579	5.416	2.331	
RODOVIA CUIABÁ-SANTARÉM - KM 1186,5,0	PA	1.621	126	-	6.828	-	907	10.495	4.518	
RUA SÃO TOMÉ,347	PA	940	232	22.923	227.527	22.923	13.990	388.877	167.416	
ROD. PA 124 - KM 60,0	PA	276	31	-	225.366	-	82.002	346.403	149.130

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OI S.A.

Appendix 4

Valuation of the fixed assets and certain intangible assets as of June 30, 2017

Value per property (BRL)

Adress	State	Land Area (m²)[1]	Building Area (m²)[1]	Original Cost		Net Book Value		Market Value	Forced Liquidation Value	Note
				Land	Buildings and Improvements	Land	Buildings and Improvements	Total	Total	
REPETIDORA TANQUINHO, 0	PI	10.000	25	7.493	19	7.493	2	27.446	11.816	
AVENIDA PRINCIPAL, 0	MA	242	9	4.023	150	4.023	15	15.158	6.526	
POV. SOCORRO, 0	MA	390	52	34.743	4.679	34.743	-	139.666	60.128	
RUA 25 DE OUTUBRO, 0	PA	49	25	14.353	7.323	14.353	2.710	58.016	24.976	
TRAVESSAO DO PRATA II, 0	PA	160	160	94.181	94.181	94.181	48.974	349.033	150.263	
AVENIDA MINISTRO ALFREDO BUZAID, 0	BA	1.320	197	64.818	9.692	64.818	1.001	266.261	114.628	
BREJO DA ONCA, 0	PI	200	9	29.655	1.334	29.655	138	112.433	48.404	
SAO LUIS, 0	PI	108	25	6.393	1.480	6.393	153	27.847	11.988	
RUA JOSE DAVID DE VASCONCELOS, 0	PE	552	53	28.371	2.732	28.371	282	111.973	48.206	
ROD TO 279, 99999	TO	10.000	500	551	28	551	-	2.072	892	
ROD TO 230, 0	TO	4.900	74	8.387	126	8.387	-	30.956	13.327	
AV JOQUEI CLUBE, 2138	PI	2.440	897	395.508	148.769	395.508	-	1.635.289	704.010	
TV OLAVO BILAC, 1	PA	364	63	37.532	6.477	37.532	3.346	84.527	36.390	
RUA BOMFIM, 0	SE	6.250	75	42.466	14.822	42.466	1.532	200.100	86.145	
RUA OSWALDO CRUZ, 1084	MA	42	42	8.767	8.767	8.767	906	58.594	37.440	
MORRO REPETIDORA TV, 0	MG	900	30	9.733	324	9.733	34	36.558	23.359	
RUA GERALDO LEAL, 0	BA	1.720	25	7.042	102	7.042	11	26.049	16.644	
RUA E, 0	BA	882	882	197.313	197.313	197.313	20.389	1.318.683	842.600	
ESTRUA DO CAMPINHO, 5476	RJ	800	161	216.145	43.364	216.145	4.481	921.336	588.707	
MORRO DO SERROTE - FAZENDA MARTINS, 0	PE	639	28	6.777	298	6.777	31	25.675	16.405	
RUA DR. CUNHA FERREIRA, 0	RJ	379	414	44.030	48.096	44.030	4.970	306.575	195.893	
RUA BELISARIO TAVORA, 0	RJ	167	334	180.012	360.025	180.012	37.203	1.748.169	1.117.028	
RUA 11 DE SETEMBRO, 0	PE	348	348	4.737	11.007	4.737	1.137	50.644	32.360	
AV AFONSO PENA, 3116	MG	190	190	38.795	38.795	38.795	-	-	-	
RUA OSVALDO SOARES DO NASCIMENTO, 2457	PI	2.376	385	199.842	54.859	199.842	-	835.354	533.767	
ROD BR 116, 0	BA	120	120	15.344	15.344	15.344	1.586	102.550	65.527	
BTSA - sem IDRE				4.799.839	5.530.550	4.799.839	921.403	28.936.872	12.457.640	
TLM - sem IDRE				146.170	1.497.258	146.170	831.301	2.894.236	1.246.000	
				265.219.508	3.034.143.632	265.219.503	571.832.263	6.596.705.779	3.158.601.348	

Notes:

1. According to the Administration.
2. Belongs to the 204's group.
3. Group of SMPE'S properties tha where not reconciled with the physical basis.

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Oi S.A. Appendix 6

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Buildings and Improvements value per property estimated via Cost Approach Method

Adress	Number	Neighborhood	City	State	Built area considered (m^2)	Age 1	RCN (BRL) 2	Useful Life 3	Depreciation	Market Value (BRL)	Note
RUA URUGUAI	204	TIJUCA/GRAJAU	RIO DE JANEIRO	RJ	7.572	25	15.680.858	60	0,583	8.890.000	
RUA GENERAL CANABARRO	215	MARACANA	RIO DE JANEIRO	RJ	8.937	32	18.507.638	60	0,467	8.330.000	
RUA GENERAL BRUCE	905	SAO CRISTOVAO	RIO DE JANEIRO	RJ	6.670	25	12.254.554	60	0,583	6.945.000	
RUA DO LAVRADIO	71	CENTRO	RIO DE JANEIRO	RJ	38.466	25	105.681.440	60	0,583	59.880.000	
RUA HUMBERTO DE CAMPOS	425	LEBLON	RIO DE JANEIRO	RJ	15.357	15	39.174.403	60	0,750	28.730.000	
RUA VISCONDE DE PIRAJA	48	IPANEMA	RIO DE JANEIRO	RJ	13.500	10	34.790.540	60	0,833	28.415.000	
RUA SAO PEDRO	128	CENTRO	NITERÓI	RJ	17.967	30	34.895.367	60	0,500	16.864.000	
RUA ALEXANDRE MACKENZIE	75	CENTRO	RIO DE JANEIRO	RJ	19.359	20	38.279.392	60	0,663	24.710.000	
PRAIA DE BOTAFOGO	166	BOTAFOGO	RIO DE JANEIRO	RJ	12.176	15	32.223.822	60	0,745	23.475.000	
RUA BENEDITINOS	23	CENTRO	RIO DE JANEIRO	RJ	16.708	20	30.227.265	60	0,666	19.651.000	
AVENIDA PRINCESA ISABEL	320	LEME	RIO DE JANEIRO	RJ	10.425	20	24.622.322	60	0,666	16.000.000	
RUA CORREA VASQUES	69	CIDADE NOVA	RIO DE JANEIRO	RJ	17.278	35	38.809.917	60	0,416	15.525.000	
RUA TAMOIOS	311	CENTRO	BELO HORIZONTE	MG	16.893	30	26.952.609	70	0,572	15.020.000	
AVENIDA 25 DE SETEMBRO	0	MARCO	BELÉM	PA	14.056	28	10.226.188	65	0,577	5.830.000	
RUA MONSENHOR JERONIMO	146	ENGENHO DE DEN	RIO DE JANEIRO	RJ	14.104	40	30.142.319	60	0,333	9.537.000	
RUA CINCO DE JULHO	237	ICARAI	NITERÓI	RJ	8.707	40	18.032.159	60	0,333	5.710.000	
PRACA TIRADENTES	39	CENTRO	RIO DE JANEIRO	RJ	11.076	40	23.571.749	60	0,333	7.465.000	
PRACA MILTON CAMPOS	16	CRUZEIRO	BELO HORIZONTE	MG	11.308	30	24.773.747	60	0,500	11.970.000	
TRAVESSA DR MORAES	121	NAZARE	BELÉM	PA	10.022	30	20.652.841	60	0,502	10.025.000	
AVENIDA ANTONIO CARLOS MAGALHAES	881	ITAIGARA	SALVADOR	BA	17.954	12	59.422.356	53	0,840	48.882.500	
RUA REAL GRANDEZA	210	BOTAFOGO	RIO DE JANEIRO	RJ	5.913	30	13.965.639	60	0,500	6.750.000	
RUA ZACARIAS DA SILVA	132	BARRA DA TIJUCA	RIO DE JANEIRO	RJ	4.437	20	7.631.842	70	0,714	5.340.000	
RUA SIQUEIRA CAMPOS	37	COPACABANA	RIO DE JANEIRO	RJ	5.211	30	10.791.462	60	0,500	5.220.000	
RUA DO ROSARIO	0	CENTRO	VITÓRIA	ES	8.446	30	12.521.099	70	0,571	6.977.000	
RUA JOAQUIM FELIPE	168	BOA VISTA	RECIFE	PE	11.395	30	18.702.127	70	0,571	10.420.000	
AVENIDA BARAO DO RIO BRANCO	1680	CENTRO	JUIZ DE FORA	MG	6.218	30	11.751.011	60	0,501	5.674.000	
RUA DOIS DE DEZEMBRO	0	FLAMENGO	RIO DE JANEIRO	RJ	5.350	40	12.635.916	60	0,333	4.000.000	
AVENIDA PRUDENTE DE MORAES	757	TIROL	NATAL	RN	8.000	30	15.490.092	60	0,500	7.490.000	
AVENIDA DANIEL DE LA TOUCHE	31	COHAMA	SÃO LUÍS	MA	6.290	30	9.103.440	70	0,571	5.068.900	
RUA MOACIR AVIDOS	214	PRAIA DO CANTO	VITÓRIA	ES	4.900	30	6.748.459	70	0,572	3.760.000	
RUA TEODORO DA SILVA	0	VILA ISABEL	RIO DE JANEIRO	RJ	8.330	25	14.327.979	70	0,643	9.010.000	
AVENIDA FREI SERAFIM	1782	CENTRO	TERESINA	PI	6.704	25	13.419.393	60	0,583	7.600.000	
RUA MANOEL CERQUEIRA BRANDAO	320	PONTALZINHO	ITABUNA	BA	8.553	35	19.281.257	60	0,417	7.710.000	
AVENIDA NILO PECANHA	460	CENTRO	NOVA IGUACU	RJ	11.984	30	28.304.452	60	0,500	13.680.000	
RUA CONDE DE PORTO ALEGRE	515	JARDIM 25 DE AGO	DUQUE DE CAXIAS	RJ	5.756	30	9.138.692	70	0,571	5.099.000	
RUA TREZE DE MAIO ESQUINA COM TEN. C	0	CENTRO	CAMPOS DOS GOYTACAZES	RJ	5.351	30	11.532.367	61	0,506	5.645.000	
RUA GOIAS *	41	CENTRO	BELO HORIZONTE	MG	4.393	40	5.649.034	70	0,428	2.340.000	
RUA DOS COLIBRIS	0	IMBUI	SALVADOR	BA	3.441	40	4.552.874	70	0,429	1.890.000	
AVENIDA PINTO DE AGUIAR	0	PITUACU	SALVADOR	BA	58	40	62.056	70	0,425	25.500	
RUA RAUL VEIGA	378	CENTRO	CABO FRIO	RJ	3.610	30	6.209.519	70	0,572	3.465.000	
PRACA DR SA EARP FILHO	39	CENTRO	PETRÓPOLIS	RJ	4.224	30	9.050.945	60	0,501	4.380.000	
AVENIDA MAESTRO PAULO E SILVA	500	ILHA DO GOVERNA	RIO DE JANEIRO	RJ	2.984	30	7.047.771	60	0,501	3.410.000	
RUA SENA MADUREIRA	1020	CENTRO	FORTALEZA	CE	8.403	30	13.830.376	60	0,500	6.680.000	
RUA BARONESA DE MESQUITA	4644	MESQUITA	MESQUITA	RJ	4.438	30	6.152.866	70	0,572	3.430.000	
AVENIDA EFIGENIO SALES (PREDIO GARAJ	116	ADRIANOPOLIS	MANAUS	AM	5.548	25	8.677.743	70	0,641	5.449.200	
RUA TIBURCIO CAVALCANTE	1359	ALDEOTA	MARACANAÚ	CE	3.549	30	4.521.489	80	0,629	2.790.000	
ESTRADA DO COLEGIO	2	COLEGIO	RIO DE JANEIRO	RJ	5.956	29	6.255.667	68	0,585	3.620.000	
RUA EZEQUIEL PONDE	10	JARDIM APIPEMA	SALVADOR	BA	3.502	20	5.749.816	70	0,714	4.020.000	
ESTRADA PAU DA FOME	2716	TAQUARA	RIO DE JANEIRO	RJ	12.174	32	3.638.514	61	0,471	1.636.900	
AVENIDA PRUDENTE DE MORAIS	1001	SANTO ANTONIO /	BELO HORIZONTE	MG	2.485	20	5.444.192	60	0,668	3.540.000	
ESTRADA DA GAVEA	589	SAO CONRADO	RIO DE JANEIRO	RJ	3.020	35	4.128.280	70	0,501	2.010.000	
RUA FREI HERMENEGILDO	0	AURORA	SÃO LUÍS	MA	5.101	30	5.036.610	72	0,562	2.769.000	
RUA VISCONDE DE CAIRU	217	PONTO CENTRAL	FEIRA DE SANTANA	BA	3.170	30	6.124.927	61	0,508	3.015.000	
RUA PADRE AUGUSTO *	164	CENTRO	MONTES CLAROS	MG	2.484	20	3.963.197	70	0,714	2.770.000	
RUA ANTONIO ALVES CORDEIRO	0	PARQUE ROSARIO	CAMPOS DOS GOYTACAZES	RJ	2.991	25	2.746.389	66	0,628	1.708.000	
RUA DO CRUZEIRO	0	CENTRO	PICOS	PI	2.869	30	3.284.601	69	0,576	1.862.000	
RUA GALBA VELOSO	327	SANTA TEREZA	BELO HORIZONTE	MG	501	40	644.244	70	0,432	265.000	
RUA ARARIBOIA	140	SACO DE SAO FRA	NITERÓI	RJ	1.434	40	634.293	53	0,364	247.000	
RUA SAO JOAO	425	CENTRO	FLORIANO	PI	2.795	50	3.533.108	70	0,290	979.700	
RUA MILTON JOSÉ ORNELAS,	0	CENTRO	ALAGOINHAS	BA	349	25	883.635	60	0,585	500.000	
RUA ARLINDO NOGUEIRA	2966	MACAUBA	TERESINA	PI	772	25	973.261	70	0,647	614.000	
RUA CORONEL ETELVINO DA SILVA GOMES	60	CONCEICAO DE MA	CONCEIÇÃO DE MACABU	RJ	484	27	311.810	66	0,608	186.000	
ESTRADA DAS FURNAS	1601	ALTO DA BOA VIST	RIO DE JANEIRO	RJ	559	28	331.379	66	0,600	196.700	
RUA BRAULINO ALVES SIQUEIRA	0	RIO DOS INDIOS DE	RIO BONITO	RJ	-	-	-	-		-	[5]
PASSAGEM AMAZONAS	0	MARARU	SANTARÉM	PA	-	-	-	-		-	[6]
RUA ONZE	94	CENTRO	PARAUAPEBAS	PA	264	30	334.700	70	0,563	185.000	
RUA ANTONIO CARLOS MAGALHAES	0	CENTRO	MACURURÉ	BA	32	40	33.703	70	0,423	14.000	
AVENIDA CEL. HUMBERTO BEZERRA	128	PQ TIRADENTES	ABAIARA	CE	45	40	40.093	70	0,427	16.500	
SERRA DA CONCORDIA - RODOVIA RJ 145	0	SERRA DA CONCO	VALENCA	RJ	28	40	31.389	70	0,429	13.000	
RUA DOS LIMITES	54	BANGU	RIO DE JANEIRO	RJ	364	40	317.301	67	0,401	122.400	
RUA HANIBAL PORTO	450	IRAJA	RIO DE JANEIRO	RJ	42.879	30	39.120.194	66	0,542	20.610.700	
ESTRADA DO GABINAL	313	FREGUESIA	RIO DE JANEIRO	RJ	-	-	-	-		-	[4]
RUA COMENDADOR SIQUEIRA	0	PECHINCHA	RIO DE JANEIRO	RJ	9	30	10.089	70	0,574	5.600	
RUA FLORIANOPOLIS	1365	PRACA SECA	RIO DE JANEIRO	RJ	-	-	-	-		-	[5]
RUA BARAO DE MESQUITA	380	TIJUCA	RIO DE JANEIRO	RJ	-	-	-	-		-	[4]
FAZENDA PROSPERIDADE	1644	CENTRO	BARRA DO PIRAÍ	RJ	1.727	40	2.636.701	78	0,483	1.239.500	
MORRO DO SANTANA	39	PARQUE ROSARIO	CAMPOS DOS GOYTACAZES	RJ	1.618	30	1.861.654	71	0,582	1.062.100	
MORRO LACRAIA-S.DOMINGOS	0	VILA BONANCA	DUQUE DE CAXIAS	RJ	155	30	173.759	70	0,572	97.000	
FAZENDA RECREIO	0	COROA GRANDE	ITAGUAÍ	RJ	-	-	-	-		-	[5]
FAZENDA MATHEUS *	330	ITAGUAI	ITAGUAÍ	RJ	312	55	469.906	70	0,214	94.000	
ESTRUA FRIBURGO	0	AMPARO	NOVA FRIBURGO	RJ	1.288	70	903.803	60	0,200	180.000	
FAZENDA SANTA RITA	0	PEDRO DO RIO	PETRÓPOLIS	RJ	-	-	-	-		-	[5]
MORRO PROXIMO DA LOCALIDADE - LOCAL	0	VICENTINO	RESENDE	RJ	112	70	154.712	70	0,201	31.000	
MORRO DO CEMITERIO *	0	GARGAU	SÃO FRANCISCO DE ITABAPO	RJ	75	-	7.252	25	0,996	7.300	
FAZENDA ATALAIA	340	LARANJAL	SÃO GONÇALO	RJ	-	-	-	-		-	[6]
FAZENDA BRASILEIRA	0	CAMPO GRANDE	CARIACICA	ES	-	-	-	-		-	[4]
FAZENDA TOCAIA	0	RURAL	LINHARES	ES	75	-	19.389	25	1,003	19.500	
MORRO DO CRUZEIRO	0	ZONA RURAL	RIO NOVO DO SUL	ES	-	-	-	-		-	[5]
AVENIDA JOSE TOZZE	1500	CENTRO	SÃO MATEUS	ES	-	-	-	-		-	[4]

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Oi S.A. Appendix 6

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Buildings and Improvements value per property estimated via Cost Approach Method

Adress	Number	Neighborhood	City	State	Built area considered (m²)	Age 1	RCN (BRL) 2	Useful Life 3	Depreciation	Market Value (BRL)	Note
CORREGO TAQUARA	0	RURAL	SERRA	ES	44	60	35.910	60	0,201	7.200	
PRACA PADRE CORREIA *	25	CENTRO	BARBACENA	MG	784	50	1.250.864	70	0,284	340.000	
RUA BELA VISTA *	0	CENTRO	BARROSO	MG	46	35	55.501	70	0,501	27.000	
RUA DA OLARIA	65	PIONEIROS	BOM DESPACHO	MG	-	-	-	-		-	[6]
RUA BELO HORIZONTE *	242	CENTRO	IPATINGA	MG	140	20	266.709	70	0,710	185.000	
MORRO PROXIMO DA LOCALIDADE - LOCAL	0	ZONA RURAL	ITAMONTE	MG	-	-	-	-		-	[6]
RUA MARIA PERPETUA	72	LADEIRA	JUIZ DE FORA	MG	8.025	25	13.546.765	70	0,641	8.500.000	
AVENIDA BARAO DO RIO BRANCO	2288	CENTRO	JUIZ DE FORA	MG	-	-	-	-		-	[4]
MORRO CASTELHANA DE BAIXO *	0	ZONA RURAL	MONTE CARMELO	MG	288	25	166.593	62	0,648	114.000	
RUA CRISTIANO DE CASTRO	226	DISTRITO INDUSTRI	PONTE NOVA	MG	814	20	782.139	60	0,662	507.900	
RUA URCINE CAMPELO	107	BOA VISTA	SETE LAGOAS	MG	537	20	785.846	66	0,694	530.500	
RUA DA FACULDADE	0	JARDIM ALICE	VISCONDE DO RIO BRANCO	MG	105	-	25.345	25	0,991	25.500	
RUA ADEODATO DE ALMEIDA	191	CENTRO	VISCONDE DO RIO BRANCO	MG	160	20	293.380	70	0,706	205.000	
RUA LEILA DINIZ	433	CABULA	SALVADOR	BA	400	35	574.988	70	0,496	280.000	
RUA DOMINGOS CAETANO	144	BARBALHO	SALVADOR	BA	-	-	-	-		-	[5]
RUA MANOEL G.DE SOUZA	0	SAO GOTARDO	BOM JESUS DA LAPA	BA	756	24	236.853	61	0,659	156.100	
RUA QUINTINO BOCAIUVA	0	CENTRO	CASTRO ALVES	BA	440	-	38.860	25	1,004	39.000	
AVENIDA ILHEUS	32	CENTRO	ITABUNA	BA	308	30	783.584	60	0,499	380.000	
AVENIDA CAXANGA	265	MADALENA	RECIFE	PE	1.246	30	1.786.400	70	0,572	995.000	
RUA DO PRINCIPE	0	BOA VISTA	RECIFE	PE	2.554	35	4.191.679	70	0,499	2.040.000	
SERRA TRAPUA	0	SERRA	CARPINA	PE	300	70	320.896	70	0,200	64.000	
ALTO DO OBELISCO	0	OBELISCO	NAZARÉ DA MATA	PE	60	70	63.689	70	0,204	12.500	
RUA 13 DE MAIO	0	NA	PALMARES	PE	126	50	206.794	70	0,286	56.000	
RUA ARISTARCO LOPES	0	CENTRO	PETROLINA	PE	1.941	12	900.363	37	0,829	745.900	
TRAVESSA FRANCISCO ANTONIO MESCOU	0	NA	SANTA BÁRBARA DO PARÁ	PA	20	70	18.873	70	0,200	3.800	
AVENIDA GETULIO VARGAS	950	CENTRO	MANAUS	AM	2.662	30	6.833.514	60	0,501	3.317.000	
AVENIDA PARAIBA - PREDIO GARAJINHA	154	ADRIANOPOLIS	MANAUS	AM	1.132	70	722.969	60	0,202	145.000	
AVENIDA GETULIO VARGAS	1471	CACARI	BOA VISTA	RR	600	15	1.028.398	70	0,783	793.000	
AVENIDA FAB	0	CENTRO	AMAPÁ	AP	556	12	220.079	62	0,826	185.000	
RUA GETULIO VARGAS	2	CENTRO	OIAPOQUE	AP	180	50	144.502	70	0,284	39.000	
MORRO DO MACHADO (DESATIVADO)	0	NA	COROATÁ	MA	52	30	66.171	70	0,569	37.000	
RUA SANTO ANTONIO	0	CENTRO	PARAIBANO	MA	25	35	31.813	70	0,507	15.500	
AVENIDA SANTOS DUMONT	28	SAO CRISTOVAO	SÃO LUÍS	MA	2.005	49	1.396.938	65	0,268	367.500	
MORRO DA REPETIDORA	0	NA	VARGEM GRANDE	MA	-	-	-	-		-	[6]
RUA SILVEIRA MARTINS	355	CABULA	SALVADOR	BA	37.702	25	41.067.010	66	0,641	25.855.000	
RUA SAO PEDRO	116	CENTRO	NITERÓI	RJ	2.763	30	4.638.487	70	0,572	2.582.400	
RUA VITORIO NUNES DA MOTTA	220	ENSEADA DO SUA	VITÓRIA	ES	-	-	-	-		-	[5]
RUA PROF. ANFRISIA SANTIAGO	212	NAZARE	SALVADOR	BA	6.035	27	9.584.986	69	0,616	5.763.500	
RUA DOIS DE DEZEMBRO	63	FLAMENGO	RIO DE JANEIRO	RJ	2.114	20	6.168.836	60	0,666	4.010.000	
RUA ALEXANDRE MACKENZIE	0	CENTRO	RIO DE JANEIRO	RJ	5.319	40	10.149.297	60	0,333	3.218.500	
AVENIDA DIOGENES CHIANCA (ALMOXARIF.	1593	AGUA FRIA	JOÃO PESSOA	PB	1.893	30	2.287.581	76	0,600	1.344.500	
RUA ITAMBE	200	FLORESTA	BELO HORIZONTE	MG	5.813	40	11.547.321	68	0,403	4.480.000	
RUA SABINO VIEIRA	0	SAO CRISTOVAO	RIO DE JANEIRO	RJ	1.183	60	2.033.971	70	0,201	405.000	
RUA SENADOR POMPEU	0	CENTRO	RIO DE JANEIRO	RJ	-	-	-	-		-	[4]
RUA DR MIGUEL VIEIRA FERREIRA	0	RAMOS	RIO DE JANEIRO	RJ	1.560	25	2.683.271	70	0,644	1.690.000	
AVENIDA NOSSA SENHORA DE COPACABA	0	COPACABANA	RIO DE JANEIRO	RJ	-	-	-	-		-	[4]
AVENIDA DAS AMERICAS	4606	BARRA DA TIJUCA	RIO DE JANEIRO	RJ	-	-	-	-		-	[4]
RUA SAO JOSE	1884	CENTRO	MACAPÁ	AP	240	35	295.622	70	0,498	145.000	
RUA CEL. JOSE JUSTINO	671	CENTRO	SÃO LOURENÇO	MG	407	31	499.865	70	0,554	270.000	
RUA 1O DE JANEIRO	0	MONTE CASTELO	SÃO LUÍS	MA	321	35	420.392	79	0,555	231.800	
RUA JORGE RAIMUNDO *	575	SANTA CANDIDA	JUIZ DE FORA	MG	80	-	7.175	25	1,002	7.200	
MORRO DA REPETIDORA DE TV *	0	ZONA RURAL	ITAGUARA	MG	116	11	38.362	49	0,842	34.000	
RUA GOIAS	0	FAROL	MACEIÓ	AL	-	-	-	-		-	[6]
RUA EZEQUIEL PONDE	0	JARDIM APIPEMA	SALVADOR	BA	-	-	-	-		-	[6]
SCS, QUADRA 02, BLOCO E, EDIFICIO PROJ	0	BRASILIA	BRASÍLIA	DF	-	-	-	-		-	[4]
SCN, QUADRA 03, BLOCO A, ASA NORTE	0	BRASILIA	BRASÍLIA	DF	-	-	-	-		-	[4]
LOTES 470	480	SIG/SUL	BRASÍLIA	DF	5.510	5	11.377.049	60	0,917	10.240.000	
AVENIDA MANOEL RIBAS	115	MERCES	CURITIBA	PR	-	-	-	-		-	
AVENIDA BORGES DE MEDEIROS	512	MATRIZ	PORTO ALEGRE	RS	15.255	40	34.604.832	60	0,334	10.985.000	
RUA LYCIO GREIN D CASTRO VELOZO	191	MERCES	CURITIBA	PR	7.774	30	17.606.365	61	0,504	8.580.000	
SEPN 508, LOTE 9, ASA NORTE	0	BRASILIA	BRASÍLIA	DF	3.550	15	7.329.421	60	0,750	5.370.000	
RUA 3 ESQ. C/ RUA 7	700	CENTRO	GOIÂNIA	GO	7.934	30	14.271.875	60	0,500	6.900.000	
RUA RUI BARBOSA	3040	CENTRO	CAMPO GRANDE	MS	7.826	35	14.419.860	60	0,417	5.770.000	
RUA GENERAL OSORIO	3442	NA	CASCAVEL	PR	6.968	35	14.370.991	61	0,427	5.895.500	
SHC/AO-SUL, AREA ESPECIAL 02, EA-06/08	0	CRUZEIRO	BRASÍLIA	DF	2.282	30	4.712.122	60	0,500	2.280.000	
RUA VISCONDE DE NACAR	1415	CENTRO	CURITIBA	PR	9.307	40	17.530.036	60	0,333	5.560.000	
AVENIDA SILVA JARDIM	3019	AGUA VERDE	CURITIBA	PR	3.524	40	5.934.112	70	0,428	2.460.000	
LOTE 02	0	SUDOESTE	BRASÍLIA	DF	712	20	874.643	70	0,710	615.000	
EQ C-10 E EQ C-11	0	TAGUATINGA	BRASÍLIA	DF	2.710	25	3.987.135	70	0,643	2.507.000	
RUA DES. GIL COSTA	472	ESTREITO	FLORIANÓPOLIS	SC	8.491	25	18.522.665	64	0,603	10.870.000	
RUA XV DE NOVEMBRO	0	SEDE - CTMR	PELOTAS	RS	-	-	-	-		-	[4]
AVENIDA BRASIL	371	PONTA AGUDA	BLUMENAU	SC	-	-	-	-		-	[4]
AVENIDA JOSE MARIA DE BRITO	715	NA	FOZ DO IGUAÇU	PR	3.900	15	5.151.017	66	0,756	3.827.500	
AVENIDA ANITA GARIBALDI	351	JUVEVE	CURITIBA	PR	3.421	30	5.760.669	70	0,572	3.210.000	
AREA ESPECIAL A	0	GUARA	BRASÍLIA	DF	1.885	20	2.823.353	70	0,715	1.975.000	
SQS 407, ENTRADA DA QUADRA	0	BRASILIA	BRASÍLIA	DF	2.328	20	4.805.967	60	0,667	3.120.000	
RUA VENANCIO AIRES	0	SANTA MARIA	SANTA MARIA	RS	3.075	15	7.230.466	60	0,749	5.300.000	
AVENIDA APARICIO BORGES	1241	PARTENON	PORTO ALEGRE	RS	3.545	37	5.284.705	69	0,478	2.457.800	
AVENIDA BRASIL	4188	NA	UMUARAMA	PR	2.979	30	5.016.379	70	0,572	2.790.000	
AVENIDA NS-1 QD. ACSU SO-20	0	CENTRO	PALMAS	TO	2.373	15	4.808.869	61	0,753	3.534.100	
QNN-33	0	CEILANDIA	BRASÍLIA	DF	1.545	20	2.302.303	70	0,713	1.610.000	
AVENIDA MADRE LEONIA MELITO	2100	NA	LONDRINA	PR	3.779	25	5.913.915	67	0,618	3.572.000	
RUA SALDANHA MARINHO	150	NA	PONTA GROSSA	PR	2.883	30	6.493.162	60	0,499	3.140.000	
AVENIDA 15 DE DEZEMBRO ESQ. C/ SOCRA	0	CENTRO	ANÁPOLIS	GO	3.190	20	6.544.451	60	0,668	4.255.000	
AVENIDA PROTASIO ALVES	0	ALTO PETROPOLIS	PORTO ALEGRE	RS	2.967	30	5.006.645	70	0,572	2.785.000	
QNM-2	0	CEILANDIA	BRASÍLIA	DF	1.432	20	2.256.967	60	0,663	1.457.500	
ESTRADA JUCA BATISTA	0	IPANEMA	PORTO ALEGRE	RS	2.932	20	4.756.658	69	0,707	3.290.300	
PRACA BARAO DO RIO BRANCO	217	NA	PONTA GROSSA	PR	1.228	20	2.067.846	70	0,712	1.450.000	
AVENIDA 7 DE SETEMBRO	0	UBATUBA	SÃO FRANCISCO DO SUL	SC	-	-	-	-		-	[6]
AVENIDA PARQUE ATENEU (ANT. 2013)	0	PQ. ATHENEU	GOIÂNIA	GO	-	-	-	-		-	[6]
AVENIDA MADRE BENVENUTA	2080	ITACORUBI	FLORIANÓPOLIS	SC	11.168	29	33.068.829	60	0,512	16.391.700	
BR-153	0	VILA REDENCAO	GOIÂNIA	GO	44.419	25	62.837.258	60	0,590	36.121.500

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Oi S.A. Appendix 6

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Buildings and Improvements value per property estimated via Cost Approach Method

Adress	Number	Neighborhood	City	State	Built area considered (m²)	Age 1	RCN (BRL) 2	Useful Life 3	Depreciation	Market Value (BRL)	Note
TRAVESSA TEIXEIRA DE FREITAS	75	MERCES	CURITIBA	PR	23.386	15	54.074.523	60	0,750	39.650.000	
RUA TAPAJOS	660	VILA RICA	CAMPO GRANDE	MS	21.149	20	22.873.885	70	0,714	16.010.000	
BR-153	0	VILA REDENCAO	GOIÂNIA	GO	68.167	20	47.712.955	71	0,729	34.185.000	
AVENIDA SONNEMBERG C/ JOAO CORREIA	0	CIDADE JARDIM	GOIÂNIA	GO	-	-	-	-		-	[5]
RUA BARAO DE MELGAÇO	3209	CENTRO SUL	CUIABÁ	MT	12.833	24	20.578.057	71	0,663	13.370.000	
AVENIDA PRESIDENTE ARTHUR BERNARDE	2166	PORTAO	CURITIBA	PR	3.926	19	8.569.747	62	0,684	5.722.500	
BR 101 KM 205	0	BARREIROS	SÃO JOSÉ	SC	3.326	10	6.531.264	79	0,873	5.625.500	
PORTO ALEGRE - AVENIDA JOAQUIM DE OL	0	ANCHIETA - I	PORTO ALEGRE	RS	6.662	15	12.024.454	76	0,803	9.488.000	
AVENIDA LAURO SODRE	3290	COSTA E SILVA	PORTO VELHO	RO	4.220	20	6.016.824	70	0,714	4.210.000	
RUA MANOEL RIBAS	159	MERCES	CURITIBA	PR	2.205	25	4.267.000	70	0,642	2.680.000	
AVENIDA TEIXEIRA DE FREITAS	141	MERCES	CURITIBA	PR	3.190	15	7.376.900	60	0,749	5.410.000	
RUA VISCONDE NACAR	234	MERCES	CURITIBA	PR	-	-	-	-		-	[6]
PORTO ALEGRE - RUA CEL GENUINO	0	ESPLANADA DOS A	PORTO ALEGRE	RS	-	-	-	-		-	[4]
AVENIDA MANOEL RIBAS	115	MERCES	CURITIBA	PR	8.925	30	24.771.380	60	0,501	11.996.500	
RUA VISCONDE DO RIO BRANCO	397	MERCES	CURITIBA	PR	-	-	-	-		-	[6]
RUA NEO ALVES MARTINS	2263	MARINGA	MARINGÁ	PR	-	-	-	-		-	[4]
RUA JOAO GUALBERTO	333	PONTA GROSSA	PONTA GROSSA	PR	698	35	350.727	60	0,423	140.000	
AVENIDA AFONSO PENA	4001	SERRA	BELO HORIZONTE	MG	41.745	30	90.741.456	60	0,502	44.000.000	
ESTRADA DE ALDEIA	0	PAU DO FERRO	CAMARAGIBE	PE	21.004	58	19.670.315	59	0,207	4.045.900	
RUA GENERAL POLIDORO	99	BOTAFOGO	RIO DE JANEIRO	RJ	9.475	20	21.743.171	62	0,676	14.350.000	
RUA BENEDITINOS	15	CENTRO	RIO DE JANEIRO	RJ	8.938	50	23.423.790	60	0,230	4.887.500	
SIA	0	SIA	BRASÍLIA	DF	65.915	19	70.540.800	63	0,705	48.829.000	
RUA DO GAZOMETRO	741	BRÁS	SÃO PAULO	SP	5.003	20	10.911.634	60	0,667	7.090.000	
							1.937.867.987			1.088.955.100	

Notes:

1. Aparent age. Wheighted average age estimated based on the RCN and age of each building at the same property.
2. RCN: Replacement Cost New, does not consider the costs of elevators.
3. Usefull life. Wheighted useful life estimated based on the RCN and useful life of each building at the same property.
4. Evaluated by the Market Approach Method, considering a commercial building or a shop.
5. Does not have a buinding area according to the thirt-party reports.
6. Based on the provided information the existing construtions do not have commerial value.

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. Appendix 7

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the subject properties

Adress	Neighborhood	City	State	Land Area (m²)	Allocated Code					Market Value (BRL)	
					City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale	Final Unitary Value (BRL/m²)	Land Value (BRL)
AREA ESPECIAL A	GUARA	BRASÍLIA	DF	2.400	2	4	2	1	1	2.191	5.260.000
SQS 407, ENTRADA DA QUADRA	BRASILIA	BRASÍLIA	DF	1.012	1	4	1	1	1	7.829	7.930.000
RUA VENANCIO AIRES	SANTA MARIA	SANTA MARIA	RS	3.300	3	3	1	3	1	748	2.470.000
AVENIDA APARICIO BORGES	PARTENON	PORTO ALEGRE	RS	3.951	1	3	2	3	1	1.420	5.610.000
AVENIDA BRASIL	NA	UMUARAMA	PR	1.261	3	3	1	3	1	767	965.000
AVENIDA NS-1 QD. ACSU SO-20	CENTRO	PALMAS	TO	6.000	1	6	1	3	1	934	5.600.000
QNN-33	CEILANDIA	BRASÍLIA	DF	5.000	2	4	2	1	1	2.167	10.840.000
AVENIDA MADRE LEONIA MELITO	NA	LONDRINA	PR	17.913	2	3	2	2	1	1.385	24.810.000
RUA SALDANHA MARINHO	NA	PONTA GROSSA	PR	612	3	3	1	1	1	3.912	2.390.000
AVENIDA 15 DE DEZEMBRO ESQ. C/ SOCRATES DINIZ	CENTRO	ANÁPOLIS	GO	800	2	4	1	2	1	1.596	1.280.000
AVENIDA PROTASIO ALVES	ALTO PETROPOLIS	PORTO ALEGRE	RS	4.054	1	3	2	3	1	1.420	5.760.000
QNM-2	CEILANDIA	BRASÍLIA	DF	3.500	2	4	2	1	1	2.177	7.620.000
ESTRADA JUCA BATISTA	IPANEMA	PORTO ALEGRE	RS	4.615	1	3	2	3	1	1.418	6.540.000
PRACA BARAO DO RIO BRANCO	NA	PONTA GROSSA	PR	606	3	3	1	1	1	3.915	2.370.000
AVENIDA 7 DE SETEMBRO	UBATUBA	SÃO FRANCISCO DO SUL	SC	150	3	4	2	3	1	466	70.000
AVENIDA PARQUE ATENEU (ANT. 2013)	PQ. ATHENEU	GOIÂNIA	GO	847	1	4	3	3	1	505	430.000
AVENIDA MADRE BENVENUTA	ITACORUBI	FLORIANÓPOLIS	SC	41.028	1	4	2	3	1	986	40.470.000
BR-153	VILA REDENCAO	GOIÂNIA	GO	53.676	1	4	2	3	1	986	52.930.000
TRAVESSA TEIXEIRA DE FREITAS	MERCES	CURITIBA	PR	6.051	1	3	1	2	1	4.838	29.270.000
RUA TAPAJOS	VILA RICA	CAMPO GRANDE	MS	59.193	1	5	2	3	1	750	44.370.000
BR-153	VILA REDENCAO	GOIÂNIA	GO	23.443	1	4	2	3	1	987	23.140.000
AVENIDA SONNEMBERG C/ JOAO CORREIA LIMA	CIDADE JARDIM	GOIÂNIA	GO	6.751	1	4	2	2	1	2.195	14.820.000
RUA BARAO DE MELGAÇO	CENTRO SUL	CUIABÁ	MT	11.996	1	5	1	3	1	1.163	13.950.000
AVENIDA PRESIDENTE ARTHUR BERNARDES	PORTAO	CURITIBA	PR	8.950	1	3	2	2	1	3.120	27.920.000
BR 101 KM 205	BARREIROS	SÃO JOSÉ	SC	10.400	3	4	2	3	1	336	3.500.000
Rua JOAQUIM DE OLIVEIRA	ANCHIETA - I	PORTO ALEGRE	RS	9.540	1	3	3	2	1	1.508	14.390.000
AVENIDA LAURO SODRE	COSTA E SILVA	PORTO VELHO	RO	18.065	1	6	2	4	1	271	4.900.000
AVENIDA MANOEL RIBAS	MERCES	CURITIBA	PR	5.220	1	3	1	2	1	4.844	25.290.000
AVENIDA TEIXEIRA DE FREITAS	MERCES	CURITIBA	PR	1.385	1	3	1	2	1	4.973	6.890.000
RUA VISCONDE NACAR	MERCES	CURITIBA	PR	3.687	1	3	1	2	1	4.863	17.930.000
RUA CEL GENUINO	ESPLANADA DOS ACORES	PORTO ALEGRE	RS	-	1	3	1	3	1	-	-
AVENIDA MANOEL RIBAS	MERCES	CURITIBA	PR	1.385	1	3	1	2	1	4.973	6.890.000
RUA VISCONDE DO RIO BRANCO	MERCES	CURITIBA	PR	1.224	1	3	1	2	1	4.997	6.120.000
RUA NEO ALVES MARTINS	MARINGA	MARINGÁ	PR	-	2	3	1	2	1	-	-
RUA JOAO GUALBERTO	PONTA GROSSA	PONTA GROSSA	PR	24.200	3	3	3	3	1	231	5.590.000
AVENIDA AFONSO PENA	SERRA	BELO HORIZONTE	MG	15.661	1	3	2	2	1	3.113	48.750.000
ESTRADA DE ALDEIA	PAU DO FERRO	CAMARAGIBE	PE	202.190	3	4	3	3	1	162	32.740.000
RUA GENERAL POLIDORO	BOTAFOGO	RIO DE JANEIRO	RJ	3.413	1	2	2	1	1	13.178	44.980.000
RUA BENEDITINOS	CENTRO	RIO DE JANEIRO	RJ	6.656	1	2	1	2	1	7.954	52.940.000
SIA	SIA	BRASÍLIA	DF	152.000	1	4	2	3	1	985	149.780.000
RUA DO GAZOMETRO	BRÁS	SÃO PAULO	SP	2.164	1	1	2	3	1	5.532	11.970.000

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. — Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker Information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code: City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY4863_1	Prédio Comercial	Rua Cleto Campelo	Poço	MACEIÓ	AL	Pedro Abreu Imóveis	1.500.000	738	738	Offer	854.350	1	6	2	3	1
EY4863_3	Casa	Rua Dona Marieta Lages	Farol	MACEIÓ	AL	Mariz Imóveis	580.000	250	250	Offer	303.178	1	6	2	3	1
EY4863_4	Casa	Rua Hugo Jobim	Farol	MACEIÓ	AL	Mariz Imóveis	780.000	613	213	Offer	515.564	1	6	2	3	1
EY4863_5	Casa	Próximo a Av. Rotary	Farol	MACEIÓ	AL	Élio Diaz Imóveis	445.000	300	220	Offer	153.753	1	6	2	3	1
EY4826_2	Prédio Comercial	Avenida Sete de Setembro	Centro	MANAUS	AM	AVELINO E NELSON CONSULTORIA IMOBILIARA (92) 2126 0100	2.500.000	116	225	Offer	1.907.612	1	5	1	1	1
EY4826_3	Prédio Comercial	Rua Joaquim Nabuco	Centro	MANAUS	AM	C & Castro Imóveis (92) 3642 8040	1.200.000	173	345	Offer	659.443	1	5	1	1	1
EY4826_4	Prédio Comercial	Avenida Getulio Vargas, 1065	Centro	MANAUS	AM	Colliers International	1.000.000	340	930	Offer	463.382	1	5	1	2	1
EY4826_5	Prédio Comercial	Rua Constantino Nery	Centro	MANAUS	AM	C & Castro Imóveis (92) 3642 8040	700.000	136	409	Offer	131.427	1	5	1	2	1
EY0075_1	Prédio Comercial	Av. Max Teixeira (continuação da Av. Noel Nutels)	Cidade Nova	MANAUS	AM	João Batista Negócios Imobiliários (92) 99357 2700	6.000.000	7.000	2.600	Offer	2.926.571	1	5	2	3	1
EY0075_2	Prédio Comercial	Avenida Torquato Tapajós	Da Paz	MANAUS	AM	C & Castro Imóveis (92) 3642 8040	2.700.000	1.075	2.150	Offer	641.438	1	5	2	3	1
EY0075_3	Prédio Comercial	Av. Ramos Ferreira	Centro	MANAUS	AM	C & Castro Imóveis (92) 3642 8040	5.000.000	462	2.311	Offer	1.682.878	1	5	1	1	1
EY0075_4	Prédio Comercial	Av. Sete de Setembro	Centro	MANAUS	AM	AVELINO E NELSON CONSULTORIA IMOBILIARA (92) 2126 0100	3.500.000	283	1.700	Offer	1.916.065	1	5	1	1	1
EY0075_5	Prédio Comercial	Av. André Araújo	Adrianopolis	MANAUS	AM	Rambalducci Negócios Imobiliários (92) 98157 6161	1.200.000	250	500	Offer	241.934	1	5	2	2	1
EY4853_1	Prédio Comercial	Rua Leopoldo Machado	Central	MACAPÁ	AP	Danilo Brito Imóveis (96) 3224-3522	1.500.000	350	700	Offer	766.702	1	7	1	2	1
EY4853_2	Prédio Comercial	Avenida Ataíde Teive	Central	MACAPÁ	AP	Moriá Imóveis - (96) 9139 1646	430.000	120	240	Offer	286.385	1	7	1	2	1
EY4853_3	Prédio Comercial	Avenida Pedro Américo	Perpetuo Socorro	MACAPÁ	AP	Moriá Imóveis - (96) 9139 1646	665.000	238	475	Offer	465.744	1	7	2	2	1
EY4853_4	Prédio Comercial	Avenida José de Anchieta	Macapá	MACAPÁ	AP	Moriá Imóveis - (96) 9139 1646	400.000	122	192	Offer	343.438	1	7	2	1	1
EY4853_5	Prédio Comercial	Avenida Quinta	Marabaixo	MACAPÁ	AP	Moriá Imóveis - (96) 9139 1646	350.000	300	500	Offer	10.929	1	7	3	5	1
EY4867_1	Prédio Comercial	Scln 714, Bl f	Asa Norte	BRASÍLIA	DF	Smile Imóveis - (61)3322 6209	565.000	68	136	Offer	383.699	1	4	1	1	1
EY4867_2	Prédio residencial	Scln 712 713	Asa Norte	BRASÍLIA	DF	Mario Lucio - (61) 3224 6133	5.500.000	166	830	Offer	4.349.059	1	4	1	1	1
EY4867_3	Prédio Comercial	Scln 705	Asa Norte	BRASÍLIA	DF	Thais Imobiliaria Aguas Claras - (61) 3031 2200	1.500.000	57	172	Offer	1.295.364	1	4	1	1	1
EY4867_4	Prédio Comercial	Scln 709 Bl C	Asa Norte	BRASÍLIA	DF	(61) 3031 2200	1.000.000	74	295	Offer	806.436	1	4	1	1	1
EY4867_5	Prédio residencial	Scln 712 Bl B	Asa Norte	BRASÍLIA	DF	(61) 3275-2525	900.000	160	320	Offer	578.312	1	4	1	1	1
EY4866_1	Prédio Comercial	Cls 116	Asa Sul	BRASÍLIA	DF	(61) 3364-0335	1.290.000	21	132	Offer	1.005.705	1	4	1	1	1
EY4866_2	Prédio Comercial	Scs Q 3	Asa Sul	BRASÍLIA	DF	(61) 2103-0010	10.000.000	200	1.600	Offer	7.738.813	1	4	1	1	1
EY4866_3	Prédio Comercial	Scla Quadra 11 Conjunto 02	Asa Sul	BRASÍLIA	DF	(61) 8458-3156	1.350.000	200	420	Offer	948.174	1	4	2	2	1
EY4866_4	Prédio Comercial	Crs 507	Asa Sul	BRASÍLIA	DF	(61) 3247-2700	3.000.000	253	750	Offer	2.461.763	1	4	1	1	1
EY4866_5	Casa	Shigs 715	Asa Sul	BRASÍLIA	DF	(61) 3328-0470	990.000	215	215	Offer	696.234	1	4	1	3	1
EY4950_1	Prédio Comercial	Quadra Eqnm 8 10	Ceilandia	BRASÍLIA	DF	Alvaro Junior Imoveis 61 3554-2252	340.000	113	450	Offer	53.792	2	4	2	4	1
EY4950_2	Prédio residencial	Ceilandia Sul	Ceilandia	BRASÍLIA	DF	Elliud de Souza Lima -	1.190.000	123	370	Offer	925.417	2	4	2	2	1
EY4950_3	Prédio Comercial	Rua Ade Q 1	Ceilandia	BRASÍLIA	DF	Delicanto Imóveis - (61) 8177-2780	1.200.000	250	750	Offer	603.526	2	4	2	2	1
EY4950_4	Prédio residencial	Conjunto Qnn 19 Cj K	Ceilandia	BRASÍLIA	DF	Rogerbras Imobiliaria - (61) 3251-6600	700.000	125	250	Offer	482.450	2	4	2	2	1
EY4950_5	Prédio Comercial	Rua Ade Q 4	Ceilandia	BRASÍLIA	DF	Beiramar Taguating - (61)3262-1004	850.000	150	450	Offer	479.115	2	4	2	2	1
EY4898_1	Prédio Comercial	Conjunto Qe 40 Conjunto M	Guara	BRASÍLIA	DF	Alessandro Jardim - (61) 3963-6881	1.280.000	128	512	Offer	745.409	2	4	2	2	1
EY4898_2	Prédio Comercial	Rua Qe 40 Cj Q	Guara	BRASÍLIA	DF	Sonia Imóveis - (61) 3468-4846	2.200.000	267	800	Offer	1.725.880	2	4	2	2	1
EY4898_3	Prédio Comercial	Setor Industrial	Guara	BRASÍLIA	DF	Irmãs Valle - (61) 3346-10066	3.620.000	2.000	1.100	Offer	1.957.401	2	4	2	3	1
EY8002_6	Prédio Comercial	Trecho Sia Trecho 8	SIA	BRASÍLIA	DF	Smile Imóveis - (61)3322 6209	6.900.000	2.000	1.000	Offer	5.224.698	1	4	2	2	1
EY8002_7	Galpão	Trecho Sia Trecho 4	SIA	BRASÍLIA	DF	Mário Lúcio - (61) 3224-6133	8.000.000	2.271	3.000	Offer	5.954.402	1	4	2	2	1
EY4887_1	Prédio Comercial	Quadra Qne 27	Taguatinga	BRASÍLIA	DF	Lopes	3.850.000	300	600	Offer	3.083.820	2	4	2	1	1
EY4887_5	Prédio Comercial	Quadra Cse 2	Taguatinga	BRASÍLIA	DF	ANTONIO SOARES IMOVEIS (061) 3562-1515	1.400.000	120	360	Offer	916.938	2	4	2	1	1
EY4876_1	Casa	Bloco Sres Q 4 Bl R	Cruzeiro	BRASÍLIA	DF	Beiramar - (61)3262-1004	1.150.000	180	360	Offer	708.880	2	4	2	2	1
EY4876_2	Casa	Bloco Sres Q 12 Bl M	Cruzeiro	BRASÍLIA	DF	Pires Imoveis - (61)99249-0095	690.000	200	200	Offer	439.822	2	4	2	2	1
EY4876_3	Casa	Quadra Sres Q 1	Cruzeiro	BRASÍLIA	DF	Beiramar - (61)3262-1004	670.000	120	120	Offer	494.293	2	4	2	2	1
EY4876_4	Casa	Bloco Sres Q 10 Bloco T	Cruzeiro	BRASÍLIA	DF	Osvaldo Azevedo (61) 98473.0033	1.300.000	200	300	Offer	898.233	2	4	2	2	1
EY4876_5	Casa	Quadra Sres Q 6	Cruzeiro	BRASÍLIA	DF	Domos Empreendimentos - (61) 3255-0800	1.290.000	115	230	Offer	952.645	2	4	2	2	1
EY0026_1	Prédio Comercial	Rua Dionisio Rozendo	Centro	VITÓRIA	ES	PRAIA IMOBILIARIA (27) 2125-4100	750.000	120	360	Offer	233.099	1	4	1	3	1
EY0026_2	Prédio Comercial	Rua do Rosário	Centro	VITÓRIA	ES	Atrium Imóveis - (27) 3325-2527	1.590.000	333	1.000	Offer	891.365	1	4	1	3	1
EY0026_3	Prédio Comercial	Avenida Princesa Isabel	Centro	VITÓRIA	ES	Sario Imoveis (27) 3026-0606	5.000.000	404	1.212	Offer	3.418.012	1	4	1	1	1
EY0026_4	Casa	Rua Graciano Neves	Centro	VITÓRIA	ES	David - (27) 3315-7182	550.000	78	156	Offer	334.948	1	4	1	2	1
EY0026_5	Casa	Rua Dom Fernando	Centro	VITÓRIA	ES	Adimovel	690.000	60	240	Offer	374.767	1	4	1	2	1
EY4839_1	Terreno	Rua Oscar Paulo da Silva	Enseada do Sua	VITÓRIA	ES	SARLO IMOVEIS (27) 3026-0606	4.753.000	1.358	-	Offer	4.277.700	1	4	2	2	1
EY4839_2	Casa	Rua Humberto Martins de Paula, 74	Enseada do Sua	VITÓRIA	ES	CeJ IMOVEIS (27) 3026-9999	4.200.000	600	840	Offer	2.918.183	1	4	2	2	1
EY4839_3	Casa	Rua Leocadia Pedra dos Santos	Enseada do Sua	VITÓRIA	ES	SARLO IMOVEIS (27) 3026-0606	1.640.000	250	500	Offer	898.890	1	4	2	2	1
EY4839_4	Prédio Comercial	Rua Chafic Murad	Bento Ferreira	VITÓRIA	ES	IMOVEL PERFEITO NEGOCIOS IMOBILIARIOS (27) 3073-9291	5.000.000	325	1.300	Offer	3.049.315	1	4	2	1	1
EY4750_1	Terreno	R Horacio Barbosa Alves		SÃO MATEUS	ES	LINK IMÓVEIS (27) 2233-7000	360.000	750	-	Offer	324.000	3	4	2	3	1
EY4750_2	Ponto Comercial	R. Monsenhor Guilherme Schimidt, 633	Sernamby	SÃO MATEUS	ES	Aloisio Campos - (27) 3767-8710	530.000	150	150	Offer	396.055	3	4	2	2	1
EY4750_3	Casa	R. Tocantins, 61	Santo Antonio	SÃO MATEUS	ES	Aloisio Campos - (27) 3767-8710	200.000	150	80	Offer	97.922	3	4	2	3	1
EY4750_4	Casa	BR 101	Morada do Ribeirão	SÃO MATEUS	ES	Aloisio Campos - (27) 3767-8710	300.000	300	150	Offer	116.104	3	4	2	3	1
EY4750_5	Casa	R. Quinze, 5	Conab	SÃO MATEUS	ES	Aloisio Campos - (27) 3767-8710	320.000	180	180	Offer	103.325	3	4	3	3	1
EY4747_2	Terreno	Rua Viana	Campo Grande	CARIACICA	ES	PRAIA IMOBILIARIA (27) 2125-4100	630.000	600	-	Offer	567.000	2	4	2	3	1
EY4747_3	Terreno	Avenida Expedito garcia	Campo Grande	CARIACICA	ES	WR Imoveis Vitoria (27) 3024-0045	800.000	320	-	Offer	720.000	2	4	2	2	1
EY4747_4	Terreno	Avenida Expedito garcia	Campo Grande	CARIACICA	ES	Lopes (27) 3015 1200	10.000.000	1.200	-	Offer	9.000.000	2	4	2	2	1
EY4747_5	Terreno	Rua Pio XII	Campo Grande	CARIACICA	ES	Adonay Imóveis (27) 3072 2337	3.840.000	600	-	Offer	3.456.000	2	4	2	2	1
EY4751_1	Terreno	Av. Herondina de Azevedo, 58	Manguinhos	SERRA	ES	Petra (27) 3200-3993	1.100.000	1.680	-	Offer	990.000	3	4	2	3	1
EY4751_2	Terreno	Avenida Engenheiro Cecíliano Abel de Almeida	Manguinhos	SERRA	ES	Josué Diniz (27) 99982 1165	1.000.000	2.000	-	Offer	900.000	3	4	2	3	1
EY4751_3	Terreno	Rua Guilherme Nitz	Enseada de Jacaraipe	SERRA	ES	Rosangela Kanamori (27) 99954 5725	210.000	900	-	Offer	189.000	3	4	2	4	1
EY4751_4	Terreno	Rua Pequiá	Boulevard Lagoa	SERRA	ES	Juniovaldo (27) 99779.6460	235.000	553	-	Offer	211.500	3	4	2	3	1
EY4751_5	Terreno	R. Santa Inês, 264	Enseada de Jacaraipe	SERRA	ES	Caldas Consultoria Imobiliária 64-3453-6057	220.000	360	-	Offer	198.000	3	4	2	3	1
EY4748_1	Terreno	Rua Wilson Durão	Três Barras	LINHARES	ES	Helmer Imoveis (27) 3371 0767	230.000	435	-	Offer	207.000	3	4	2	3	1
EY4748_2	Terreno	Av. José Armani X R. Jequitibá	Movelar	LINHARES	ES	Tixus Imóveis	850.000	1.500	-	Offer	765.000	3	4	2	3	1
EY4748_3	Terreno	Rua Nair Durão Guimarães	Três Barras	LINHARES	ES	Rua Nair Durão Guimarães - (11) 3094-0555	14.400.000	32.000	-	Offer	12.960.000	3	4	2	3	1
EY4748_4	Casa	Rua Regência Augusta	Linhares	LINHARES	ES	Grand Imobiliaria - (27) 3077-1717	150.000	578	150	Offer	35.068	3	4	3	4	1
EY4748_5	Terreno	Proximo a Praça Jardim Laguna	Recanto dos Lagos	LINHARES	ES	Tixus Imóveis	160.000	250	-	Offer	144.000	3	4	2	3	1
EY7926_1	Terreno	BR 153	Vila Redenção	GOIÂNIA	GO	urbsrt private (62)3238.2360	180.000	391	-	Offer	162.000	1	4	2	3	1
EY7926_2	Casa	Rua J 3	Vila Redenção	GOIÂNIA	GO	MC CORRETORA DE IMÓVEIS. (62) 3087-4667	630.000	300	240	Offer	326.691	1	4	2	3	1
EY7926_3	Casa	Av C107	Jardim America	GOIÂNIA	GO	URBS RT PRIVATE (62) 3238-2360	250.000	291	180	Offer	58.466	1	4	2	4	1
EY7926_4	Casa	Rua Pres George Washington	Jardim Presidente	GOIÂNIA	GO	ALFA CENTER IMÓVEIS (62) 3236-6111	250.000	250	180	Offer	58.466	1	4	2	4	1
EY7926_5	Casa	ARM 2	Vila Redenção	GOIÂNIA	GO	Pedro Miranda (62) 98176-8836	190.000	180	180	Offer	44.117	1	4	2	4	1
EY4873_1	Prédio Comercial	Avenida Anhanguera	Centro	GOIÂNIA	GO	IMOBILIARY IMÓVEIS(62) 3612-9400	3.000.000	475	950	Offer	2.237.705	1	4	1	1	1
EY4873_2	Prédio Comercial	Avenida Anhanguera	Centro	GOIÂNIA	GO	IMOBILIARY IMÓVEIS (62) 3612-9400	4.900.000	480	960	Offer	3.787.118	1	4	1	1	1
EY4873_3	Prédio Comercial	Avenida Paranaíba	Centro	GOIÂNIA	GO	ROGÉRIO MARTINS CARVELO (62) 3091-6164	798.000	546	671	Offer	391.674	1	4	1	4	1
EY4873_4	Prédio Comercial	Avenida Goias	Centro	GOIÂNIA	GO	POLO IMÓVEIS (62) 3278-1100	1.400.000	300	720	Offer	535.468	1	4	2	3	1
EY4873_5	Prédio Comercial	Avenida Goias	Centro	GOIÂNIA	GO	Vésper Agência de Imóveis(62) 3250-5555	1.350.000	517	517	Offer	798.796	1	4	2	3	1
EY4936_1	Prédio Comercial	Rua Dr Generico	Centro	ANÁPOLIS	GO	ANDER IMOVEIS(62) 3321-5050	1.800.000	500	700	Offer	1.056.475	2	4	1	2	1
EY4936_2	Terreno	Rua Jose Neto Paranhos	Centro	ANÁPOLIS	GO	QUATRE IMOVEIS(62) 3099-6161	480.000	300	-	Offer	432.000	2	4	2	2	1
EY4936_3	Terreno	Rua Italia	Jardim Bandeirante	ANÁPOLIS	GO	Imobiliaria Oliveira Borges (62) 3013-0707	450.000	571	-	Offer	405.000	2	4	2	3	1
EY4936_4	Terreno	Rua B 18	Cidade Jardim	ANÁPOLIS	GO	Imobiliaria Oliveira Borges (62) 3013-0707	290.000	450	-	Offer	261.000	2	4	2	3	1
EY5604_1	Terreno	Av. Parque Atheneu	Parque Atheneu	GOIÂNIA	GO	Fernando Gyn (62) 9431-8049	1.100.000	1.662	-	Offer	990.000	1	4	3	2	1
EY5604_2	Terreno	Avenida Diógenes Dolival Sampaio	Jardins Munique	GOIÂNIA	GO	Milton Perez (62)8537-8444	950.000	1.070	-	Offer	855.000	1	4	2	3	1

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker Information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code: City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY5604_3	Terreno	Rua 7 de Setembro	Parque Flamboyant	GOIÂNIA	GO	J. VIRGILIO IMOVEIS CENTRO (62) 3213-2244	145.000	360	-	Offer	130.500	1	4	2	4	1
EY5604_4	Terreno	Avenida E	Agua Branca	GOIÂNIA	GO	RIZZO IMOBILIARIA (62) 3095-9000	210.000	360	-	Offer	189.000	1	4	2	3	1
EY5604_5	Terreno	Rua das Primaveras	Jardins Valencia	GOIÂNIA	GO	Milton Perez (62)9637-8444	350.000	388	-	Offer	315.000	1	4	2	3	1
EY7930_1	Terreno	Rua 6	Cidade Jardim	GOIÂNIA	GO	Patrick & Leandro Imóveis - (62) 3942-0022	4.435.200	6.388	-	Offer	3.991.680	1	4	2	3	1
EY7930_2	Terreno	Avenida Sonnenberg	Cidade Jardim	GOIÂNIA	GO	Mauricio Pereira	895.000	554	-	Offer	805.500	1	4	2	2	1
EY7930_3	Terreno	Alameda Aldilio Ferreira	Cidade Jardim	GOIÂNIA	GO	Fabiano Silva (62) 3259-2827	280.000	429	-	Offer	252.000	1	4	2	3	1
EY7996_1	Terreno	Rua Monte Sião	Serra	BELO HORIZONTE	MG	Colibri Negócios Imobiliários - (31) 2551-1606	900.000	430	-	Offer	810.000	1	3	2	3	1
EY7996_2	Casa	Rua Barão de Lucena	Serra	BELO HORIZONTE	MG	Colonial Imóveis (31) 3227-7977	1.500.000	395	195	Offer	1.220.589	1	3	2	3	1
EY7996_3	Casa	Rua Capivari	Serra	BELO HORIZONTE	MG	Aleixo Imóveis - (31) 3324-7555	3.000.000	660	270	Offer	2.596.575	1	3	2	3	1
EY7996_4	Casa	Rua Trifania	Serra	BELO HORIZONTE	MG	Prolar Netimóveis - (31) 3503-7777	1.650.000	181	543	Offer	975.400	1	3	2	2	1
EY7996_5	Terreno	Rua Ouro	Serra	BELO HORIZONTE	MG	Colonial Imóveis (31) 3227-7977	3.800.000	1.670	-	Offer	3.420.000	1	3	2	2	1
EY0014_1	Galpão	Avenida Olegario Maciel	Centro	BELO HORIZONTE	MG	Silvio Ximenes Imóveis	2.750.000	485	485	Offer	2.278.303	1	3	1	3	1
EY0014_2	Casa	Rua dos Goitacazes	Centro	BELO HORIZONTE	MG	Silvio Ximenes Imóveis	3.200.000	320	18	Offer	2.873.226	1	3	1	2	1
EY0014_3	Terreno	Avenida Afonso Pena	Centro	BELO HORIZONTE	MG	Bens Netimóveis - (31) 3319-3000	4.119.000	361	-	Offer	3.707.100	1	3	1	2	1
EY0014_4	Prédio Comercial	Rua Espírito Santo	Centro	BELO HORIZONTE	MG	Anuar Donato Consultoria Imobiliaria Ltda(31) 3280-8000	14.500.000	400	1.256	Offer	11.588.599	1	3	1	1	1
EY0014_5	Prédio Comercial	Avenida Afonso Pena	Centro	BELO HORIZONTE	MG	RCP IMOVEIS DIVERSOS(31) 9969-8334	10.498.000	700	1.435	Offer	8.780.330	1	3	1	2	1
EY0020_1	Casa	Rua Campanha	Cruzeiro	BELO HORIZONTE	MG	CASA MINEIRA IMÓVEIS (31) 2533-3000	1.800.000	250	300	Offer	1.417.746	1	3	2	2	1
EY0020_3	Casa	Rua Bambui	Cruzeiro	BELO HORIZONTE	MG	Valore Imoveis - (31) 2102-2102	1.750.000	250	450	Offer	1.064.768	1	3	2	2	1
EY0020_4	Casa	Rua Orenoco	Cruzeiro	BELO HORIZONTE	MG	DECISÃO IMOVEIS.(31) 3048-4455 (31) 2533-3000	1.800.000	420	210	Offer	1.434.179	1	3	2	1	1
EY0020_5	Casa	Rua Orenoco	Cruzeiro	BELO HORIZONTE	MG	CASA MINEIRA IMÓVEIS(31) 2533-3000	1.260.000	150	300	Offer	982.309	1	3	2	1	1
EY0028_1	Terreno	Rua Cambui	Alphaville	JUIZ DE FORA	MG	Mega Casa Imóveis	235.000	450	-	Offer	211.500	2	3	2	3	3
EY0028_2	Terreno	Estrada Recanto dos Lagos	Grama	JUIZ DE FORA	MG	Gleissom Emerick	180.000	462	-	Offer	162.000	2	3	3	3	2
EY0028_3	Terreno	Rua Umberto Nery	Santana	JUIZ DE FORA	MG	Mega Casa Imóveis	345.000	648	-	Offer	310.500	2	3	2	3	2
EY0028_4	Terreno	Rua Doutor Ivan Dias Raimunfo	São Pedro	JUIZ DE FORA	MG	Souza Gomes	280.000	513	-	Offer	252.000	2	3	3	1	2
EY0028_5	Terreno	Av. Pref. Mello Reis	Portal	JUIZ DE FORA	MG	Mega Casa Imóveis	260.000	600	-	Offer	234.000	2	3	3	1	2
EY4844_1	Galpão	Rua Pouso Alegre	Floresta	BELO HORIZONTE	MG	VARANDA IMÓVEIS(31) 3224-5111	1.100.000	391	200	Offer	804.816	1	3	2	3	1
EY4844_2	Casa	Av. Silviano Brandão	Floresta	BELO HORIZONTE	MG	LOCAL IMOVEIS(31) 3296-9400	450.000	320	260	Offer	317.357	1	3	2	3	1
EY4844_3	Terreno	Rua Araripe	Floresta	BELO HORIZONTE	MG	DECISÃO IMOVEIS.(31) 3048-4455	690.000	297	-	Offer	621.000	1	3	2	3	1
EY4844_4	Terreno	Avenida do Contorno	Floresta	BELO HORIZONTE	MG	DECISÃO IMOVEIS.(31) 3048-4455	800.000	400	-	Offer	720.000	1	3	2	3	1
EY4844_5	Terreno	Rua Manganes	Nova Floresta	BELO HORIZONTE	MG	SILVIO XIMENES IMOVEIS (31) 3247-1000	1.200.000	600	-	Offer	1.080.000	1	3	2	3	1
EY0175_5	Prédio Comercial	Av. Francisco Sá	Centro	MONTES CLAROS	MG	Jair Antunes - (38) 3201-2333	1.400.000	476	140	Offer	1.179.156	3	3	1	2	1
EY0042_1	Terreno	Prox. Praça Rio Branco	Centro	BELO HORIZONTE	MG	DONATO IMOVEIS (31) 3217-4000	2.700.000	630	-	Offer	2.430.000	1	3	1	3	1
EY0042_2	Terreno	Rua Dom Vital	Anchieta	BELO HORIZONTE	MG	MIRIAN DAYRELL IMOVEIS (31) 3045-4545	4.800.000	720	-	Offer	4.320.000	1	3	2	2	1
EY0042_3	Terreno	Rua Pium I	Carmo	BELO HORIZONTE	MG	SILVIO XIMENES IMOVEIS (31) 3247-1000	6.000.000	1.200	-	Offer	5.400.000	1	3	2	2	1
EY0042_4	Terreno	Avenida do Contorno	Centro	BELO HORIZONTE	MG	Lar Imoveis - (31) 3055-2001	2.900.000	630	-	Offer	2.610.000	1	3	2	2	1
EY0042_5	Galpão	Parque Municipal	Centro	BELO HORIZONTE	MG	Anuar Donato Consultoria Imobiliaria	12.000.000	3.300	3.300	Offer	7.744.461	1	3	2	3	1
EY0209_1	Prédio Comercial	Rua Quimberita	Santa Tereza	BELO HORIZONTE	MG	HYPOLITO IMOVEIS (31) 3228-1100(31) 3267-5290	1.500.000	240	350	Offer	771.265	1	3	2	3	1
EY0209_2	Casa	Rua Salinas	Santa Tereza	BELO HORIZONTE	MG	MORAR BEM IMOVEIS SANTA TEREZA(31) 3267-5290	1.250.000	300	400	Offer	444.691	1	3	2	3	1
EY0209_3	Casa	Rua Divinopolis	Santa Tereza	BELO HORIZONTE	MG	SILVIO XIMENES IMOVEIS(31) 3247-1000	950.000	400	230	Offer	566.665	1	3	2	3	1
EY0209_4	Casa	Emilio Alves	Santa Tereza	BELO HORIZONTE	MG	DECISÃO IMOVEIS. (31) 3048-4455	950.000	170	170	Offer	723.458	1	3	2	3	1
EY0209_5	Casa	Rua Professor Galba Veloso	Santa Tereza	BELO HORIZONTE	MG	CASA MINEIRA IMÓVEIS - CIDADE NOVA (31) 2533-3000	800.000	200	240	Offer	582.099	1	3	2	3	1
EY4756_1	Casa	Avenida primeiro de Julho	Jardim dos Anjos	BOM DESPACHO	MG	jairo0xx37 3521-2935	430.000	348	202	Offer	192.105	3	3	1	3	1
EY4756_2	Terreno	Avenida Carlos Cardoso de Carvalho	Calais	BOM DESPACHO	MG	ImoBr	170.000	358	-	Offer	153.000	3	3	2	3	1
EY4756_3	Terreno	Avenida Padre Augusto	São José	BOM DESPACHO	MG	ImoBr	130.000	205	-	Offer	117.000	3	3	2	3	1
EY4756_4	Terreno	Rua Ana Ismênia de Resende	São José	BOM DESPACHO	MG	ImoBr	190.000	250	-	Offer	171.000	3	3	2	3	1
EY4756_5	Terreno	Rua Deputado Ribeiro Pena	São José	BOM DESPACHO	MG	ImoBr	160.000	368	-	Offer	144.000	3	3	2	3	1
EY7928_1	Terreno	Rua Sebastião Lima	Vila Rica	CAMPO GRANDE	MS	Bruno Novaes Creci 5968 telefones: (67) 9114-1312 claro	240.000	360	-	Offer	216.000	1	5	2	3	1
EY7928_2	Casa	R. Canápolis	Vila Santo Eugênio	CAMPO GRANDE	MS	Douglas Marques - (67) 99206-2678	210.000	420	60	Offer	161.455	1	5	2	2	1
EY7928_3	Terreno	Av. Manoel da Costa Lima	Vila Paratininga	CAMPO GRANDE	MS	Nova House - (67) 3014-7077	445.000	720	-	Offer	400.500	1	5	2	3	1
EY7928_4	Terreno	Av. Hiroshima	Vila Nascente	CAMPO GRANDE	MS	Rosana Gonçalves Diniz - (67) 98121-8913	285.000	360	-	Offer	256.500	1	5	2	3	1
EY7928_5	Terreno	R. Bandeirantes	Vila Bandeirante	CAMPO GRANDE	MS	Plaza Imóveis - (67) 99130-8585	390.000	850	-	Offer	351.000	1	5	2	3	1
EY4874_1	Terreno	R. 7 de Setembro	Centro	CAMPO GRANDE	MS	José Mauro Candido de Almeida - (67) 99972-5225	270.000	228	-	Offer	243.000	1	5	1	2	1
EY4874_2	Terreno	R. Antônio Maria Coelho	Centro	CAMPO GRANDE	MS	Inova Imóveis - (67) 98478-0180	1.500.000	1.200	-	Offer	1.350.000	1	5	1	2	2
EY4874_3	Terreno	Av. Fernado Correa da Costa	Centro	CAMPO GRANDE	MS	Carlos A. Lucena - (67) 99294-1182	10.133.000	5.964	-	Offer	9.119.700	1	5	1	2	1
EY4874_4	Terreno	R. 7 de Setembro	Centro	CAMPO GRANDE	MS	Facundo Imobiliária - (67) 3321-0408	320.000	323	-	Offer	288.000	1	5	1	2	1
EY4874_5	Terreno	R. Dom Aquino	Centro	CAMPO GRANDE	MS	Diosina da Silva Pereira - (67) 99906-1522	2.350.000	1.800	-	Offer	2.115.000	1	5	1	2	1
EY7931_1	Casa	Avenida 15 de Novembro	Centro Sul	CUIABÁ	MT	Cleide Imóveis MT (65) 3623-6660	700.000	225	171	Offer	503.993	1	5	1	2	1
EY7931_2	Casa	Avenida Barão de Melgaço	Centro Sul	CUIABÁ	MT	Bento Imoveis (65) 3626-1000	600.000	189	377	Offer	331.646	1	5	1	2	1
EY7931_3	Terreno	Prox R. Cmte. Costa	Centro Norte	CUIABÁ	MT	Know Hows - (65) 3621-2800	2.500.000	1.950	-	Offer	2.250.000	1	5	1	2	1
EY7931_4	Prédio Comercial	R. Diogo Domingos Ferreira	Bandeirantes	CUIABÁ	MT	Selo Corretora de Imóveis(65) 3624-6802	500.000	313	244	Offer	284.503	1	5	2	3	1
EY7931_5	Casa	Rua Presidente Marques	Centro	CUIABÁ	MT	MARCELO BOTELHO IMOVEIS(65) 98404-0861	450.000	250	190	Offer	221.240	1	5	2	3	1
EY4843_1	Terreno	BR 230	Água Fria	JOÃO PESSOA	PB	Sandro Figueiredo - (83) 3507-3942	20.000.000	18.600	-	Offer	18.000.000	1	6	2	3	1
EY4843_2	Casa	Rua Praia de Boa Viagem	Água Fria	JOÃO PESSOA	PB	HILTON FIGUEIREDO IMOVEIS(83) 3243-6878	230.000	110	110	Offer	116.680	1	6	2	3	1
EY4843_3	Terreno	BR 230	Água Fria	JOÃO PESSOA	PB	Wellington - (83) 3224-5872	570.000	681	-	Offer	513.000	1	6	2	3	1
EY4843_4	Terreno	Rua Iolanda Eloy de Medeiros	Água Fria	JOÃO PESSOA	PB	Solange - 3045-7663/98871-0177/99941-3505	800.000	1.080	-	Offer	720.000	1	6	2	3	1
EY4843_5	Terreno	Rodovia BR 230	Água Fria	JOÃO PESSOA	PB	Alexei Garcia - +55 (83) 3021-6061	450.000	580	-	Offer	405.000	1	6	2	3	1
EY0034_1	Terreno	Rua Areolino de Abreu	Centro	TERESINA	PI	Marcus Santos - (86)9467-9394	500.000	362	-	Offer	450.000	1	6	1	2	1
EY0034_2	Terreno	Rua Gabriel Ferreira	Centro	TERESINA	PI	Imobiliaria Rocha Filho	300.000	320	-	Offer	270.000	1	6	1	3	1
EY0034_3	Casa	Prox. Rua Coelho Rodrigues	Centro	TERESINA	PI	PARK SOLUÇÕES IMOBILIARIAS (86) 3235-4541	1.700.000	530	228	Offer	1.350.406	1	6	1	1	1
EY0034_4	Casa	Rua Taumaturgo de Azevedo	Centro	TERESINA	PI	Paulo Roberto Leardi Teresina (86) 3237-3137	2.000.000	800	600	Offer	1.254.128	1	6	2	2	1
EY0034_5	Casa	Av. Frei Serafim	Centro	TERESINA	PI	Paulo Roberto Leardi Teresina (86) 3237-3137	600.000	266	120	Offer	487.067	1	6	1	2	1
EY0034_6	Casa	RUA LIZANDRO NOGUEIRA	Centro	TERESINA	PI	Imobiliaria Rocha Filho 86 2107.7575	320.000	200	120	Offer	226.087	1	6	1	2	1
EY0034_7	Casa	Rua Joaquim Ribeiro	Centro	TERESINA	PI	Imobiliaria Rocha Filho 86 2107.7575	1.900.000	638	638	Offer	1.380.831	1	6	2	1	1
EY7941_1	Terreno	Rua Pedro Nolasko Pizzatto	Mercês	CURITIBA	PR	Apolar Imóveis - (41) 3209-0909	550.000	605	-	Offer	495.000	1	3	2	3	1
EY7941_2	Terreno	Rua José Nogarolli	Mercês	CURITIBA	PR	Masuda Imóveis- (41) 3062-7701	490.000	489	-	Offer	441.000	1	3	2	3	1
EY7941_3	Terreno	Rua Tenete João Gomes da Silva	Mercês	CURITIBA	PR	Corteze Imóveis - (41) 3344-4040	2.000.000	1.350	-	Offer	1.800.000	1	3	2	3	1
EY7941_4	Terreno	Rua Alcides Munhos	Mercês	CURITIBA	PR	Imobiliária Juvevê - (41) 3353-3000	800.000	854	-	Offer	720.000	1	3	2	3	2
EY7941_5	Terreno	Rua Arthur Leinig	Mercês	CURITIBA	PR	Imobiliária Nova Orleans - (41) 3273-6323	420.000	465	-	Offer	378.000	1	3	2	3	2
EY4929_1	Terreno	Rua Adhemar Pereira de Barros	Bela Suiça	LONDRINA	PR	GS Marin - (43) 3344-4600	2.300.000	1.622	-	Offer	2.070.000	2	3	2	2	2
EY4929_2	Terreno	Rua Santiago	Bela Suiça	LONDRINA	PR	Raul Fulgêncio Lopes Negócios Imobiliários - (43) 3372-9000	800.000	1.106	-	Offer	720.000	2	3	2	3	2
EY4929_3	Terreno	Rua Santiago	Bela Suiça	LONDRINA	PR	Catual Imóveis - (43) 3342-5757	865.000	1.150	-	Offer	778.500	2	3	2	3	2
EY4929_4	Casa	Rua Santiago	Bela Suiça	LONDRINA	PR	Forte Real Imóveis - (43) 9960-0468	3.600.000	2.200	600	Offer	2.236.410	2	3	2	3	1
EY4875_1	Terreno	Rua Manoel Antônio de Oliveira	Parque São Paulo	CASCAVEL	PR	Campiol Imóveis - (45) 9960-7200	270.000	455	-	Offer	243.000	2	3	2	3	1
EY4875_2	Casa	Rua Euclides da Cunha	Parque São Paulo	CASCAVEL	PR	Imobiliária Selecta - (45) 3039-0030	300.000	504	100	Offer	210.779	2	3	2	3	1
EY4875_3	Terreno	Rua Euclides da Cunha	Parque São Paulo	CASCAVEL	PR	Imobiliária Cidade - (45) 3037-7575	250.000	402	-	Offer	225.000	2	3	2	3	1
EY4875_4	Casa	Sete de Setembro	Parque São Paulo	CASCAVEL	PR	Schavetock Corretor de Imóveis - (45) 9954-3600	400.000	402	164	Offer	188.739	2	3	2	3	1
EY4875_5	Casa	Sete de Setembro	Parque São Paulo	CASCAVEL	PR	Schavetock Corretor de Imóveis - (45) 9954-3600	370.000	402	106	Offer	222.307	2	3	2	3	1
EY4881_1	Casa	Av. Presidente Getúlio Vargas	Agua Verde	CURITIBA	PR	RVJ (41) 8865-4853	1.800.000	535	268	Offer	1.190.291	1	3	2	2	1
EY4881_2	Terreno	Rua Monsenhor Manoel Vicente	Agua Verde	CURITIBA	PR	Menegusso Corretora - (41) 9206-3965	750.000	444	-	Offer	675.000	1	3	2	3	1

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker Information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code				
												City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY4881_3	Casa	Rua Professor Assis Gonçalves	Agua Verde	CURITIBA	PR	Imóveis Presidente (41) 3345-9191	1.100.000	345	122	Offer	862.149	1	3	2	3	1
EY4881_4	Casa	Rua José Cadilhe	Agua Verde	CURITIBA	PR	Toyo Imóveis - (41) 3014-8008	1.300.000	473	236	Offer	923.551	1	3	2	3	1
EY4881_5	Casa	Rua Petiti Carneiro	Agua Verde	CURITIBA	PR	J8 Imóveis - (41) 3022-0808	990.000	422	193	Offer	689.455	1	3	2	3	1
EY4896_1	Terreno	Rua Padre Germano Mayer	Juvevê	CURITIBA	PR	Imobiliária Mota - (41) 3029-3443	2.380.000	1.378	-	Offer	2.142.000	1	3	2	3	1
EY4896_2	Terreno	Rua Campos Sales	Juvevê	CURITIBA	PR	AXIS 21 - CABRAL	3.000.000	600	-	Offer	2.700.000	1	3	2	1	1
EY4896_3	Casa	Rua Moyses Marcondes	Juvevê	CURITIBA	PR	JANOSKI IMOVEIS - (41) 3076-3332	1.200.000	532	350	Offer	714.503	1	3	2	3	1
EY4896_4	Casa	Rua Cândido Mader	Juvevê	CURITIBA	PR	Alberto Imoveis - (41) 3296-7330	1.000.000	400	139	Offer	754.846	1	3	2	3	1
EY4896_5	Casa	Rua Rocha Pombo	Juvevê	CURITIBA	PR	Imóveis Presidente (41) 3345-9191	1.500.000	390	230	Offer	1.042.232	1	3	2	2	1
EY4930_1	Casa	Rua Abilio Ramos	Chapada	PONTA GROSSA	PR	Imoveis Portugal	250.000	369	266	Offer	66.270	3	3	2	4	1
EY4930_2	Terreno	Rua Octavio de Carvalho	Jardim Carvalho	PONTA GROSSA	PR	Premium Imóveis	1.100.000	1.140	-	Offer	990.000	3	3	2	2	1
EY4930_3	Terreno	Rua XV de Novembro	Centro	PONTA GROSSA	PR	Imobiliaria Kikina (42) 3222-4455	110.000	462	-	Offer	99.000	3	3	1	3	5
EY4930_4	Terreno	Rua Conselheiro Candido de Oliveira	Centro	PONTA GROSSA	PR	Marietje Corretora (42) 3025-2006	460.000	462	-	Offer	414.000	3	3	2	3	1
EY4930_5	Terreno	Rua Olavo Bilac	Centro	PONTA GROSSA	PR	Castelli Empreendimentos Imobiliários -(42) 3027-3131	750.000	644	-	Offer	675.000	3	3	2	2	2
EY0030_1	Terreno	Avenida Prudente de Moraes	Tirol	NATAL	RN	Expansão Imóveis - (84) 3206-2424	1.140.000	570	-	Offer	1.026.000	1	5	2	2	1
EY0030_2	Terreno	Avenida Rodrigues Alves	Tirol	NATAL	RN	Venalix Imóveis - (84) 3234-8101	769.000	480	-	Offer	692.100	1	5	2	2	1
EY0030_3	Casa	Rua Romualdo Galvão	Tirol	NATAL	RN	Brasil Brokers (84) 3203-3000	2.500.000	1.279	675	Offer	1.650.109	1	5	2	2	1
EY0030_4	Terreno	Avenida Rodrigues Alves	Tirol	NATAL	RN	Properati	480.000	500	-	Offer	432.000	1	5	2	2	1
EY0030_5	Casa	Avenida Rui Barbosa	Tirol	NATAL	RN	Aliança Imóveis - (84) 3234-3333	550.000	800	100	Offer	406.127	1	5	2	3	1
EY7935_1	Terreno	Rua das Associações	Costa e Silva	PORTO VELHO	RO	Local Imóveis - (69) 2181-4400	160.000	372	-	Offer	144.000	1	6	2	3	1
EY7935_2	Terreno	Rua Martinica	Costa e Silva	PORTO VELHO	RO	Social Imóveis - (69) 2181-4400	260.000	600	-	Offer	234.000	1	6	2	3	1
EY7935_3	Terreno	Rua Martinica	Costa e Silva	PORTO VELHO	RO	Social Imóveis - (69) 2181-4400	300.000	585	-	Offer	270.000	1	6	2	3	1
EY7935_4	Terreno	Rua Tenreiro Aranha	Olaria	PORTO VELHO	RO	Zoghbi Negócios Imobiliários - (69) 3224-3007	260.000	400	-	Offer	234.000	1	6	2	3	1
EY7935_5	Terreno	Rua Pio XII	Olaria	PORTO VELHO	RO	Social Imóveis - (69) 2181-4400	185.000	500	-	Offer	166.500	1	6	2	3	2
EY5319_1	Terreno	Rua Catanduvas	Ubatuba	SÃO FRANCISCO DO SUL	SC	636 negócios imobiliarias	60.000	287	-	Offer	54.000	3	4	2	4	1
EY5319_2	Terreno	Rodovia Duque de Caxias	Ubatuba	SÃO FRANCISCO DO SUL	SC	Davi Rodrigues de Oliveira - (47) 3444-1309	150.000	365	-	Offer	135.000	3	4	2	3	1
EY5319_3	Terreno	Rua Angelina	Ubatuba	SÃO FRANCISCO DO SUL	SC	JF - (47) 3442 3996	95.000	390	-	Offer	85.500	3	4	2	3	1
EY5319_4	Terreno	Rua Canelinhas	Ubatuba	SÃO FRANCISCO DO SUL	SC	Farol da Ilha Imóveis (47) 3444-1309	100.000	276	-	Offer	90.000	3	4	2	3	1
EY5319_5	Terreno	Rua da Saudade	Ubatuba	SÃO FRANCISCO DO SUL	SC	Farol da Ilha Imóveis (47) 3444-1309	69.000	300	-	Offer	62.100	3	4	2	3	1
EY7925_1	Terreno	Rua Maria Luiza Agostinho	Itacorubi	FLORIANÓPOLIS	SC	Supervisao Imóveis	375.000	365	-	Offer	337.500	1	4	2	3	4
EY7925_2	Terreno	Rodovia Admar Gonzaga	Itacorubi	FLORIANÓPOLIS	SC	Quadra Imóveis	400.000	567	-	Offer	360.000	1	4	2	2	3
EY7925_3	Terreno	Rodovia Admar Gonzaga	Itacorubi	FLORIANÓPOLIS	SC	Quadra Imóveis	725.000	614	-	Offer	652.500	1	4	2	2	1
EY7925_4	Terreno	Rua Stralsund	Itacorubi	FLORIANÓPOLIS	SC	Imolliaria Terraz	700.000	533	-	Offer	630.000	1	4	2	2	5
EY4888_1	Terreno	Avenida Beira-Mar Continental	Estreito	FLORIANÓPOLIS	SC	Invista Imobiliaria	480.000	380	-	Offer	432.000	1	4	2	2	1
EY4888_2	Terreno	Avenida Beira-Mar Continental	Estreito	FLORIANÓPOLIS	SC	Invista Imobiliaria	950.000	496	-	Offer	855.000	1	4	2	2	2
EY4888_3	Terreno	Rua Felipe Neves	Estreito	FLORIANÓPOLIS	SC	Ibagy Imoveis	960.000	735	-	Offer	864.000	1	4	2	2	1
EY4888_4	Terreno	Rua Araci Vaz Calado	Estreito	FLORIANÓPOLIS	SC	Invista Imobiliaria	960.000	690	-	Offer	864.000	1	4	2	2	4
EY4888_5	Terreno	Rua Manoel de Oliveira Ramos	Estreito	FLORIANÓPOLIS	SC	Correta Imóveis (48) 3248-1555	450.000	310	-	Offer	405.000	1	4	2	2	1
EY4893_1	Terreno	Rua Bolivia	Ponta Aguda	BLUMENAU	SC	Carmel Negocios Imobiliarios- (47) 9700-0009	700.000	564	-	Offer	630.000	3	4	1	3	1
EY4893_3	Casa	Rua Cuba	Ponta Aguda	BLUMENAU	SC	SHS Imóveis	475.000	392	239	Offer	188.583	3	4	2	3	1
EY4893_4	Casa	Rua Weingarten	Ponta Aguda	BLUMENAU	SC	SHS Imóveis	1.400.000	781	309	Offer	773.921	3	4	2	3	4
EY4893_5	Casa	Rua Braunschweig	Ponta Aguda	BLUMENAU	SC	SHS Imóveis	1.200.000	1.476	415	Offer	605.095	3	4	2	3	1
EY8006_1	Prédio Comercial	Rua Rio Bonito	Brás	SÃO PAULO	SP	HEE	800.000	104	208	Offer	609.380	1	1	2	3	1
EY8006_2	Prédio Comercial	Rua do Hipodromo	Brás	SÃO PAULO	SP	Rebeca Imóveis	7.900.000	654	2.283	Offer	4.696.661	1	1	2	3	1
EY8006_3	Prédio Comercial	R. 21 de Abril	Brás	SÃO PAULO	SP	Zylber (11) 3334-3311	18.000.000	718	3.590	Offer	11.937.548	1	1	2	2	1
EY8006_4	Prédio Comercial	Rua do Hipodromo	Brás	SÃO PAULO	SP	Inovacom Imoveis (11) 3895 7404	4.500.000	233	1.400	Offer	2.387.763	1	1	2	2	1
EY8006_5	Prédio Comercial	Rua Mendes Júnior	Brás	SÃO PAULO	SP	PALAZZO IMÓVEIS (11) 98119-4709	13.000.000	660	2.861	Offer	8.303.099	1	1	2	2	1
EY4926_1	Terreno	103 Sul	Centro	PALMAS	TO	Invista Imobiliaria (63) 9943-2863	800.000	1.440	-	Offer	720.000	1	6	1	3	1
EY4926_2	Terreno	104 Norte	Plano Diretor Norte	PALMAS	TO	Valei Imóveis - (63) 2111-1010	900.000	720	-	Offer	810.000	1	6	1	2	1
EY4926_3	Terreno	Av Teotônio Segurado	Centro	PALMAS	TO	http://imoveis.mitula.com.br/detalle/1502/7920064470180791759/5/1/	2.661.000	5.322	-	Offer	2.394.900	1	6	2	3	1
EY4926_4	Terreno	Avenida Tocantins	Taquaralto	PALMAS	TO	Valadares Imoveis - (63) 3215-1848	145.000	180	-	Offer	130.500	1	6	2	3	1
EY4926_5	Terreno	108 Sul	Centro	PALMAS	TO	Invistta (63) 8437-4482	1.200.000	1.560	-	Offer	1.080.000	1	6	2	3	1
EY8002_1	Galpão	Trecho 03	SIA	BRASÍLIA	DF	Jm Brokers - (61) 8451-0560	8.000.000	4.000	1.000	Offer	7.200.000	1	4	2	3	1
EY8002_3	Terreno	DF 095	SIA	BRASÍLIA	DF	Hilderson Miranda (61) 3386-4237	18.500.000	15.000	-	Offer	16.650.000	1	4	2	4	1
EY8002_4	Terreno	Trecho 05	SIA	BRASÍLIA	DF	Sonia Imoveis (61) 3468-4846	20.000.000	7.500	-	Offer	18.000.000	1	4	2	3	1
EY8002_5	Terreno	Trecho 01	SIA	BRASÍLIA	DF	Alessandro Jardim - (61) 3963-6881	3.900.000	3.000	-	Offer	3.510.000	1	4	2	3	1
EY4832_1	Casa	Rua da Praça	Centro	OIAPOQUE	AP	(96)99125416	190.000	300	228	Offer	101.770	3	7	1	2	1
EY4832_2	Terreno	Rodovia BR 156	Centro	OIAPOQUE	AP	http://ap.olx.com.br/amapa/imoveis/imperdivel-vendo-ou-troco-esta-ca	230.000	300	-	Offer	207.000	3	7	2	1	1
EY4832_3	Casa	Rua 12	Centro	OIAPOQUE	AP	http://ap.olx.com.br/amapa/imoveis/casa-em-oiapoque-02-quartos-na	100.000	286	143	Offer	33.751	3	7	3	4	1
EY4832_4	Casa	Avenida Carlos Lins	Centro	OIAPOQUE	AP	Nira do Carmo - 96 99190 2604	35.000	300	60	Offer	24.254	3	7	3	5	1
EY4832_5	Casa	Rua 12	Centro	OIAPOQUE	AP	Jesiel Ribeiro Pena	250.000	450	300	Offer	42.816	3	7	3	4	1
EY4877_1	Casa	Rua Ébano Pereira	Centro	CURITIBA	PR	Roma Imóveis - (41) 3223-8015	1.500.000	625	250	Offer	1.088.931	1	3	1	2	3
EY4877_2	Terreno	Alameda Prudente de Moraes	Centro	CURITIBA	PR	Imobiliaria Ponto Mil - (41) 3372-1000	2.500.000	858	-	Offer	2.250.000	1	3	1	2	1
EY4877_3	Terreno	Rua Amintas de Barros	Centro	CURITIBA	PR	FV Imóveis - (41) 9595-7000	1.100.000	385	-	Offer	990.000	1	3	1	2	1
EY4877_4	Terreno	Avenida Visconde de Guarapuava	Centro	CURITIBA	PR	Imobiliaria Comfronto	2.150.000	534	-	Offer	1.935.000	1	3	1	2	1
EY4877_5	Prédio Comercial	Alameda Augusto Stellfeld	Centro	CURITIBA	PR	Casa Real Imobiliaria - (41) 3024-5544	1.800.000	528	467	Offer	1.110.374	1	3	1	3	1
EY7932_1	Cobertura	Av. Presidente Arthur da Silva Bernardes	Portão	CURITIBA	PR	Tantus Corretora	1.450.000	491	182	Offer	1.290.602	1	3	2	1	1
EY7932_2	Terreno	Rua Maria Gabardo Mendes	Portão	CURITIBA	PR	Edificar Imóveis - (41) 3045-7477	1.199.000	732	-	Offer	1.079.100	1	3	2	2	1
EY7932_3	Terreno	Rua Alberto Klemtz	Portão	CURITIBA	PR	Hoje Imóveis - (41) 3015-9091	1.428.000	1.615	-	Offer	1.285.200	1	3	2	3	2
EY7932_4	Terreno	Rua Amadeu do Amaral	Portão	CURITIBA	PR	Imobiliaria Pineville - (41) 3056-8110	399.000	434	-	Offer	359.100	1	3	2	3	1
EY7932_5	Terreno	Avenida Carlos Dietzsch	Portão	CURITIBA	PR	Madri Imóveis - (41) 3011-5557	650.000	432	-	Offer	585.000	1	3	2	2	1
EY0032_1	Casa	Jayme Martins	Praia do Canto	VITÓRIA	ES	Fernando Diniz - (27) 3227-1908	2.000.000	360	450	Offer	1.060.500	1	4	2	3	1
EY0032_2	Casa	Rua José Teixeira	Praia do Canto	VITÓRIA	ES	Residence - (27) 3389-4380	2.500.000	379	130	Offer	2.199.190	1	4	2	2	1
EY0032_5	Terreno	Avenida Rio Branco	Praia do Canto	VITÓRIA	ES	BETHA ESPAÇO IMÓVEIS LTDA. (27) 3335-5440	4.205.000	1.274	-	Offer	3.784.500	1	4	2	2	1
EY4885_1	Prédio Comercial	Quadra Qmsw	Sudoeste	BRASÍLIA	DF	SONIA IMOVEIS - CRECI 9182(61) 3468-4846	4.400.000	525	525	Offer	3.378.721	2	4	2	2	1
EY4885_2	Prédio Comercial	Shcsw Clsw	Sudoeste	BRASÍLIA	DF	Jm Brokers - (61) 8451-0560	4.500.000	860	1.140	Offer	2.985.991	2	4	2	2	1
EY4885_4	Terreno	SQSW 305	Sudoeste	BRASÍLIA	DF	Mario Lucio - (61) 3224 6133	300.000	25	-	Offer	270.000	2	4	2	1	2
EY4885_5	Terreno	CRS 515	Asa Sul	BRASÍLIA	DF	Lopes	8.000.000	1.000	-	Offer	7.200.000	2	4	2	1	1
EY7933_1	Terreno	Rua Otto Júlio Malina	Barreiros	SÃO JOSÉ	SC	MP Imóveis - (47) 3347-1447	3.100.000	2.532	-	Offer	2.790.000	3	4	2	3	1
EY7933_2	Galpão	Rua Doutor Leoberto Leal	Barreiros	SÃO JOSÉ	SC	Smolka Imóveis - (48) 3039-4554	3.300.000	2.872	1.200	Offer	1.534.549	3	4	2	3	1
EY7933_3	Terreno	Rua Domingos Romão	Barreiros	SÃO JOSÉ	SC	Invista Negócios Imobiliários	269.000	300	-	Offer	242.100	3	4	2	3	3
EY7933_4	Terreno	Rua Geroncio Thives	Barreiros	SÃO JOSÉ	SC	Correta Imóveis - (48) 3248-1555	330.000	250	-	Offer	297.000	3	4	2	3	1
EY7933_5	Terreno	Rua Heriberto Hulse	Barreiros	SÃO JOSÉ	SC	Tuta Imóveis - (48) 3035-7676	480.000	523	-	Offer	432.000	3	4	2	3	1
EY0229_1	Terreno	Rua da Biodiesel	Alto da Guia	FLORIANO	PI	Emerson Paz Ribeiro (89) 994262126	40.000	400	-	Offer	36.000	3	6	3	3	1
EY0229_2	Terreno	Rua Euripedes de Aguiar	Taboca	FLORIANO	PI	Emerson Paz Ribeiro (89) 994262126	60.000	250	-	Offer	54.000	3	6	2	3	1
EY0229_3	Casa	Av Petronio Portela	Campo Velho	FLORIANO	PI	Érika Benvindo - (89)99804-7543	430.000	1.250	240	Offer	141.240	3	6	2	4	1
EY4921_1	Casa	Avenida Parigot Souza		UMUARAMA	PR	Eduardo - (44)9962 1933	500.000	436	216	Offer	224.436	3	3	2	3	1
EY4921_2	Casa	Rua Gustavo Cray	Jardim Topazio	UMUARAMA	PR	Joaquim - (44)9913 2520	240.000	207	130	Offer	80.244	3	3	2	3	1
EY0202_1	Casa	Avenida Senador Helvfio Nunes	Paraibinha	PICOS	PI	Gessivando - (11) 96784 5947	160.000	240	140	Offer	60.189	3	6	3	1	1
EY0202_2	Casa	Rua José Carlos Pereira	São José	PICOS	PI	João José - (89) 98813 6262	130.000	150	125	Offer	42.169	3	6	2	3	1

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code: City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY0202_3	Casa	Rua Santo Agostinho	Ipueiras	PICOS	PI	Patrik - (86)99411 9277	250.000	200	200	Offer	43.043	3	6	3	2	1
EY0202_4	Casa	Rua Nossa Senhora Aparecida	Junco	PICOS	PI	João Benvindo - (86)99803 4610	200.000	420	200	Offer	43.532	3	6	3	3	1
EY0202_5	Terreno	Avenida Senador Helvídio Nunes	Jardim Natal	PICOS	PI	Leyliane - (86)99922 0459	410.000	660	-	Offer	369.000	3	6	3	1	1
EY7949_1	Casa	Rua Travessa Barroso	Vila Operaria	MARINGÁ	PR	Alexandre (44) 9102-2378	920.000	600	240	Offer	506.851	2	3	2	3	1
EY7949_2	Casa	Rua Angelina Maria da Silva	Centro	MARINGÁ	PR	Imobiliaria Sandri	255.000	99	99	Offer	87.348	2	3	2	3	1
EY7949_3	Casa	Rua Santa Joaquina de Verdruna	Zona 05	MARINGÁ	PR	Jucel Casagrande	1.150.000	234	234	Offer	565.320	2	3	2	1	1
EY7949_4	Casa	Rua Santos Dumont	Vila Operaria	MARINGÁ	PR	Vida Nova	450.000	290	100	Offer	394.188	2	3	2	2	1
EY7949_5	Terreno	Rua Spartaco Bambi	Zona 08	MARINGÁ	PR	(44) 3046-4040	498.000	592	-	Offer	448.200	2	3	2	3	1
EY7950_1	Terreno	Rua Nestor Victor	João Gualberto	PARANAGUÁ	PR	Debora Imóveis	295.000	400	-	Offer	265.500	3	3	2	3	1
EY7950_2	Galpão	Rua Nestor Victor	João Gualberto	PARANAGUÁ	PR	Somma Imoveis	350.000	478	177	Offer	300.997	3	3	2	3	1
EY7950_3	Casa	Rua Comendador Correira Junior	João Gualberto	PARANAGUÁ	PR	Soblech Imoveis	900.000	480	350	Offer	170.381	3	3	2	3	1
EY7950_4	Terreno	Rua Rio de Janeiro	Parque Aquari	PARANAGUÁ	PR	Imoveis HB	277.500	900	-	Offer	249.750	3	3	2	4	1
EY4856_3	Terreno	Alameda Joaquim Pereira Maduro	Jardim das Acácias	SÃO LOURENÇO	MG	Prevnext (35) 9.9951.6507	130.000	360	-	Offer	117.000	3	3	2	3	4
EY4862_1	Terreno	Rodovia Fernão Dias - BR 381	Centro	ITAGUARA	MG	LM Imoveis	120.000	4.000	-	Offer	108.000	3	3	2	4	3
EY4862_3	Terreno	Rodovia Fernão Dias - BR 381	Centro	ITAGUARA	MG	Previsa Empreendimentos Imobiliarios	215.000	7.590	-	Offer	193.500	3	3	2	4	3
EY4862_5	Terreno	Rua Safira	Centro	ITAGUARA	MG	Hamilton 037 9863 33 96	88.000	5.000	-	Offer	79.200	3	3	3	5	3
EY7997_1	Terreno	Estrada Aldeia	Aldeia	CAMARAGIBE	PE	VALENÇA(81) 99791-2777	269.000	625	-	Offer	242.100	3	4	3	2	1
EY7997_2	Terreno	Estrada Aldeia	Aldeia	CAMARAGIBE	PE	HARRY FERNANDES NEGOCIOS IMOBILIARIOS(81) 3033-3303	250.000	704	-	Offer	225.000	3	4	3	2	2
EY7997_3	Terreno	Avenida Doutor Belmino Correia	Timbi	CAMARAGIBE	PE	João Marcelo Imóveis	110.000	300	-	Offer	99.000	3	4	2	3	2
EY7997_4	Terreno	Av Doutor Belmino Correia	Alberto Maia	CAMARAGIBE	PE	Hugo Neves 081 999598699	1.400.000	1.500	-	Offer	1.260.000	3	4	2	3	3
EY7997_5	Terreno	BR 408	Aldeia	CAMARAGIBE	PE	JEAN CHARLES - 81 9 8641 9409	170.000	600	-	Offer	153.000	3	4	3	2	3
EY4830_1	Casa	Park Caçari	Caçari	BOA VISTA	RR	Edson Silva - (95) 99124-5310	580.000	600	200	Offer	227.691	1	7	2	3	1
EY4830_2	Terreno	Av. Ville Roy	Caçari	BOA VISTA	RR	Escobar - (95)99118 3407	195.000	525	-	Offer	175.500	1	7	2	3	1
EY4830_3	Terreno	Avenida Luis Canuto Chaves	Caçari	BOA VISTA	RR	KSP	200.000	450	-	Offer	180.000	1	7	2	3	1
EY4830_4	Terreno	Rua Maria Coelho	Caçari	BOA VISTA	RR	Vito - (95)99147 4787	170.000	720	-	Offer	153.000	1	7	2	4	1
EY4830_5	Casa	Park Caçari	Caçari	BOA VISTA	RR	Rico - (95)3224-3450	340.000	600	98	Offer	193.457	1	7	2	3	1
EY4894_1	Terreno	Avenida Paraná	Jardim das Laranjeiras	FOZ DO IGUAÇU	PR	Virtual Imóveis - (41) 9905-5510	150.000	300	-	Offer	135.000	2	3	2	4	1
EY4894_2	Terreno	Rua Consuelo	Jardim Ana Cristina	FOZ DO IGUAÇU	PR	JT Imóveis - (45) 3572-3227	165.000	407	-	Offer	148.500	2	3	2	4	1
EY4894_3	Terreno	Prox. Avenida Costa e Silva	Polo Centro	FOZ DO IGUAÇU	PR	Century 21 (45) 3038-2821	216.150	600	-	Offer	194.535	2	3	2	4	1
EY4894_5	Terreno	Rua Natal Graciotin	Vila Yolanda	FOZ DO IGUAÇU	PR	Elsa Molina (45) 3029-2660	160.000	420	-	Offer	144.000	2	3	2	4	1
EY0005_1	Terreno	Rua Visconde de Inhauma	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	45.000.000	1.360	-	Offer	40.500.000	1	2	1	2	1
EY0005_10	Prédio comercial	Rua da Quitanda	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	65.000.000	4.690	4.300	Opinion	57.745.152	1	2	1	2	2
EY0005_11	Prédio comercial	Rua Visconde do Rio Branco	Centro	RIO DE JANEIRO	RJ	AMG (Eder) - (27) 3208-8934	23.000.000	4.000	4.000	Offer	17.656.471	1	2	1	2	2
EY0005_12	Terreno	Av. Venezuela	Centro	RIO DE JANEIRO	RJ	(21) 2539-9551(21) 98436-1157	85.000.000	3.000	-	Offer	76.500.000	1	2	1	2	1
EY0005_13	Terreno	Rua do Senado	Centro	RIO DE JANEIRO	RJ	Dionisio - (21) 3281-5494/ 98399-4041	1.680.000	172	344	Offer	1.430.307	1	2	1	2	1
EY0005_2	Terreno	Avenida Mem de Sá	Centro	RIO DE JANEIRO	RJ	Samuel Uderman (Marcelo) - (21) 2532-5918	2.100.000	282	-	Offer	1.890.000	1	2	1	2	1
EY0005_3	Prédio comercial	Rua do Ouvidor	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	11.000.000	950	850	Offer	9.182.951	1	2	1	2	2
EY0005_4	Prédio comercial	Rua do Carmo	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	12.000.000	930	850	Offer	9.506.500	1	2	1	2	2
EY0005_5	Prédio comercial	Rua Visconde da Gávea	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	6.000.000	3.105	3.105	Offer	2.780.663	1	2	1	3	3
EY0005_6	Prédio comercial	Rua Frei Caneca	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	3.000.000	526	500	Opinion	2.619.559	1	2	1	2	2
EY0005_7	Prédio comercial	Rua do Rosário	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	5.000.000	637	637	Opinion	3.962.635	1	2	1	2	2
EY0005_8	Prédio comercial	Rua Gonçalves Dias	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	4.500.000	662	662	Opinion	3.042.592	1	2	1	2	2
EY0003_9	Prédio comercial	Rua Doutor Rodrigues Santana	Benfica	RIO DE JANEIRO	RJ	Office (Kenia) - (21) 2529-5900	175.000.000	25.000	25.000	Opinion	104.086.613	1	2	2	3	1
EY0006_1	Prédio comercial	Rua Dr. Marques Canário	Leblon	RIO DE JANEIRO	RJ	AMG (Eder) - (27) 3208-8934	9.000.000	500	435	Opinion	7.728.243	1	2	2	1	1
EY0006_2	Prédio comercial	Rua Farme de Amoedo	Ipanema	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	58.000.000	2.500	2.300	Opinion	55.374.956	1	2	2	1	1
EY0006_3	Prédio comercial	Rua Barão da torre	Ipanema	RIO DE JANEIRO	RJ	Nova Aliança (Luiza) - (21) 2549-1500	10.000.000	1.440	1.200	Opinion	9.086.941	1	2	2	3	2
EY0006_4	Prédio comercial	Rua General Dionisio	Botafogo	RIO DE JANEIRO	RJ	Alessandra - (21) 98559-0695	8.000.000	800	800	Opinion	6.666.280	1	2	2	3	2
EY0006_5	Prédio comercial	Rua Bambina	Botafogo	RIO DE JANEIRO	RJ	Selecta Imobiliaria (Rodrigo) - (21) 3439-4868	36.900.000	3.500	3.500	Opinion	28.781.169	1	2	2	3	2
EY0006_6	Prédio comercial	Avenida Borges de Medeiros	Ipanema	RIO DE JANEIRO	RJ	Office - (Andressa) - (21) 2529-5900	22.000.000	950	950	Opinion	21.277.162	1	2	2	1	1
EY0006_7	Terreno	Rua General Polidoro	Botafogo	RIO DE JANEIRO	RJ	Paulo - (21) 2437-7877	11.000.000	625	-	Offer	9.900.000	1	2	2	2	2
EY0006_8	Terreno	Rua General Góis Monteiro	Botafogo	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	13.000.000	643	-	Offer	11.700.000	1	2	2	2	1
EY0006_9	Terreno	Rua Sorocaba	Botafogo	RIO DE JANEIRO	RJ	Valente de Oliveira - (21) 98559-0695	3.500.000	220	-	Offer	3.150.000	1	2	2	2	2
EY0013_1	Prédio comercial	Rua Acre	Centro	RIO DE JANEIRO	RJ	Jtavares (Douglas) - (21) 3179-5152	20.000.000	1.800	1.800	Offer	14.963.087	1	2	1	2	1
EY0013_2	Prédio comercial	Beco de Bragança	Centro	RIO DE JANEIRO	RJ	Conac (Debora) - (21) 2302-1766	2.000.000	600	600	Offer	1.343.471	1	2	1	3	2
EY0021_1	Casa	Avenida Conselheiro Furtado	Nazaré	BELÉM	PA	Marlene - (91) 3229-9029	680.000	456	456	Offer	310.217	1	4	2	3	2
EY0021_2	Casa	Travessa Doutor Moraes	Nazaré	BELÉM	PA	Rosso - (91) 3355-3236	450.000	140	140	Offer	343.232	1	4	1	3	2
EY0021_3	Casa	Rua Xingu	Nazaré	BELÉM	PA	Leal - (91) 3351-6191	450.000	270	270	Offer	226.313	1	4	2	3	2
EY0021_4	Casa	Avenida Governador Magalhães Barata	Nazaré	BELÉM	PA	Rosso - (91) 3355-3236	550.000	240	240	Offer	389.111	1	4	2	2	2
EY0021_5	Casa	Travessa Rui Barbosa	Reduto	BELÉM	PA	Ética - (91) 400-8285	450.000	207	207	Offer	313.671	1	4	1	3	2
EY0022_1	Terreno	Avenida Don João VI	Brotas	SALVADOR	BA	CM - (Debora) - (71) 98740-7767	10.000.000	8.500	-	Offer	9.000.000	1	4	2	3	4
EY0022_10	Prédio comercial	Rua Vicente Batalha	Costa Azul	SALVADOR	BA	Hudson & Vita - (71) 91783071	1.900.000	800	600	Offer	1.282.967	1	4	2	3	2
EY0022_2	Terreno	Rua Rodrigues Dórea	Jardim Armacao	SALVADOR	BA	MN - (Felipe) - (71) 3243-5725	6.500.000	2.030	-	Offer	5.850.000	1	4	2	2	3
EY0022_3	Terreno	Avenida Antonio Carlos Magalhães	Itaigara	SALVADOR	BA	Cristiano - (71) 99178-6477	13.500.000	3.120	-	Offer	12.150.000	1	4	2	1	4
EY0022_4	Terreno	Rua Silveira Martins	Cabula	SALVADOR	BA	Mauricio Oliveira - (71) 98770-2222	4.000.000	2.622	-	Offer	3.600.000	1	4	2	3	2
EY0022_5	Terreno	Rua Silveira Martins	Cabula	SALVADOR	BA	Parque Atlantico (Rodrigues) - (71) 3022-3333	4.735.500	3.157	-	Offer	4.261.950	1	4	2	3	3
EY0022_6	Prédio comercial	Rua Amazonas	Pituba	SALVADOR	BA	Suzete Vieira - (71) 9927-5009	7.000.000	1.200	1.000	Offer	5.116.377	1	4	2	1	2
EY0022_7	Prédio comercial	Avenida Manoel Dias da Silva	Pituba	SALVADOR	BA	Cida Almeida - (71) 3505-2222	7.500.000	1.781	1.781	Offer	4.407.741	1	4	2	1	5
EY0022_8	Prédio comercial	Avenida Octávio Mangabeira	Pituba	SALVADOR	BA	Facilitys - (71) 3023-0300	1.600.000	600	600	Offer	1.012.967	1	4	2	3	2
EY0022_9	Prédio comercial	Avenida Centenário	Garcia	SALVADOR	BA	Olimpo - (71) 3339-3900	2.500.000	1.257	1.281	Offer	1.338.285	1	4	2	3	2
EY0024_1	Terreno	Rua Augusto Presgrave	Barra da Tijuca	RIO DE JANEIRO	RJ	Adalberto - (21) 97044-7829	3.450.000	1.015	-	Offer	3.105.000	1	2	2	3	1
EY0024_2	Terreno	Rua Prof Costa Nunes	Barra da Tijuca	RIO DE JANEIRO	RJ	Quadra - (21) 2303-1670	11.100.000	5.720	-	Offer	9.990.000	1	2	2	3	2
EY0024_4	Terreno	Av. Das Américas	Barra da Tijuca	RIO DE JANEIRO	RJ	(21) 3435-1226/ 7854-8889	16.000.000	1.900	-	Offer	14.400.000	1	2	2	3	1
EY0024_3	Terreno	Rua Zacarias da Silva	Barra da Tijuca	RIO DE JANEIRO	RJ	Andreata - (21) 3326-1001	16.000.000	775	-	Offer	14.400.000	1	2	2	3	2
EY0024_5	Terreno	Avenida das Americas	Barra da Tijuca	RIO DE JANEIRO	RJ	Realler - (21) 3418-1212	1.400.000	992	-	Offer	1.260.000	1	2	2	3	2
EY0006_13	Prédio comercial	Rua Frei Caneca	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	3.000.000	526	500	Offer	2.319.559	1	2	2	2	2
EY0006_15	Terreno	Rua Guimarães Natal	Copacabana	RIO DE JANEIRO	RJ	(21) 983771905/ 77155537	20.000.000	1.000	-	Offer	18.000.000	1	2	2	1	2
EY0006_16	Terreno	Rua Emilio Berla	Copacabana	RIO DE JANEIRO	RJ	Sergio Castro (Lauri) - (21) 2303-1558	1.500.000	125	-	Offer	1.350.000	1	2	2	2	3
EY0027_1	Casa	Rua Doutor Leopoldo Lins	Boa Vista	RECIFE	PE	True - (81) 3227-6633	1.995.000	832	253	Offer	1.598.405	1	4	2	2	2
EY0027_2	Casa	Rua Dom Bosco	Boa Vista	RECIFE	PE	João - (81) 99143-1711	1.600.000	870	385	Offer	1.140.073	1	4	2	2	2
EY0027_3	Casa	Rua Arquimedes de Oliveira	Boa Vista	RECIFE	PE	Avellar - (81) 3423-6742	600.000	160	160	Offer	415.355	1	4	2	2	2
EY0027_4	Casa	Rual Gal José Semeão	Boa Vista	RECIFE	PE	Ativa - (81) 3304-1084	450.000	313	313	Offer	242.442	1	4	2	3	2
EY0027_5	Casa	Rua Dom Bosco	Boa Vista	RECIFE	PE	True - (81) 3227-6633	7.000.000	2.133	2.072	Offer	5.694.402	1	4	2	2	2
EY0031_1	Terreno	Rua Vilagio Bonanza	Araçagi	SÃO LUÍS	MA	Estilo - (98) 98212-1111	1.342.800	2.560	-	Offer	1.208.520	1	5	3	2	1
EY0031_2	Casa	Rua Seis	Araçagi	SÃO LUÍS	MA	Jessica - (98) 98757-0440	1.500.000	980	1.500	Offer	82.359	1	5	3	4	2
EY0031_3	Casa	Rua Sirlemas	Ponta do Farol	SÃO LUÍS	MA	Patricia - (98) 98722-5089	680.000	252	360	Offer	212.693	1	5	2	3	2
EY0031_4	Casa	Rua dos Cedros	Jardim São Francisco	SÃO LUÍS	MA	Guilermo - (98) 98278-0151	450.000	350	600	Offer	54.670	1	5	2	4	2
EY0031_5	Casa	Rua Tres	Cohajap	SÃO LUÍS	MA	Wanderley - (98) 98414-7346	530.000	255	360	Offer	207.338	1	5	2	3	2
EY0031_6	Casa	Avenida Brasil	Olho d' Agua	SÃO LUÍS	MA	Claudia - (98) 98114-7566	590.000	346	662	Offer	90.431	1	5	2	3	2
EY0036_1	Terreno	Rua Nair Dias	Caioba	NOVA IGUAÇU	RJ	Informecasa - (21) 3745-1000	200.000	416	-	Offer	180.000	2	2	2	3	3

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code				
												City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY0036_3	Terreno	Rua Dom João VI	Jardim Império	NOVA IGUAÇU	RJ	Informecasa - (21) 3745-1000	170.000	325	-	Offer	153.000	2	2	3	2	3
EY0036_4	Terreno	Rua Coronel Bernardino de Melo	Caonze	NOVA IGUAÇU	RJ	Informecasa - (21) 3745-1000	140.000	200	-	Offer	126.000	2	2	2	3	3
EY0036_5	Terreno	Rua Vereador Helcio Chambarelli	Caonze	NOVA IGUAÇU	RJ	Informecasa - (21) 3745-1000	750.000	600	-	Offer	675.000	2	2	2	3	2
EY0049_1	Terreno	Rua Estados Unidos	Jardim Nautilus	CABO FRIO	RJ	Pedro Maranhão - (21) 2644-9055	1.200.000	1.260	-	Offer	1.080.000	3	2	2	3	2
EY0049_2	Terreno	Rua Beija Flor	Peró	CABO FRIO	RJ	Pedro Maranhão - (21) 2644-9055	175.000	300	-	Offer	157.500	3	2	3	2	3
EY0049_3	Terreno	Rua José Rodrigues Povoas	Gamboa	CABO FRIO	RJ	Sim - (21) 2645-6929	220.000	300	-	Offer	198.000	3	2	2	3	2
EY0049_4	Casa	Rua Jorge Lossio	Centro	CABO FRIO	RJ	Maia - (22) 2645-5535	3.000.000	880	880	Offer	1.979.476	3	2	2	2	2
EY0049_5	Terreno	Rua Alemanha	Jardim Caiçara	CABO FRIO	RJ	Staff - (22) 2643-3641	700.000	800	-	Offer	630.000	3	2	2	3	2
EY0052_1	Terreno	Rua Paramopama	Ribeira	RIO DE JANEIRO	RJ	Samir - (21) 2466-8686	1.200.000	894	-	Offer	1.080.000	1	2	3	3	3
EY0052_2	Casa	Rua Copiuva	Cacuia	RIO DE JANEIRO	RJ	Ramiro Sá - (21) 3383-8000	1.500.000	800	550	Offer	1.006.894	1	2	3	3	3
EY0052_3	Galpão	Estrada do Galeao	Jardim Carioca	RIO DE JANEIRO	RJ	Julio - (21) 2187-4550	4.500.000	663	663	Sale	3.090.420	1	2	3	1	1
EY0052_4	Terreno	Rua Conceição da Feira	Pintanqueiras	RIO DE JANEIRO	RJ	Ramiro Sá - (21) 3383-8000	350.000	360	-	Offer	315.000	1	2	3	4	3
EY0052_5	Terreno	Estrada da Cacuia	Cacuia	RIO DE JANEIRO	RJ	Ramiro Sá - (21) 3383-8000	220.000	328	-	Offer	198.000	1	2	3	4	3
EY0091_1	Casa	Rua Caraiba	Colégio	RIO DE JANEIRO	RJ	Ramiro Sá - (21) 3383-8000	235.000	78	61	Offer	161.555	1	2	3	3	2
EY0091_2	Casa	Rua Itaim	Colégio	RIO DE JANEIRO	RJ	Zayla - (21) 3738-3007	330.000	400	200	Offer	201.535	1	2	3	4	2
EY0091_3	Terreno	Rua Ibotirama	Colégio	RIO DE JANEIRO	RJ	Zayla - (21) 3738-3007	200.000	600	-	Offer	180.000	1	2	3	4	2
EY0121_1	Terreno	Rua Coronel Ribeiro Gomes	São Conrado	RIO DE JANEIRO	RJ	Hercules - (21) 970045-7839	1.300.000	800	-	Offer	1.170.000	1	2	2	3	4
EY0121_2	Terreno	Rua Santa Glafira	São Conrado	RIO DE JANEIRO	RJ	Jtavares (Douglas) - (21) 3179-5152	650.000	459	-	Offer	585.000	1	2	2	3	4
EY0121_3	Terreno	Rua Santa Glafira	São Conrado	RIO DE JANEIRO	RJ	Realler - (21) 3418-1212	1.180.000	510	-	Offer	1.062.000	1	2	2	3	4
EY0121_6	Galpão	Avenida Principal	São Conrado	RIO DE JANEIRO	RJ	Anderson - (21) 98128-0578	25.000.000	2.700	2.000	Offer	21.129.171	1	2	2	2	4
EY0121_7	Terreno	Estrada do Joá	São Conrado	RIO DE JANEIRO	RJ	Off - (21) 99737-9791	2.000.000	900	-	Offer	1.800.000	1	2	2	3	4
EY0121_8	Terreno	Rua Jornalista Costa Rego	São Conrado	RIO DE JANEIRO	RJ	ColdWell - (21) 3500-7965	7.900.000	970	-	Offer	7.110.000	1	2	2	2	4
EY0228_1	Terreno	Alameda Paris	São Francisco	NITERÓI	RJ	Brockers - (21) 2716-9300	270.000	430	-	Offer	243.000	2	2	2	4	3
EY0228_2	Terreno	Rua Tupiniquins	São Francisco	NITERÓI	RJ	Antonio - (21) 3619-5382	600.000	190	-	Offer	540.000	2	2	2	3	3
EY0228_3	Terreno	Estrada Leopoldo Froes	São Francisco	NITERÓI	RJ	Carvas - (21) 2719-0169	890.000	775	-	Offer	801.000	2	2	2	3	5
EY0228_4	Terreno	Rua Augusto Gomes da Silva Sobrinho	Itaipu	NITERÓI	RJ	Brockers - (21) 2716-9300	209.000	551	-	Offer	188.100	2	2	2	4	3
EY0228_5	Terreno	Rua Visconde de Morais	Inga	NITERÓI	RJ	Thadeu - (21) 9725-7293	490.000	600	-	Offer	441.000	2	2	2	4	3
EY0498_1	Casa	Rua Doutor Catrambi	Alto da Boa Vista	RIO DE JANEIRO	RJ	Eloiza - (21) 3238-9000	1.500.000	500	250	Offer	1.042.811	1	2	2	3	4
EY0498_2	Casa	Rua Doutor Catrambi	Alto da Boa Vista	RIO DE JANEIRO	RJ	Tendencia - (21) 3594-6608	1.200.000	488	284	Offer	818.275	1	2	2	3	3
EY0498_3	Casa	Rua Doutor Catrambi	Alto da Boa Vista	RIO DE JANEIRO	RJ	Walter - (21) 96447-1411	1.650.000	350	350	Offer	1.117.792	1	2	2	3	2
EY0498_4	Casa	Rua Ministro Viriato Vargas	Alto da Boa Vista	RIO DE JANEIRO	RJ	Brasil Brokers - (21) 2303-1574	2.000.000	1.000	364	Offer	1.418.103	1	2	2	3	4
EY0498_5	Casa	Estrada da Gavea Pequena	Alto da Boa Vista	RIO DE JANEIRO	RJ	Bossa - (21) 3061-0000	15.000.000	64.404	1.462	Offer	11.966.118	1	2	2	5	3
EY4019_1	Terreno	Rua Rodrigues da Cruz	Nossa Senhora da Glória	VALENÇA	RJ	João - (24) 98818-2008	280.000	461	-	Offer	252.000	3	2	2	3	3
EY4019_3	Casa	Rua Projetada	Santa Cruz	VALENÇA	RJ	Pedro - (21) 2452-5084	550.000	370	160	Offer	320.328	3	2	2	3	3
EY4019_4	Casa	Rua Alcides de Souza	Parque da Água fria	VALENÇA	RJ	Pedro - (21) 2452-5084	520.000	330	236	Offer	274.769	3	2	2	3	3
EY4019_5	Casa	Rua Macile Nascimento	Chacrinha	VALENÇA	RJ	Pedro - (21) 2452-5084	380.000	647	172	Offer	201.171	3	2	3	3	4
EY4507_1	Terreno	Rua General Emir	Itaipuçu	MARICÁ	RJ	CWH - (21) 2638-1378	215.000	600	-	Offer	193.500	3	2	2	3	1
EY4507_2	Terreno	Rua Capitão Melo	Itaipuçu	MARICÁ	RJ	CWH - (21) 2638-1378	180.000	480	-	Offer	162.000	3	2	2	3	1
EY4507_3	Terreno	Rua Délio Farias	Itaipuçu	MARICÁ	RJ	CWH - (21) 2638-1378	150.000	480	-	Offer	135.000	3	2	2	3	1
EY4507_4	Terreno	Rua das Rosas	Mumbuca	MARICÁ	RJ	LA - (21) 3620-0559	75.000	360	-	Offer	67.500	3	2	2	3	1
EY4507_5	Terreno	Rua Cinquenta e Cinco	Itaipuçu	MARICÁ	RJ	CWH - (21) 2638-1378	60.000	480	-	Offer	54.000	3	2	2	4	1
EY4724_1	Galpão	Avenida de Santa Cruz	Bangu	RIO DE JANEIRO	RJ	Vip - (21) 3496-1990	5.500.000	7.663	994	Offer	4.041.597	1	2	3	3	2
EY4724_2	Galpão	Estrada Manuel Nogueira de Sá	Realengo	RIO DE JANEIRO	RJ	Mallet - (21) 2303-1812	450.000	470	470	Offer	190.237	1	2	3	3	2
EY4724_3	Galpão	Estrada da Agua Branca	Padre Miguel	RIO DE JANEIRO	RJ	Ellane - (21) 99337-5735	30.000.000	12.500	12.500	Offer	18.432.320	1	2	3	2	2
EY4724_4	Casa	Rua Ceriba	Padre Miguel	RIO DE JANEIRO	RJ	Julio - (21) 2187-4550	420.000	450	47	Offer	352.345	1	2	3	3	2
EY4724_5	Casa	Rua Ibitiúva	Padre Miguel	RIO DE JANEIRO	RJ	Mallet - (21) 2303-1812	370.000	101	101	Offer	250.304	1	2	3	3	1
EY4725_1	Terreno	Rua Alera	Vila Cosmos	RIO DE JANEIRO	RJ	Edmilson Medeiros (21) 96443-0504	1.200.000	744	-	Offer	1.080.000	1	2	3	3	1
EY4725_2	Casa	Rua Gustavo de Andrade	Irajá	RIO DE JANEIRO	RJ	Lg Imóveis - (21) 2481-1577	1.800.000	770	120	Offer	1.521.747	1	2	3	3	2
EY0002_3	Prédio comercial	Rua Barão de Itaipe	Rio Comprido	RIO DE JANEIRO	RJ	Renato - (21) 2262-9394	6.500.000	2.000	3.600	Offer	1.741.235	1	2	2	4	2
EY0005_14	Prédio comercial	Rua da Quitanda	Centro	RIO DE JANEIRO	RJ	Sergio Castro (Lauri) - (21) 2303-1558	65.000.000	4.890	4.300	Offer	53.058.864	1	2	1	1	2
EY4725_5	Prédio comercial	Rua Pereira Landim	Ramos	RIO DE JANEIRO	RJ	Sergio Castro (Lauri) - (21) 2303-1558	7.000.000	2.900	2.900	Offer	2.990.162	1	2	3	3	2
EY4735_1	Galpão	Avenida das Palmeiras	Jardim Primavera	DUQUE DE CAXIAS	RJ	Ronisson - (21) 98736-6806	10.000.000	10.200	750	Offer	8.348.701	2	2	2	3	2
EY4735_2	Galpão	Avenida São Vicente	Vila São Luiz	DUQUE DE CAXIAS	RJ	Ronisson - (21) 98736-6806	3.000.000	6.700	200	Offer	2.526.320	2	2	2	4	2
EY4735_3	Terreno	Estrada Rio Mage	Jardim Primavera	DUQUE DE CAXIAS	RJ	Ronisson - (21) 98736-6806	750.000	2.540	-	Offer	675.000	2	2	3	2	3
EY4735_4	Terreno	Rua Aracaju	Vila Maria Helena	DUQUE DE CAXIAS	RJ	Sergio Castro (Angela) - (21) 2303-1558	340.000	6.800	-	Offer	306.000	2	2	3	4	3
EY4735_5	Terreno	Rua Primavera	Vila Maria Helena	DUQUE DE CAXIAS	RJ	Sergio Castro (Angela) - (21) 2303-1558	1.000.000	13.055	-	Offer	900.000	2	2	3	4	3
EY4736_1	Terreno	Rua Capitulina Sereno da Silva	Amendoeira	ITAGUAÍ	RJ	Rgilnaldo - (21) 7769-1438	30.000	360	-	Offer	27.000	3	2	3	4	3
EY4736_2	Terreno	Rua Norma Okasaki Inoue	Santa Cândida	ITAGUAÍ	RJ	Oberg - (21) 2687-0466	100.000	150	-	Offer	90.000	3	2	3	2	1
EY4736_3	Terreno	Rua Odilon Penolon Fialho	Brisa Mar	ITAGUAÍ	RJ	Paulo - (21) 96762-2850	550.000	300	-	Offer	495.000	3	2	2	3	1
EY4736_4	Terreno	Avenida Beira-Mar	Coroa Grande	ITAGUAÍ	RJ	Junior - (21) 2688-8654	250.000	536	-	Offer	225.000	3	2	3	3	1
EY4736_5	Terreno	Rua Reverendo Otávio Luis Vieira	Centro	ITAGUAÍ	RJ	Junior - (21) 2688-8654	700.000	399	-	Offer	630.000	3	2	1	2	1
EY4736_6	Terreno	Rua José Acir Medeiros	Santa Cândida	ITAGUAÍ	RJ	Oberg - (21) 2687-0466	250.000	2.500	-	Offer	225.000	3	2	3	4	2
EY4736_7	Terreno	Rua Resedá	Parque Primavera	ITAGUAÍ	RJ	Erica - (21) 97008-2515	30.000	360	-	Offer	27.000	3	2	3	5	2
EY4736_8	Terreno	Rua Rio Grande do Sul	Amendoeira	ITAGUAÍ	RJ	Rgilnaldo - (21) 7769-1438	30.000	300	-	Offer	27.000	3	2	3	4	2
EY4741_1	Terreno	Rua das Coniferas	Itaipava	PETRÓPOLIS	RJ	Judith - (24) 2245-2295	198.000	1.437	-	Offer	178.200	3	2	3	3	4
EY4741_2	Terreno	Rua Visconde de Taunay	Correas	PETRÓPOLIS	RJ	SBX - (24) 99224-6787	350.000	840	-	Offer	315.000	3	2	2	3	3
EY4741_3	Terreno	Estrada União e Industria	Nogueira	PETRÓPOLIS	RJ	Planar - (24) 2222-4668	300.000	1.502	-	Offer	270.000	3	2	2	3	3
EY4741_4	Casa	Estrada Fazenda Inglesa	Mosela	PETRÓPOLIS	RJ	BSB - (24) 2242-5586	400.000	2.973	78	Offer	323.137	3	2	3	4	5
EY0051_2	Terreno	Rua São Paulo	Quintadinha	PETRÓPOLIS	RJ	Eduardo - (21) 2553-5342	249.000	1.560	-	Offer	224.100	2	2	2	5	4
EY4742_1	Terreno	Parque Ipiranga II	Parque Ipiranga	RESENDE	RJ	Valdinéa - (24) 3355-2229	170.000	357	-	Offer	153.000	3	2	3	2	4
EY4742_2	Terreno	Parque Ipiranga II	Parque Ipiranga	RESENDE	RJ	Deziré - (24) 3355-3132	145.000	450	-	Offer	130.500	3	2	3	2	4
EY4742_3	Terreno	Parque Ipiranga II	Parque Ipiranga	RESENDE	RJ	Deziré - (24) 3355-3132	130.000	497	-	Offer	117.000	3	2	3	2	4
EY4742_4	Terreno	Rua Silvio Mageste da Silva	Morada Colina	RESENDE	RJ	Isabela - (24) 97401-1471	180.000	330	-	Offer	162.000	3	2	3	2	2
EY4742_5	Terreno	Rua Doutor Manoel Ferraz	Mirante das Agulhas	RESENDE	RJ	Sergio - (24) 99218-4973	130.000	188	-	Offer	117.000	3	2	3	2	3
EY4745_1	Casa	Rua Cardeal Sebastiao Leme	Laranjal	SÃO GONÇALO	RJ	Zacar - (21) 2712-1732	450.000	796	150	Offer	159.367	2	2	2	3	2
EY4745_2	Casa	Rua Padre Alberto Seixas	Laranjal	SÃO GONÇALO	RJ	Tavares - (21) 2716-9300	450.000	600	142	Offer	172.468	2	2	2	3	2
EY4745_3	Terreno	Rua Gonçalo Sampaio	Jardim Catarina	SÃO GONÇALO	RJ	Marcio - (21) 2645-6929	100.000	555	-	Offer	90.000	2	2	2	4	2
EY4745_4	Terreno	Estrada Raul Veiga	Raul Veiga	SÃO GONÇALO	RJ	Lemos - (21) 2603-7000	3.300.000	429	-	Offer	2.970.000	2	2	2	2	2
EY4745_5	Terreno	Rua Benjamin Constant	Neves	SÃO GONÇALO	RJ	Hugo - (21) 3858-2011	850.000	1.800	-	Offer	765.000	2	2	2	3	3
EY4804_1	Casa	Rua Doutor Berardo	Madalena	RECIFE	PE	Fabiola - (81) 9725-7293	450.000	270	270	Offer	334.887	1	4	2	2	2
EY4804_2	Casa	Rua Ricardo Salazar	Madalena	RECIFE	PE	Fabiola - (81) 9725-7293	980.000	455	300	Offer	648.291	1	4	2	2	2
EY4804_3	Casa	Rua Doutor José Marcelino	Madalena	RECIFE	PE	Marco - (81) 3037-6633	2.000.000	363	363	Offer	1.481.710	1	4	2	2	2
EY4804_4	Casa	Rua José Higino	Madalena	RECIFE	PE	Fabiola - (81) 9725-7293	1.000.000	430	430	Offer	648.642	1	4	2	2	2
EY4804_5	Casa	Rua Estácio de Sá	Madalena	RECIFE	PE	Rocha - (81) 3212-1040	1.050.000	360	240	Offer	734.560	1	4	2	2	2
EY4841_1	Casa	Rua Paissandu	Flamengo	RIO DE JANEIRO	RJ	Privilegio - (21) 2051-9002	8.000.000	1.000	1.000	Offer	6.654.150	1	2	2	3	2
EY4841_2	Casa	Rua Paissandu	Flamengo	RIO DE JANEIRO	RJ	Novo - (21) 2557-7330	1.690.000	400	400	Offer	1.275.249	1	2	2	3	2
EY4841_3	Casa	Rua Silveira Martins	Flamengo	RIO DE JANEIRO	RJ	Nova - (21) 3559-6700	2.500.000	222	222	Offer	2.128.821	1	2	2	2	2
EY4841_4	Terreno	Rua Couto Fernandes	Laranjeiras	RIO DE JANEIRO	RJ	Erika - (21) 2187-4300	1.200.000	465	-	Offer	1.080.000	1	2	2	3	3
EY4841_5	Terreno	Rua Ribeiro de Almeida	Laranjeiras	RIO DE JANEIRO	RJ	Nova - (21) 2665-7027	2.900.000	15.000	-	Offer	2.610.000	1	2	2	5	5

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A. Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker Information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code				
												City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY4848_1	Terreno	Rua Cardoso de Morais	Ramos	RIO DE JANEIRO	RJ	Santosyn - (21) 2280-8677	480.000	240	-	Offer	432.000	1	2	3	2	2
EY4848_3	Casa	Rua Doutor Miguel Vieira Ferreira	Ramos	RIO DE JANEIRO	RJ	Patrimonio - (21) 2303-1214	520.000	400	120	Offer	369.747	1	2	3	3	2
EY4848_4	Casa	Rua Doutor Miguel Vieira Ferreira	Ramos	RIO DE JANEIRO	RJ	BM3 - (21) 3868-3850	550.000	194	194	Offer	336.158	1	2	3	3	1
EY4848_5	Casa	Rua Pecanha Povoas	Ramos	RIO DE JANEIRO	RJ	Vila Rio - (21) 2303-1640	750.000	600	150	Offer	593.122	1	2	3	3	2
EY0006_19	Casa	Rua Santa Clara	Copacabana	RIO DE JANEIRO	RJ	Jtavares (Douglas) - (21) 3179-5152	4.300.000	276	276	Offer	3.615.648	1	2	2	2	3
EY0006_20	Casa	Rua Saint Roman	Copacabana	RIO DE JANEIRO	RJ	Avaliação - (21) 2523-7895	4.500.000	300	300	Offer	3.773.530	1	2	2	2	4
EY0006_21	Casa	Rua Dias da Rocha	Copacabana	RIO DE JANEIRO	RJ	Jtavares (Douglas) - (21) 3179-5152	2.300.000	186	186	Offer	1.898.589	1	2	2	2	2
EY4870_1	Terreno	Rua Dr. Raul Moreira	Cristal	PORTO ALEGRE	RS	Dimóvel - (51) 3311-1122	1.000.000	968	-	Offer	900.000	1	3	2	3	3
EY4870_10	Terreno	Rua Athos Lopes Maisonnave	Alto Petropolis	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	1.920.000	1.629	-	Offer	1.728.000	1	3	2	3	3
EY4870_11	Terreno	Rua Leonel Vargas	Alto Petropolis	PORTO ALEGRE	RS	Hanoff - (51) 3079-7011	267.000	355	-	Offer	240.300	1	3	2	3	2
EY4870_12	Casa	Rua Rincao	Ipanema	PORTO ALEGRE	RS	Freire - (51) 3396-4488	480.000	527	172	Offer	340.983	1	3	2	3	2
EY4870_13	Terreno	Rua Leme	Ipanema	PORTO ALEGRE	RS	Ducati - (51) 3062-5555	450.000	567	-	Offer	405.000	1	3	2	3	1
EY4870_14	Terreno	Rua David Francisco Mauricio	Ipanema	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	1.180.000	1.945	-	Offer	1.062.000	1	3	2	3	4
EY4870_15	Terreno	Rua Eugenio Rubbo	Anchieta	PORTO ALEGRE	RS	Mafler - (51) 3024-9000	2.350.000	2.797	-	Offer	2.115.000	1	3	3	2	3
EY4870_16	Terreno	Avenidas das Industrias	Anchieta	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	4.250.000	2.810	-	Offer	3.825.000	1	3	3	2	1
EY4870_2	Galpão	Rua Martins de Lima	São José	PORTO ALEGRE	RS	Attive (Anderson) - (51) 2111-9999	1.590.000	1.980	1.200	Offer	899.424	1	3	2	4	3
EY4870_3	Terreno	Avenida Itaqui	Petropolis	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	1.990.000	522	-	Offer	1.791.000	1	3	2	2	2
EY4870_4	Terreno	Rua Dona Margarida	Navegantes	PORTO ALEGRE	RS	Nobilitare - (51) 2112-3555	1.500.000	852	-	Offer	1.350.000	1	3	3	1	2
EY4870_5	Terreno	Rua Frei Henrique Golland Trindade	Boa Vista	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	2.320.000	687	-	Offer	2.088.000	1	3	2	2	2
EY4870_7	Casa	Avenida Antônio de Carvalho	Partenon	PORTO ALEGRE	RS	Sperinder - (51) 3208-4035	700.000	360	109	Offer	572.320	1	3	2	3	4
EY4870_8	Terreno	Rua Frei Germano	Partenon	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	750.000	300	-	Offer	675.000	1	3	2	2	2
EY4870_9	Casa	Rua Padre Todesco	Partenon	PORTO ALEGRE	RS	Foxter - (51) 3083-7777	500.000	360	360	Offer	259.498	1	3	2	3	2
EY4891_1	Terreno	Avenida Domingos de Almeida	Areal	PELOTAS	RS	Fuhro - (53) 3025-8531	270.000	403	-	Offer	243.000	3	3	2	3	1
EY4891_2	Terreno	Rua Doutor Albuquerque Barros	Central	PELOTAS	RS	Requinte - (53) 3225-4499	160.000	720	-	Offer	144.000	3	3	2	3	1
EY4891_3	Terreno	Rua Bagé	Laranjal	PELOTAS	RS	Fuhro - (53) 3025-8531	250.000	450	-	Offer	225.000	3	3	2	3	1
EY4891_4	Terreno	Rua Silva Paes	Tres Vendas	PELOTAS	RS	Requinte - (53) 3225-4499	150.000	300	-	Offer	135.000	3	3	2	3	1
EY4891_5	Terreno	Rua São Gabriel	Laranjal	PELOTAS	RS	Fuhro - (53) 3025-8531	160.000	300	-	Offer	144.000	3	3	2	3	1
EY4908_1	Terreno	Rua Bartolomeu Gusmão	Rosário	SANTA MARIA	RS	Gustavo - (55) 3027-2121	400.000	572	572	Offer	61.245	3	3	2	4	3
EY4908_2	Terreno	Rua Maximiano	Passo D'areia	SANTA MARIA	RS	Soma - (55) 9925-6410	160.000	308	-	Offer	144.000	3	3	2	3	2
EY4908_3	Terreno	Avenida João Machado Soares	Camobi	SANTA MARIA	RS	Gustavo - (55) 3027-2121	230.000	885	-	Offer	207.000	3	3	2	3	3
EY4908_4	Casa	Rua Agne	Itarare	SANTA MARIA	RS	Nova Era - (55) - 3222-1755	200.000	530	350	Offer	58.130	3	3	2	4	3
EY4908_5	Terreno	Rua José Mauricio	Camobi	SANTA MARIA	RS	Nova Era - (55) - 3222-1755	235.000	450	-	Offer	211.500	3	3	2	3	2
EY0001_1	Terreno	Rua Augusto Presgrave	Tijuca	RIO DE JANEIRO	RJ	Adalberto - (21) 97044-7829	3.450.000	1.015	-	Offer	3.105.000	1	2	2	3	1
EY0001_2	Terreno	Rua Borda do Mato	Grajaú	RIO DE JANEIRO	RJ	(21) 2437-8501/ 3258-1929	850.000	250	-	Offer	765.000	1	2	2	3	1
EY0001_3	Terreno	Rua José do Patrocinio	Grajaú	RIO DE JANEIRO	RJ	Eduardo - (21) 2568-8283/ 2567-1980	1.550.000	420	-	Offer	1.395.000	1	2	2	3	1
EY0001_4	Terreno	Rua General Espirito Santo Cardoso	Tijuca	RIO DE JANEIRO	RJ	(21) 3559-6700	5.600.000	790	-	Offer	5.040.000	1	2	2	3	1
EY0001_5	Galpão	Rua Barão de Mesquita	Tijuca	RIO DE JANEIRO	RJ	(21) 2112-1500	2.500.000	350	350	Offer	2.221.053	1	2	2	3	1
EY0001_6	Casa	Rua General Canabarro	Maracanã	RIO DE JANEIRO	RJ	Carlos - (21) 3559-6700	1.400.000	234	100	Offer	1.244.522	1	2	2	3	1
EY0001_7	Terreno	Rua Pinto Guedes	Tijuca	RIO DE JANEIRO	RJ	Carlos - (21) 3559-6700	5.600.000	790	-	Offer	5.040.000	1	2	2	3	1
EY0016_2	Terreno	Travessa Francisco Caldeira Castelo Branco, 934	São Brás	BELÉM	PA	(91) 3355-3236/ 98213-6173	2.500.000	1.200	-	Offer	2.250.000	1	4	2	2	1
EY0016_3	Terreno	Tv Dr Eneas Pinheiro	Marco	BELÉM	PA	Helen - (91) 3085-6069	2.500.000	1.115	-	Offer	2.250.000	1	4	2	3	2
EY0016_4	Casa	Tv. Angustura	Marco	BELÉM	PA	Wallace - (91) 98409-8535/ 98438-9661	550.000	336	100	Offer	493.749	1	4	2	2	1
EY0017_1	Terreno	Rua Mário Calderaro	Engenho de Dentro	RIO DE JANEIRO	RJ	(21) 3495-7888	1.400.000	1.050	-	Offer	1.260.000	1	2	2	3	1
EY0017_2	Casa	Rua Torres Sobrinho	Meier	RIO DE JANEIRO	RJ	Antônio - (21) 2494-9032/ 97960-1428	1.300.000	1.000	700	Offer	1.061.657	1	2	2	3	2
EY0017_3	Terreno	Av Amaro Cavalcanti	Engenho de Dentro	RIO DE JANEIRO	RJ	(21) 2303-1558	3.500.000	1.451	-	Offer	3.150.000	1	2	2	3	1
EY0017_4	Terreno	Rua Cirne Maia	Cachambi	RIO DE JANEIRO	RJ	(21) 2523-1673	900.000	700	-	Offer	810.000	1	2	2	3	1
EY0017_5	Galpão	Rua Dr. Leal	Engenho de Dentro	RIO DE JANEIRO	RJ	(21) 2303-1727	2.500.000	1.542	390	Offer	2.184.953	1	2	2	3	2
EY0063_1	Terreno	Rua Teresa Cristina	Centro	FORTALEZA	CE	Valberto - (850 98816-0050	7.500.000	2.632	-	Offer	6.750.000	1	4	1	2	1
EY0063_2	Galpão	Rua General Sampaio, 459	Centro	FORTALEZA	CE	Sales - (85) 3038-8383/ 98727-5590	2.500.000	848	900	Offer	2.005.101	1	4	1	2	1
EY0063_3	Terreno	Rua Costa Barros, 641	Aldeota	FORTALEZA	CE	Paulo - (85) 3055-3100	1.900.000	915	-	Offer	1.710.000	1	4	2	2	1
EY0063_4	Casa	Rua Idelfonso Albano, 2171	Aldeota	FORTALEZA	CE	Monteiro - (85) 4012-8000	2.700.000	1.100	350	Offer	2.196.233	1	4	2	2	1
EY0063_5	Casa	Rua Tenente Benévolo, 707	Centro	FORTALEZA	CE	Nilton - (85) 3011-2341	2.842.000	902	360	Offer	2.399.584	1	4	1	2	1
EY0076_1	Terreno	Rua Costa Barros, 2200	Aldeota	FORTALEZA	CE	Edson - (85) 3133-3133	2.000.000	526	-	Offer	1.800.000	1	4	2	1	1
EY0076_2	Terreno	Rua Coronel Linhares	Aldeota	FORTALEZA	CE	Tereza - (85) 3264-0064	1.200.000	669	-	Offer	1.080.000	1	4	2	3	1
EY0076_4	Terreno	Rua Dr. José Lourenço, 1480	Aldeota	FORTALEZA	CE	Jaqueline - (85) 3466-4343	900.000	396	-	Offer	810.000	1	4	2	2	1
EY0076_5	Terreno	Rua Tiburcio Cavalcante, 1797	Aldeota	FORTALEZA	CE	Pedro Paulo - (85) 3466-4343	2.800.000	1.000	-	Offer	2.520.000	1	4	2	2	1
EY1307_1	Terreno	Rua Nossa Senhora do Rosário	Santarezinho	SANTARÉM	PA	Sidney - (93)98106-5272/ 99108-4801	70.000	80	-	Offer	63.000	3	4	2	3	1
EY1307_3	Terreno	Av. Presidente Vargas	Rodagem	SANTARÉM	PA	João - (93) 3523-0410/ 98803-0087	400.000	804	-	Offer	360.000	3	4	1	4	1
EY0001_9	Terreno	Rua Dona Maria	Vila Isabel	RIO DE JANEIRO	RJ	(21) 2694-2655	550.000	550	-	Offer	495.000	1	2	2	4	2
EY4726_2	Terreno	Rua Araquaia	Freguesia	RIO DE JANEIRO	RJ	(21) 2516-3436	2.500.000	1.500	-	Offer	2.250.000	1	2	2	3	2
EY4726_3	Terreno	Rua Joaquim Pinheiro	Freguesia	RIO DE JANEIRO	RJ	(21) 3312-6500	1.800.000	900	-	Offer	1.620.000	1	2	2	3	2
EY4726_4	Terreno	Estrada Pau Ferro	Pechincha	RIO DE JANEIRO	RJ	(21) 3326-1001	3.200.000	1.200	-	Offer	2.880.000	1	2	2	3	2
EY4726_5	Terreno	Rua Joaquim Tourinho, 294	Pechincha	RIO DE JANEIRO	RJ	(21) 3283-3338	450.000	570	-	Offer	405.000	1	2	2	4	2
EY4726_6	Terreno	Rua Monsenhor Marques	Pechincha	RIO DE JANEIRO	RJ	(21) 2303-1738	5.200.000	2.271	-	Offer	4.680.000	1	2	2	3	2
EY4728_7	Terreno	Rua Capitão Menezes	Praça Seca	RIO DE JANEIRO	RJ	(21) 2112-1500	7.000.000	1.936	-	Offer	6.300.000	1	2	2	3	2
EY0001_8	Terreno	Rua Conde de Bonfim	Tijuca	RIO DE JANEIRO	RJ	(21) 2569-0138	2.550.000	703	-	Offer	2.295.000	1	2	2	3	2
EY0017_6	Terreno	Rua Araújo Leitão	Engenho Novo	RIO DE JANEIRO	RJ	(21) 4042-1502/ 96480-0157	4.300.000	4.300	-	Offer	3.870.000	1	2	2	4	2
EY0017_7	Terreno	Rua Cachambi	Cachambi	RIO DE JANEIRO	RJ	(21) 3907-7777	550.000	267	-	Offer	495.000	1	2	2	3	1
EY0017_8	Terreno	Rua Capitão Jesus	Cachambi	RIO DE JANEIRO	RJ	(21) 3907-7777	640.000	363	-	Offer	576.000	1	2	2	3	1
EY0001_10	Casa	Rua General Canabarro	Maracanã	RIO DE JANEIRO	RJ	Carlos - (21) 3559-6700	1.400.000	234	100	Offer	1.178.122	1	2	2	3	1
EY0001_11	Casa	Avenida Maracanã	Maracanã	RIO DE JANEIRO	RJ	MHS - (21) 98199-0502	2.700.000	384	170	Offer	2.383.603	1	2	2	2	2
EY0018_1	Terreno	Rua Pres. Backer	Icaraí	NITERÓI	RJ	(21) 2717-4363	2.500.000	400	-	Offer	2.250.000	2	2	2	1	1
EY0018_2	Terreno	Rua José Vergueiro da Cruz	Icaraí	NITERÓI	RJ	(21) 2616-2122/ 98804-2616	220.000	500	-	Offer	198.000	2	2	2	5	5
EY0018_3	Casa	Rua Tenente Mesquita	Icaraí	NITERÓI	RJ	(21) 2616-2122/ 98804-2616	8.900.000	875	200	Offer	7.866.330	2	2	2	1	1
EY0018_4	Terreno	Travessa Antônio Pedro	Icaraí	NITERÓI	RJ	(21) 3628-5519	1.600.000	231	-	Offer	1.440.000	2	2	2	1	1
EY0018_5	Terreno	Rua Presidente Backer	Icaraí	NITERÓI	RJ	(21) 2719-0169	1.200.000	147	-	Offer	1.080.000	2	2	2	1	2
EY4838_2	Terreno	Rua Quinze de Novembro	Centro	NITERÓI	RJ	(21) 2611-7900	380.000	314	-	Offer	342.000	2	2	1	3	4
EY4838_3	Casa	Rua Barão do Amazonas	Centro	NITERÓI	RJ	(85) 98684-5471/ 99694-4914	10.000.000	1.250	440	Offer	8.684.243	2	2	1	1	1
EY4728_8	Terreno	Rua Tenente Moacir dos Santos Lima	Vila Valqueire	RIO DE JANEIRO	RJ	AG - (21) 2435-1646	360.000	360	-	Offer	324.000	1	2	2	4	3
EY4728_9	Terreno	Rua Emilio Maurell Neto	Vila Valqueire	RIO DE JANEIRO	RJ	RF - (21) - 2303-1600	799.000	592	-	Offer	719.100	1	2	2	4	4
EY4724_10	Galpão	Estrada Manuel Nogueira de Sá	Realengo	RIO DE JANEIRO	RJ	Mallet - (21) 2303-1812	450.000	470	470	Offer	190.237	1	2	3	3	2
EY0017_11	Terreno	Rua do Amparo	Cascadura	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	2.100.000	2.700	-	Offer	1.890.000	1	2	2	4	3
EY4726_12	Terreno	Rua Araquaia	Freguesia	RIO DE JANEIRO	RJ	Sergio Castro (Angela) - (21) 2303-1558	2.300.000	1.586	-	Offer	2.070.000	1	2	2	3	2
EY4838_6	Terreno	Rua Quinze de Novembro	Centro	NITERÓI	RJ	(21) 2611-7900	1.200.000	280	-	Offer	1.080.000	2	2	1	2	1
EY4838_4	Galpão	Rua Dr. Celestino	Centro	NITERÓI	RJ	Leandro - (21) 3505-0500	5.250.000	4.994	1.000	Offer	4.669.864	2	2	1	4	1
EY4838_5	Prédio comercial	Rua Padre Anchieta	Centro	NITERÓI	RJ	(21) 2716-9300	750.000	430	150	Offer	532.512	2	2	1	4	2
EY0041_1	Terreno	Av. Rui Barbosa, 939/949	Centro	CAMPOS DOS GOYTACAZES	RJ	(21) 3518-9081	5.328.000	7.153	-	Offer	4.795.200	2	2	2	3	1
EY0041_3	Cobertura	Rua Boa morte	Centro	CAMPOS DOS GOYTACAZES	RJ	Neto - (22) 2728-4450/ 99900-1058	3.900.000	651	15	Offer	3.509.380	2	2	1	1	1
EY0041_4	Terreno	Av. Nelson de Souza	Centro	CAMPOS DOS GOYTACAZES	RJ	Neto - (22) 2728-4450/ 99900-1058	6.000.000	3.778	-	Offer	5.400.000	2	2	1	3	2

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

OI S.A.

Appendix 7.1

Valuation of the fixed assets and certain intangibles assets as of June 30th, 2017

Market Approach Method - characteristics of the comparables

Comp ID	Descrição padronizada	Adress	Neighborhood	City	State	Broker Information	Value (BRL)	Land area (m²)	Building area (m²)	Sales/ Offer?	Transaction/ Land Value (BRL)	Allocated Code				
												City Scale	State GPD Scale	Location scale	Vocation scale	Topografy scale
EY0041_5	Terreno	Av Quinze de Novembro	Centro	CAMPOS DOS GOYTACAZES	RJ	Neto - (22) 2726-4450/ 99900-1058	7.500.000	5.000	-	Offer	6.750.000	2	2	2	3	1
EY0193_1	Terreno	Rua Princesa Isabel	Parque do Rosário	CAMPOS DOS GOYTACAZES	RJ	Humberto - (22) 2737-7100/ 99913-1091	380.000	360	-	Offer	342.000	2	2	2	3	2
EY4738_1	Terreno	Rua Dr. Feliciano Benedito da Costa	São Geraldo	NOVA FRIBURGO	RJ	(21) 99799-4221(21) 2642-8321	800.000	16.000	-	Offer	720.000	3	2	3	4	4
EY4738_2	Terreno	Jardim Califórnia	Jardim Califórnia	NOVA FRIBURGO	RJ	Rafael - (22) 2524-9000	120.000	680	-	Offer	108.000	3	2	2	4	3
EY4738_3	Terreno	RJ 148 - KM 18	Duas Barras	NOVA FRIBURGO	RJ	(22) 2665-7027(22) 2674-0648	160.000	81.000	-	Offer	144.000	3	2	3	5	4
EY4738_4	Terreno	Granja Spinelli	Granja Spinelli	NOVA FRIBURGO	RJ	Rafael - (22) 2524-9000	90.000	2.130	-	Offer	81.000	3	2	2	5	2
EY4738_5	Terreno	Cônego	Cônego	NOVA FRIBURGO	RJ	(22) 2764-7289/ 7813-3785	150.000	696	-	Offer	135.000	3	2	2	4	3
EY0051_1	Terreno	Rua Doutor Heitor Achilles	Quitandinha	PETRÓPOLIS	RJ	(22) 99822-1192(22) 2522-5082	260.000	5.743	-	Offer	234.000	2	2	2	5	5
EY0051_3	Terreno	Estrada da Samambaia	Samambaia	PETRÓPOLIS	RJ	(24) 2237-9555	1.260.000	3.600	-	Offer	1.134.000	2	2	2	4	1
EY0051_4	Casa	Estrada Fazenda Inglesa	Mosela	PETRÓPOLIS	RJ	(24) 2242-5586/ 99907-7994	400.000	2.973	78	Offer	333.551	2	2	3	4	5
EY0051_5	Terreno	Estrada da Floresta	Floresta	PETRÓPOLIS	RJ	(24) 2237-9555	140.000	288	-	Offer	126.000	2	2	2	3	4
EY0040_1	Terreno	Rua Dr. Manoel Reis	Vila Meriti	DUQUE DE CAXIAS	RJ	(21) 2671-5150	750.000	1.000	-	Offer	675.000	2	2	2	4	2
EY0040_2	Galpão	Rodovia Washington Luiz	Jardim Gramacho	DUQUE DE CAXIAS	RJ	(21) 2639-1280(21) 7709-6778	5.500.000	3.200	3.200	Offer	2.025.565	2	2	2	4	1
EY0040_3	Galpão	Avenida Pistóia	Jardim Gramacho	DUQUE DE CAXIAS	RJ	(21) 2639-1280(21) 7709-6778	3.200.000	1.600	1.600	Offer	2.346.280	2	2	2	3	1
EY0040_4	Terreno	Rua Loréto	Jardim Gramacho	DUQUE DE CAXIAS	RJ	(21) 2539-9551(21) 98436-1157	144.000	480	-	Offer	129.600	2	2	2	5	1
EY0040_5	Terreno	Rua Correa Dias	Vigário Geral	DUQUE DE CAXIAS	RJ	(21) 3459-5757(21) 3457-9450	55.000	85	-	Offer	49.500	2	2	3	4	2
EY0067_2	Terreno	Av. Coelho da Rocha	Rocha Sobrinho	MESQUITA	RJ	(21) 97618-1558	3.700.000	7.000	-	Offer	3.330.000	2	2	2	4	1
EY0067_4	Terreno	Rodovia Pres. Dutra	Rocha Sobrinho	MESQUITA	RJ	(21) 9735-77112	37.800.000	90.000	-	Offer	34.020.000	2	2	2	4	1
EY0067_5	Terreno	Rua Juliana, 397	Santo Elias	MESQUITA	RJ	(21) 3622-7640(21) 2673-2612	300.000	360	-	Offer	270.000	2	2	2	3	2
EY0449_1	Terreno	Rua da Caixa Dáqua	Bocaina	CONCEIÇÃO DE MACABU	RJ	(22) 2394-6516	50.000	200	-	Offer	45.000	3	2	2	4	4
EY0449_2	Terreno	Rua José Francisco Machado	Bocaina	CONCEIÇÃO DE MACABU	RJ	Fernando - (21) 99129-4320	320.000	1.605	-	Offer	288.000	3	2	2	4	4
EY0449_3	Terreno	Perto do Clube do Bosque	Centro	CONCEIÇÃO DE MACABU	RJ	Vinicius - (22) 99875-8709	70.000	360	-	Offer	63.000	3	2	1	4	2
EY0449_4	Terreno	Estrada São Domingos	Bocaina	CONCEIÇÃO DE MACABU	RJ	Simone - (21) 9724-6543	35.000	400	-	Offer	31.500	3	2	3	4	3
EY0449_5	Terreno	Rua Enne Júnior	Bocaina	CONCEIÇÃO DE MACABU	RJ	(22) 99705-3050(22) 99730-7006	500.000	96.800	70	Offer	442.088	3	2	2	5	4
EY4732_6	Casa	Rua Assis Ribeiro	Centro	BARRA DO PIRAÍ	RJ	Larissa - (24) 2442-9222	120.000	60	60	Offer	54.124	3	2	1	2	1
EY4732_7	Casa	Rua Andrade Pinto (Pátio da Estação Ferroviária)	Centro	BARRA DO PIRAÍ	RJ	Larissa - (24) 2442-9222	180.000	80	80	Offer	90.165	3	2	2	2	1
EY4732_8	Casa	Av. Emani do Amaral Peixoto	Centro	BARRA DO PIRAÍ	RJ	(21) 2533-6341/ (24) 2444-2689	1.600.000	360	330	Offer	831.767	3	2	1	1	1
EY4732_9	Casa	Rua Dr. Morais Barbosa, 212	Centro	BARRA DO PIRAÍ	RJ	Larissa - (24) 2442-9222	2.000.000	383	300	Offer	1.293.139	3	2	1	1	1
EY4732_10	Terreno	Rua Cap Firmino Campos	Centro	BARRA DO PIRAÍ	RJ	(21) 2533-6341; (24) 2444-2689	1.500.000	995	-	Offer	1.350.000	3	2	1	2	1
EY4744_1	Terreno	Rua do Batelos	Praia de Santa Clara	SÃO FRANCISCO DE ITABAPOAI	RJ	(31) 3462-7387	600.000	900	-	Offer	540.000	3	2	2	2	1
EY4744_2	Terreno	Rua Frei Caneca	Praia de Santa Clara	SÃO FRANCISCO DE ITABAPOAI	RJ	(22) 99907-5210	25.000	450	-	Offer	22.500	3	2	3	5	1
EY4744_3	Terreno	Rodovia Simão Mansur	Centro	SÃO FRANCISCO DE ITABAPOAI	RJ	(22) 99972-9007	240.000	2.000	-	Offer	216.000	3	2	2	4	2
EY4744_4	Casa	Rua Maximiliano Afonso de Andrade, 117	Gargaú	SÃO FRANCISCO DE ITABAPOAI	RJ	(21) 2586-6950	380.000	1.599	112	Offer	219.730	3	2	2	3	1
EY4744_5	Terreno	Rua Alvorada	Centro	SÃO FRANCISCO DE ITABAPOAI	RJ	(22) 3068-0136/ 9897-4111	35.000	720	-	Offer	31.500	3	2	3	5	1
EY0016_1	Terreno	Passagem Pio X, próximo a João Paulo II.	Marco	BELÉM	PA	(91) 98941-1080/ 98806-1188	120.000	150	70	Offer	81.728	1	4	2	4	2
EY0016_5	Terreno	Av. Dr. Freitas	Marco	BELÉM	PA	(91) 3344-4444/ 3344-4433	600.000	546	-	Offer	540.000	1	4	2	3	1
EY0834_1	Terreno	Rua Evilásio Mendonça - Quadra 12 - Lote 04	Green Valley	RIO BONITO	RJ	(21) 2734-1272 / 97226-2117	170.000	360	-	Offer	153.000	3	2	2	3	2
EY0834_2	Terreno	Rua Augusto José Correa, 383	Bela Vista	RIO BONITO	RJ	(21) 98169-0277 / 99315-0365/ 2734-2518/ 2734-3876	450.000	587	-	Offer	405.000	3	2	2	3	1
EY0834_3	Terreno	Av. Manoel Duarte	Bela Vista	RIO BONITO	RJ	(021) 2734-1272 / (021) 97226-2117	990.000	1.429	-	Offer	891.000	3	2	2	2	1
EY0834_4	Terreno	Rua Evilásio Mendonça	Green Valley	RIO BONITO	RJ	(22) 99822-1192(22) 2522-5082	400.000	619	-	Offer	360.000	3	2	2	3	2
EY0834_5	Terreno	Rua Donato Lederman	Green Valley	RIO BONITO	RJ	(21) 2717-9000	220.000	850	-	Offer	198.000	3	2	2	3	2
EY4822_1	Terreno	Rodovia Augusto Meira Filho	Pau Darco	SANTA BÁRBARA DO PARÁ	PA	(91) 4103-0577	15.000	250	-	Offer	13.500	3	4	2	4	2
EY4816_1	Terreno	Rua Estrela Daiva	Vila Eduardo/ São José	PETROLINA	PE	(87) 3862-1010/ (74) 3611-7424	480.000	536	-	Offer	432.000	2	4	2	3	1
EY4816_3	Terreno	Av. Coronel Antônio Honorato	COHAB	PETROLINA	PE	(87) 9922-7239	5.000.000	2.475	-	Offer	4.500.000	2	4	2	2	1
EY4816_5	Galpão	Av. Mário Rodrigues Coelho	Distrito Industrial	PETROLINA	PE	(87) 3864-4188	900.000	3.795	2.500	Offer	272.285	2	4	3	4	1
EY4815_3	Casa	Rua Petronilo Parisio	Centro	PALMARES	PE	(81) 3039-6666/ 99986-7033	950.000	1.338	900	Offer	498.872	3	4	2	3	1
EY4815_4	Casa	Rua Ascenso Ferreira (rua do ACP)	São Sebastião	PALMARES	PE	(11) 98772-7288	180.000	230	230	Offer	44.100	3	4	2	4	1
EY4815_5	Casa	Rua N	Nilton Carneiro	PALMARES	PE	Cícera - (81) 99965-7699	55.000	75	75	Offer	11.054	3	4	2	4	1
EY1307_2	Terreno	Rua Júlio Machado	Maracanã	SANTARÉM	PA	(93) 3523-2939	250.000	2.700	-	Offer	225.000	3	4	3	4	2
EY1307_4	Casa	Av. Costa e Silva	Mararú	SANTARÉM	PA	Coimba Imobiliária (93) 3523 2939	95.000	2.502	50	Offer	80.152	3	4	3	5	2
EY0193_2	Casa	Rua Visconde do Itaburai	Parque do Rosário	CAMPOS DOS GOYTACAZES	RJ	Gabriel - (22) 2737-5000	2.100.000	700	700	Offer	934.762	2	2	2	3	1
EY0193_3	Casa	Av. Dr. Arthur Bernardes	Parque do Rosário	CAMPOS DOS GOYTACAZES	RJ	Aline - (22) 3025-6228	750.000	360	360	Offer	183.735	2	2	2	4	1
EY0193_4	Casa	Rua Doutor Beba, 136	Parque do Rosário	CAMPOS DOS GOYTACAZES	RJ	(22) 2737-7100	720.000	300	300	Offer	238.612	2	2	2	4	1
EY0193_5	Casa	Rua Silva Tavares	Parque do Rosário	CAMPOS DOS GOYTACAZES	RJ	(22) 2726-8000	650.000	373	373	Offer	75.995	2	2	2	5	1
EY0035_1	Galpao	Rua V, 900	Centro Comercial	ITABUNA	BA	Tixuz Imoveis - (21) 3518-9081	3.193.470	17.220	2.910	Offer	1.643.481	3	4	3	4	2
EY0035_2	Terreno	Av. Ibicaraí, proximo ao numero 16	Nova Ferradas	ITABUNA	BA	Luciano Dorea - (73) 9881-11217	1.100.000	11.000	200	Offer	853.845	3	4	3	3	3
EY0035_3	Terreno	Rodovia de Acesso para Itabuna, 5730	Nova Ferradas	ITABUNA	BA	Proprietario - (73) 9910-24996	1.500.000	5.000	-	Offer	1.350.000	3	4	2	3	3
EY0035_4	Terreno	Rua B, proximo ao numero 1000	Centro Comercial	ITABUNA	BA	Nilton Borges - (73) 3212-4358	1.200.000	11.400	-	Offer	1.080.000	3	4	3	4	3
EY0035_5	Terreno	Rua das Roseiras	Sival Palmeira	ITABUNA	BA	Nilton Borges - (73) 3212-4358	1.800.000	10.000	-	Offer	1.620.000	3	4	3	4	2
EY0113_1	Casa	Rua Teixeira de Freitas, proximo ao numero 250	Santo Antônio	BELO HORIZONTE	MG	BH Total Imob - (31) 3110-3131	1.300.000	330	330	Offer	891.901	1	3	2	3	1
EY0113_2	Casa	Rua Leopoldina, 871	Santo Antônio	BELO HORIZONTE	MG	Anuar Donato Imobiliária - (31) 3280-8030	1.180.000	440	400	Offer	1.062.000	1	3	2	3	1
EY0113_3	Terreno	R. Des. Mello Júnior, 2	São Bento	BELO HORIZONTE	MG	Anuar Donato Imobiliária - (31) 3280-8030	800.000	610	-	Offer	720.000	1	3	2	4	1
EY0113_4	Terreno	R. Prof. Júlio Bueno, 64	São Bento	BELO HORIZONTE	MG	Salão Imobiliário Unid Pampulha - (31) 3455-0669	800.000	444	-	Offer	720.000	1	3	2	4	1
EY0113_5	Terreno	Rua Cônsul Robert Lew, proximo ao numero 340	São Bento	BELO HORIZONTE	MG	Allanza Imoveis - (31) 3309-2922	580.000	450	-	Offer	522.000	1	3	2	4	4
EY0170_1	Terreno	Avenida Frei Félix de Pacauba, 5158	Novo Horizonte	FEIRA DE SANTANA	BA	Lopes Miranda - (75) 3603-0066	2.100.000	30.000	-	Offer	1.890.000	2	4	3	4	1
EY0170_2	Terreno	Lauro de Freitas, 651	Novo Horizonte	FEIRA DE SANTANA	BA	Ewalton Pereira Filho - (71) 98830-4208	650.000	7.233	-	Offer	585.000	2	4	3	4	1
EY0170_3	Terreno	Rua Miami, 250	Santa Monica	FEIRA DE SANTANA	BA	Lopes Miranda - (75) 3603-0066	2.000.000	2.582	-	Offer	1.800.000	2	4	2	4	1
EY0170_4	Terreno	Rua Olney Alberto São Paulo Limoeiro, 327	Limoeiro	FEIRA DE SANTANA	BA	Feira Imob - (75) 9114-0600	3.000.000	36.407	-	Offer	2.700.000	2	4	3	4	1
EY0170_5	Terreno	Av. Artêmia Pires Freitas, 14	Santo Antonio dos Prazeres	FEIRA DE SANTANA	BA	Feira Imob - (75) 9114-0600	520.000	840	-	Offer	468.000	2	4	2	3	1
EY0170_6	Terreno	Rua Porto Planaltina	Novo Horizonte	FEIRA DE SANTANA	BA	VIP Imobiliaria - (75) 3011-8989	185.000	2.240	-	Offer	166.500	2	4	3	4	1
EY0303_1	Casa	Rua Manoel Vitorino, 100	Catu	ALAGOINHAS	BA	Eduardo Senna - (71) 9912-8253	102.000	70	50	Offer	28.585	3	4	3	3	1
EY0303_2	Casa	Rua Conselheiro Junqueira	Catu	ALAGOINHAS	BA	Camila Costa - (75)3181-7558	260.000	200	300	Offer	234.000	3	4	2	1	1
EY0303_3	Casa	Rua Baixa do Corte, 01	Mangaló	ALAGOINHAS	BA	Camila Costa - (75)3181-7558	120.000	43	39	Offer	108.000	3	4	2	3	1
EY0303_4	Casa	Rua Bahia, 998	Jardim Petrolar	ALAGOINHAS	BA	Camila Costa - (75)3181-7558	200.000	221	122	Offer	18.205	3	4	2	5	1
EY0303_5	Terreno	Rua do Catu, sn	Catu	ALAGOINHAS	BA	Gilson corretor - (75) 3422-7012	45.000	300	-	Offer	40.500	3	4	2	4	1
EY1327_1	Terreno	Estrada PA-275		PARAUAPEBAS	PA	MIYAGI & ASSOCIADOS - (11) 9818-71633	3.490.000	47.000	-	Offer	3.141.000	3	4	3	4	1
EY1327_2	Terreno	Av. Buritis, Proximo a escolinha de futebol do Flamengo	Cidade Jardim	PARAUAPEBAS	PA	Micael Cairo - (09) 4961-196167	63.000	260	-	Offer	56.700	3	4	2	4	1
EY1327_3	Terreno	Rua 32	Nova Carajás	PARAUAPEBAS	PA	Corretor Junior - (15) 9978-57969	65.000	360	-	Offer	58.500	3	4	2	4	1
EY1327_4	Terreno	Próximo ao shopping	Cidade Jardim	PARAUAPEBAS	PA	http://br.tixuz.com/m%C3%B3veis/venda/casa/%C3%81rea-900-m2-	180.000	900	-	Offer	162.000	3	4	2	4	1
EY1327_5	Terreno	Rua E, 777	União	PARAUAPEBAS	PA	Aparecida Batista Souza - Aparecida Batista Souza	220.000	840	-	Offer	198.000	3	4	1	4	1
EY1327_6	Terreno	Rua 64, sn	Cidade Nova	PARAUAPEBAS	PA	Marcos Moliga - (063) 34124317	45.000	360	-	Offer	40.500	3	4	1	5	1
EY1387_1	Terreno	Entrada da via popular (Coordenadas geograficas 9°10'33.4"S 39°03'16.2"W)		MACURURÉ	BA	Naldinho Beira Rio - (75)9999-00511 ou Alison / Jerusa (11) 9991803	35.000	720	-	Offer	31.500	3	4	3	4	1
EY4004_1	Terreno	Coordenadas geograficas aproximadas 7°20'55.6"S 39°01'56.0"W		ABAIARA	CE	Remax - (88) 3119-0101	1.000.000	14.700	-	Offer	900.000	3	4	3	4	1
EY4004_2	Terreno	Coordenadas geograficas aproximadas 7°20'55.6"S 39°01'56.0"W		ABAIARA	CE	Remax - (88) 3119-0101	20.000	210	-	Offer	18.000	3	4	3	4	1
EY4754_1	Terreno	Rua Cap. Aviador Cortelete, 270	Marino Ceolin	BARBACENA	MG	Fabio Ferreira - (32) 99131-3844	220.000	1.000	-	Offer	198.000	3	3	3	4	1
EY4754_2	Casa	Rua Moreira Cezar, Proximo ao numero 70	São José	BARBACENA	MG	C. Brasil - (32) 99964-0476	500.000	700	500	Offer	195.267	3	3	2	3	1
EY4754_3	Terreno	R. Maria José de Miranda, Proximo ao numero 90	São Pedro	BARBACENA	MG	http://br.tixuz.com/m%C3%B3veis/venda/terreno/lote/7750716	130.000	390	-	Offer	117.000	3	3	2	3	3
EY4754_4	Terreno	Coordenadas geograficas aproximadas 21°13'48.2"S 43°47'	Monte Mario	BARBACENA	MG	Marli Gava da Silva - 3051-2268 (fixo)	69.000	360	-	Offer	62.100	3	3	3	5	3
EY4754_5	Terreno	R. Arlindo Camilo Neves, proximo ao numero 350	Eucisa	BARBACENA	MG	http://br.tixuz.com/m%C3%B3veis/venda/terreno/excelente-lote-pre%	80.000	420	-	Offer	72.000	3	3	3	5	2

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

6.              Technical Responsibility Documentation

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group

Free translation from the original Appendix of the Consolidated Judicial Reorganization Plan of Oi Group